As filed with the Securities and Exchange Commission on June 7, 2024.

Registration No. 333-[____________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PISHPOSH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	5960	88-2267409
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

(732) 905-3716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charlie Birnbaum

Chief Executive Officer

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

(732) 905-3716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.	Ross D. Carmel, Esq.
Alla Digilova, Esq.	Jeffrey P. Wofford, Esq.
Haynes and Boone, LLP	Sichenzia Ross Ference Carmel LLP
30 Rockefeller Plaza, 26th Floor	1185 Avenue of the Americas, 31st Floor
New York, New York 10112	New York, New York, 10036
Telephone: (212) 659-7300	Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains disclosure that will cover the initial public offering by PishPosh, Inc. (the “Company”) of 2,168,674 units, each consisting of one share of common stock, par value $0.000001 per share, of the Company and one warrant (an “IPO Warrant”) to purchase one share of Common Stock, exercisable immediately upon issuance for a term of five years following the date of issuance, being registered for sale by the Company through the underwriters named on the cover page of this prospectus. This registration statement additionally contains disclosure that will also cover the offer and potential resale of up to 1,024,000 shares of our Common Stock held by certain of our existing stockholders. See the sections “Selling Stockholders” and “Selling Stockholders – Plan of Distribution” of this prospectus for additional information regarding the Selling Stockholders.

In addition, we are also registering the Representative’s Warrants to be issued to Alexander Capital, L.P., as representative of the underwriters, as compensation in connection with the IPO and the shares of Common Stock issuable upon the exercise of the Representative’s Warrants. See the section “Underwriting” in this prospectus for additional information regarding underwriting compensation.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated June 7, 2024

PRELIMINARY PROSPECTUS

PishPosh, Inc.

2,168,674 Units

Each Consisting of:

One Share of Common Stock

and

One Warrant to Purchase One Share of Common Stock

1,024,000 Shares of Common Stock held by the Selling Stockholders

This is a firm commitment initial public offering (“IPO”) of shares of common stock of PishPosh, Inc. (the “Company”), par value, $0.000001 per share (“Common Stock”). Prior to this offering, there has been no public market for our securities. We are offering 2,168,674 units (“Units”), each consisting of (i) one share of Common Stock (an “IPO Share”) and (ii) one warrant to purchase one share of Common Stock (an “IPO Warrant”), on a firm commitment basis.

Prior to this offering, there has been no public market for our common stock. The initial public offering price is $4.15 per Unit. Each IPO Warrant is exercisable at an exercise price of $4.565 per share (110% of the offering price per Unit) for one share of Common Stock. Each IPO Warrant will be immediately exercisable from the date of issuance and will expire five years after the date of issuance. We refer to the Units, IPO Shares and the IPO Warrants and the Common Stock issued or issuable upon exercise of the IPO Warrants, collectively, as the securities.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The IPO Shares and IPO Warrants are immediately separable and will be issued separately but must be purchased together in this offering. The IPO Warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Certain of our existing stockholders (the “Selling Stockholders”) are offering 1,024,000 shares of Common Stock (the “Selling Stockholder Shares”). The offering of Selling Stockholder Shares by the Selling Stockholders is conditioned on the closing of the Company’s IPO. If the Selling Stockholders choose to sell their Selling Stockholders Shares, we will not receive any of the proceeds from the sale of such securities by the Selling Stockholders. The Selling Stockholders may sell or otherwise dispose of their shares in a number of different ways and at varying prices, but will not sell any Selling Stockholders Shares until after the closing of this IPO. The offering of the Selling Stockholders Shares by the Selling Stockholders will terminate at the earlier of such time as all of the Selling Stockholders Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Selling Stockholders Shares as a result of such shares being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the offering of the Selling Stockholders Shares may extend for a longer period of time than the offering of the Units. The Selling Stockholders Shares will be resold from time to time by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses, if any) relating to the registration of the Selling Stockholders’ shares of Common Stock with the U.S. Securities and Exchange Commission (the “SEC”).

We have applied to have our Common Stock and IPO Warrants to be listed on the Cboe BZX Exchange, Inc. (the “CBOE”) under the symbols “BABY” and “BABY+W,”  respectively, and if our listing application is not approved, we will not be able to consummate this initial public offering and will terminate this initial public offering. There can be no assurance that we will be successful in listing our Common Stock and IPO Warrants on the CBOE; however, we will not complete this offering unless our Common Stock and IPO Warrants are so listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. You should read the section entitled “Risk Factors” beginning on page 16 for a discussion of certain risk factors that you should consider before investing in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements thereto carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses	$	$

(1)	Assumes no exercise of the over-allotment option we have granted to the underwriters, as described below.
(2)	Does not include (i) certain non-accountable expenses reimbursable to the representative of the underwriters and (ii) a management fee equal to 1% of the gross proceeds of this offering, payable to Alexander Capital, L.P., as representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 96 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to Alexander Capital, L.P. (the “Representative” or “Alexander Capital, L.P.”), as representative of the underwriters, warrants (the “Representative’s Warrants”) that will expire on the fifth anniversary of the commencement date of sales in this initial public offering entitling the Representative to purchase 6% of the number of shares of Common Stock sold in this offering (including shares of common stock sold to cover over-allotments, if any). The registration statement of which this prospectus forms a part also covers the Representative’s Warrants and the shares of Common Stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters and compensation to be paid by the Company to the underwriters in connection with this offering, please see “Underwriting” beginning on page 96.

We have granted a 45-day option to the Representative to purchase up to 325,301 shares of our Common Stock at a price of $4.14 per share and/or 325,301 IPO Warrants at a price of $0.01 per IPO Warrant, in all cases less the underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $827,999.70, and the total proceeds to us, before expenses, will be $9,521,996.55.

The underwriters expect to deliver the Units to purchasers on or about [_____], 2024.

Sole Book-Running Manager Alexander Capital, L.P.

The date of this prospectus is [_____], 2024

Through and including [______], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	we have a history of operating losses and may continue to incur losses for the foreseeable future;

●	our ability to continue as a going concern;

●	the impact of damage to or interruption of our information technology systems due to cyber-attacks or other circumstances beyond our control;

●	our ability to successfully implement our growth strategy;

●	failure to achieve growth or manage anticipated growth;

●	our ability to achieve or maintain profitability;

●	the loss of key members of our senior management team;

●	our ability to generate sufficient cash flow to run our operations, service our debt and make necessary capital expenditures;

●	our ability to establish and maintain effective internal control over financial reporting;

●	our limited operating history;

●	our ability to successfully develop additional products and services or successfully commercialize such products and services;

●	competition in our market;

●	our ability to attract new and retain existing customers;

●	our exposure to product liability claims;

●	interruption in our sourcing operations;

●	our or our third-party contract manufacturers and suppliers’ ability to comply with legal and regulatory requirements;

●	our brand reputation;

●	compliance with data privacy rules;

●	our compliance with applicable regulations issued by the U.S. Federal Trade Commission (“FTC”) and other federal, state and local regulatory authorities;

●	risk of our products being recalled for a variety of reasons, including product defects, packaging safety and inadequate or inaccurate labeling disclosure; and

●	the other risks identified in this prospectus including, without limitation, those under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as such factors may updated from time to time in our other filings with the SEC.

We qualify all our forward-looking statements by these cautionary statements.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus or in any free writing prospectus that we have authorized for use in connection with the offering, is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither our Company, any of its officers, directors, agents or representatives, nor the underwriters, make any representation to you about the legality of an investment in our Company’s securities. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Company’s securities.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information contained in the documents referenced under the heading “Where You Can Find Additional Information” in this prospectus.

Presentation of Financial and Other Information

On February 25, 2022, PishPosh, Inc., a Delaware corporation (“PishPosh” or the “Company”), merged with Pish Posh Baby, LLC, a privately held Delaware limited liability company (“Pish Posh Baby”) that was formed on December 15, 2015 (the “Merger”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby and Pish Posh Baby as the accounting acquirer of the Company. As such, unless otherwise stated or the context otherwise requires, the historical business and financial information described in this prospectus prior to consummation of the Merger is that of Pish Posh Baby and, following consummation of the Merger, reflects business and financial information of the Company and Pish Posh Baby as a combined business.

References to the “Company,” “PishPosh,” “we,” “us” and “our” in this prospectus, refer to Pish Posh Baby prior to February 25, 2022, and to the Company and Pish Posh Baby after February 25, 2022.

Trademarks

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, we have not, and the underwriters have not, independently verified such third-party information. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, this data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes thereto included elsewhere in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, references to the “Company,” “PishPosh,” “we,” “us” and “our” refer to PishPosh, Inc.

Company Overview

PishPosh is a rapidly growing online retailer of premium baby products. Based on our experience in the industry, we believe that, since its founding in 2015, PishPosh has established itself as a leading e-commerce platform with an extraordinarily engaged customer base of middle- and upper-class mothers. PishPosh distinguishes itself by offering new and unique brands and products that inspire moms to shop.

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom boutique and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site).

We stock items of which we sell the most quantity in a dedicated warehouse and fulfilment center located in Farmingdale, New Jersey, which we believe improves customer service, shortens the delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We ship via FedEx, UPS and USPS throughout the United States (the lower 48 States) and free shipping on orders over $75. We maintain approximately $2,800,000 of inventory (as of December 31, 2023), consisting mostly of strollers, car seats and highchairs. We stock the majority of our inventory so that we can have 60 – 90 days of inventory available to us depending on the season. We currently employ a total of 16 employees, 9 of which are full-time employees and 7 of which are part-time employees.

The Baby Product Market

The stroller segment has grown at an average year over year rate of 5% from 2015 to 2019. Due to larger spending capacities, in North America non-essential baby items like baby carriers sell best. When it comes to where to shop for baby products, parents traditionally prefer to shop in specialty stores. Consumers like that they can shop for a wide variety of products all in the same category. They also like that they can get after-sale services, installation instructions, and product knowledgeable sales associates. With the increasing popularity of e-commerce sales, the online distribution of baby products is expected to grow at a Compound Annual Growth Rate (“CAGR”) of 12.89% from 2021 to 2028, according to a report by Knowledge Sourcing Intelligence. Since the younger generations are the ones with internet knowledge and the ones who are purchasing these products, they are quickly growing the market. (Bonafide Research & Marketing Pvt. Ltd Dec 2021).

We connect with expectant moms to earn their loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Our Customers and Channels

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with an annual income of $75,000 and more. Currently, our average order is $200 – $300.

We showcase and sell our products through our showroom and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey.

Competition; Competitive Strengths

Competition – There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby and Albee Baby, among others.

Competitive Strength – We compete in our market by having (1) best of breed technology and website interface, (2) long-term relationships with top brands to allow for greater buying power and new product access when its introduced, and (3) excellent customer service built on cultivating relationships with our customers. In addition, our expert representatives are parents who can relate and communicate with our shopping demographic very well.

Our Growth Strategy

Our efforts are directed towards providing a brand that has the best experience for a parent to purchase baby gear needs. Our strategy is to build and assist parents throughout the purchasing process. We build relationships with our sales representatives, who are parents themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced, educated shopping experience. We are focused on building a loyal customer base. We have executed high levels of technology integration, using the best of breed ecommerce technologies. We have seen significant year over year sales growth during the 2021 holiday season after overhauling our website and back-end ecommerce tech to better serve our customers. We also focus on what we believe to be the newest style and fashion in our category. If we are successful in growing our customer base and expanding our product line to new categories, it will bring us to scale faster and allow for better buying and higher margins in the long term. An important addition to our growth strategy includes manufacturing our own products under our brand to grow margin, control inventory, and become the primary destination for parents for all their cutting-edge baby gear product needs.

Corporate Matters and Structure

Corporate History

We were incorporated on December 16, 2021, in the State of Delaware. On February 25, 2022, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby. The Company currently has no subsidiaries.

On November 15, 2021, Pish Posh Baby issued an original issuance discount promissory note in the principal amount of $1,025,000 to Moishe (Michael) Hartstein (the “Hartstein Note”), the director of Investment Banking of Palladium Capital Advisors LLC (now known as Palladium Capital Group, LLC) (“Palladium”), the Company’s private placement agent in the PPB Private Offering (as defined below) and an investor in the Company. The Hartstein Note had a purchase price of $1,000,000, does not bear interest and had the initial maturity date of the earlier of (a) February 31, 2021, and (b) the date on which all amounts under this Note shall become due and payable pursuant to the terms thereof. The Hartstein Note was (i) subsequently amended pursuant to that certain Amendment to the Promissory Note, dated as of April 11, 2024, pursuant to which the payment date of the Hartstein Note was extended to the earlier of June 1, 2024 or the date on which all amounts under the Hartstein Note shall become due and payable in the event of a default, pursuant to the terms described in the Hartstein Note and (ii) further amended pursuant to that certain Amendment to the Promissory Note, dated as of June 3, 2024, pursuant to which the maturity date was further extended to earlier of (a) September 30, 2024, and (b) the date on which all amounts under the Harstein Note become due and payable pursuant the terms thereof.

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,061,687 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes were subject to automatic conversion into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), Series A Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase Common Stock of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following the consummation of the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 24, 2022, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers and issued 900,507 shares of Common Stock to an employee in accordance with the terms of such individual’s employment agreement (the “February 2022 Offering”).

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “4.99% Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase shares of Common Stock of the Company. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the 4.99% Beneficial Ownership Limitation, Series A Preferred Stock, at purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Common Stock purchase warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein (the “Mergeco Warrants”).

On August 23, 2022, the Company issued Dov Kurlander, the former Chief Executive Officer of the Company, a Convertible Promissory Note in the principal amount of $950,000 pursuant to services performed in the prior year (“2022 Kurlander Note”). The 2022 Kurlander Note bears interest at the rate of five percent (5%) per annum. The terms of the 2022 Kurlander Note provided that Mr. Kurlander shall be entitled, at his election, to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the 2022 Kurlander Note into validly issued, fully paid and non-assessable shares of Common Stock at a price equal to an amount that is 110% of the price at which the Company consummates its initial public offering of its Common Stock.

On September 13, 2022, the Company conducted the first closing of a private placement offering of its Common Stock to accredited investors (the “Pre-IPO Offering”). At the first closing of the Pre-IPO Offering, we sold 468,891 shares of Common Stock at a purchase price of $1.08 per share, for which we received total gross consideration of $506,402. On September 22, 2022, the Company conducted the second and final closing of the Pre-IPO offering, at which we sold an additional 69,447 shares of Common Stock for total gross proceeds of $75,003. Between the two closings, we sold 538,338 shares of Common Stock for total gross proceeds of $581,405. In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC (“Boustead”), our placement agent in the Pre-IPO Offering, $46,512 in cash and issued Boustead 5-year warrants to purchase an aggregate of 37,683 shares of Common Stock (the “Placement Agent Warrants”) at an exercise price of $5.00 per share. The Placement Agent Warrants are considered compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering.

On October 19, 2022, the majority of all of the holders of (i) the issued and outstanding shares of Common Stock (the “Common Holders”) and (ii) the issued and outstanding shares of Series A Preferred Stock (the “Preferred Holders”), and all of the Purchasers under the Securities Purchase Agreement (together with the Common Holders and the Preferred Holders, the “Holders”) entered into an Omnibus Waiver, Consent and Exchange Agreement, pursuant to which the Holders agreed to, (1) amend and restate the Company’s Certificate of Incorporation and the Certificate of Designation of its Series A Preferred Stock to, among other things, increase the number of authorized shares of Preferred Stock designated as Series A Preferred Stock and to increase the 4.99% Beneficial Ownership Limitation to 9.99%, (2) terminate all prior lock-up agreements to which the Preferred Holders were a party pertaining to the Company’s equity securities and replace and supersede all prior lock-up agreements to which the Common Holders were a party pertaining to the Company’s equity securities with a new lock-up agreement to be entered into in connection with the underwriting agreement with Boustead (the “Lock-Up Agreements”), (3) permit the Preferred Holders to exchange shares of Common Stock held by the Preferred Holders for shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Preferred Stock”), and (4) forever waive all registration rights granted to the Holders under the Securities Purchase Agreement. Following the exchange of the Preferred Holders’ shares of Common Stock into Exchanged Series A Preferred Stock, the Preferred Holders converted 1,291.085 shares of Series A Preferred Stock back into 1,291,085 shares of Common Stock.

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, in respective principal amounts of $367,500, $52,500 and $157,500 (the “January 2023 OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the January 2023 OID Notes. The January 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The maturity date of the January 2023 OID Notes (i) was subsequently extended to June 1, 2024, by the agreement between parties, and (ii) was further extended, pursuant to those certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and each holder party thereto, to September 30, 2024.

In March and April of 2023, the Company conducted a private offering (the “2023 Bridge Offering”) of up to $1,000,000 of its unsecured promissory notes (“Investor Bridge Notes”) and warrants to purchase up to 1,000,000 shares of Common Stock. Subject to default interest provisions contained therein, the Investor Bridge Notes bear interest at a rate of 6% per annum and initially matured (the “Investor Bridge Notes Maturity Date”) on the earlier of (i) two years from the date of the initial closing of the 2023 Bridge Offering or (ii) a liquidity event (as defined in the Investor Bridge Notes, and includes a firm commitment underwritten initial public offering of the Common Stock).  Each of the Investor Bridge Notes was accompanied by warrants to purchase an equal number of shares of Common Stock, (the “Investor Bridge Warrants”) at an exercise price of $1.00 per share.  At the first closing of the 2023 Bridge Offering, which took place on March 24, 2023, we issued $650,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 650,000 shares of Common Stock. On April 14, 2023, the Company conducted the second and final closing of the 2023 Bridge Offering, at which we issued an additional $100,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 100,000 shares of Common Stock. Following both closings of the 2023 Bridge Offering, the Company received net proceeds of $681,160 after deducting fees. In connection with the 2023 Bridge Offering, we paid Boustead, our placement agent in such offering, $60,000 in cash and issued the placement agent 5-year warrants to purchase 52,000 shares of Common Stock (the “Boustead Bridge Warrants”) at an exercise price of $1.00 per share. The Boustead Bridge Warrants are considered as compensation to Boustead, pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Common Stock pursuant to our initial public offering.

On August 30, 2023, the Company issued a promissory note to Dov Kurlander in the principal amount of $150,000, with interest accruing thereon at a rate of 10% per annum, subject to default interest provisions contained therein, and initial maturity date of February 29, 2024, which was subsequently extended by the agreement of the parties to June 30, 2024 (the “2023 Kurlander Note”).

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000 (collectively, the “August 2023 OID Notes”) to L1 Capital Global Opportunities Master Fund and Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August 2023 OID Notes. The August 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon the occurrence of an event of default. In April 2024, the Company entered into new Promissory Note Extension Agreements with the holders of the August 2023 OID Notes, extending the maturity date of such August 2023 OID Notes until June 30, 2024. The maturity date of August 2023 OID Notes was further extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and each of holders party thereto.

On October 2, 2023, the Company issued a promissory note to Moishe (Michael) Hartstein in the principal amount of $235,000 (the “October 2023 Hartstein Note”). The October 2023 Hartstein Notes (A) did not bear any interest prior, subject to 12% per annum interest rate upon an occurrence of an event of default and (ii) was due and payable on October 5, 2023. The October 2023 Hartstein Note was repaid in full on the maturity date.

In October and November 2023, the Company issued four (4) promissory notes in the aggregate principal amount of $872,000 (the “2023 Inventory Financing Notes”). The proceeds of the 2023 Inventory Financing Notes could be used solely for the purpose of purchasing inventory for sale during the 2023 winter season and the proceeds of any sales of such financed inventory were required to be reserved to pay amounts owed under the 2023 Inventory Financing Notes. Each 2023 Inventory Financing Note bore interest at a rate of 5% per annum, subject to 12% interest rate per annum upon an occurrence of an event of default. The principal and all unpaid interest owed under each 2023 Inventory Financing Note were initially due and payable on the earlier of (i) December 15, 2023, or (ii) three business days after the sale of all the financed inventory. On November 27, 2023, the Company entered into Promissory Note Extension Agreements with each holder of the 2023 Inventory Financing Notes, extending the maturity dates of such 2023 Inventory Financing Note until the earlier of (i) April 1, 2024, (ii) three business days after the sale of all the financed inventory and (iii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The aggregate principal amounts of $722,000 of 2023 Inventory Financing Notes, representing three (3) of the (4) 2023 Inventory Financing Notes, plus any accrued and unpaid interest thereon, was repaid on December 14, 2023. The maturity date of the remaining 2023 Inventory Financing Note with Alpha Capital Anstalt was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and the holder.

On November 15, 2023, the Company issued an unsecured original issue discount promissory note in the principal amount of $236,250 (the “November 2023 OID Note”) to Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $225,000 in connection with the issuance of the November 2023 OID Note. The November 2023 does not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The November 2023 OID Note was initially due and payable on December 15, 2023. On April 11, 2024, the maturity date of the November 2023 OID Note was extended until June 1, 2024, pursuant to a Promissory Note Extension Agreement. On June 3, 2024, the maturity date of the November 2023 OID Note was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, between the Company and Alpha Capital Anstalt.

Information Regarding our Capitalization

As of June 7, 2024, we have 5,467,307 shares of Common Stock issued and outstanding and 1,752.37 shares of Series A Preferred Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, and our telephone number is (732) 905-3716. Our website is available at www.pishposhbaby.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable Securities and Exchange Commission (“SEC”) rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
●

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and
●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Recent Developments

On February 1, 2024, the Company issued the 2024 Inventory Financing Notes to Moishe (Michael) Hartstein and Alpha Capital Anstalt in the principal amounts of $250,000 and $50,000, respectively, the proceeds of which shall be used solely for the purpose of purchasing inventory for sale in 2024 (the “2024 Inventory Financing Notes”). The 2024 Inventory Financing Notes bear interest at an annual rate of 10% per annum and were initially due and payable on May 31, 2024. On June 3, 2023, the maturity date of the 2024 Inventory Financing Notes was extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, between the Company and each of Moishe (Michael) Harstein and Alpha Capital Anstalt.

On April 1, 2024, the Company entered into a Securities Purchase Agreement with Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, pursuant to which the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”) and warrants to purchase up to an aggregate of 8,000,001 shares of Common Stock, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. The April 2024 OID Notes bear no interest, subject to 18% interest rate per annum upon an occurrence of an event of default. The April 2024 OID Notes are due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

On May 14, 2024, the Company also entered into an Amendment and Notice of Conversion of Note with Palladium, pursuant to which that certain Secured Convertible Note, dated March 1, 2022, issued to Palladium, in connection with the Subsequent Closing, in the principal amount of $240,135, was amended to allow for immediate conversion of such Note and which, simultaneously, converted such Note in full in exchange for 278,587 shares of Common Stock.

Summary of Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 16 before deciding to invest in our Common Stock. If any of these risks occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

●	We have a history of operating losses and may continue to incur losses for the foreseeable future;

●	Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern;

●	Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk;

●	If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed;

●	If we are unable to obtain additional funding, we may not be able to grow our business operations;

●	We may be unable to accurately forecast net sales and appropriately plan our expenses in the future;

●	Our business is highly competitive;

●	Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfilment infrastructures, greater technical capabilities, or greater financial, marketing and other resources and larger customer bases than we do;

●	We depend on the continued growth of e-commerce;

●	If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability;

●	We will be dependent on our suppliers and do not have supply agreements with our suppliers;

●	Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings;

●	Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand;

●	Failure to continue to provide our customers with merchandise from vendors will harm our business;

●	Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business;

●	Many of the products we sell to children have safety concerns and may expose us to product liability claims;

●	If we do not successfully optimize and manage our fulfilment processes, our business, financial condition and operating results could be harmed;

●	We do not have an agreement for the use of our current fulfilment facility;

●	Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations;

●	Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition;

●	Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results;

●	If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives;

●	Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business;

●	Other than our Chairman, our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business;

●	We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us;

●	The price of our securities may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors;

●	The initial public offering price of our securities may not be indicative of the value of our assets or the price at which your shares can be resold. The initial public offering price of our securities may not be an indication of our actual value;

●	The IPO Warrants included in the Units are expected to be listed on CBOE separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Common Stock;

●	An IPO Warrant does not entitle the holder to any rights as a common stockholder until the holder exercises such warrant for a share of our Common Stock;

●	Investors in this offering will pay a much higher price than the book value of our common stock and therefore you will incur immediate and substantial dilution of your investment;

●	Because we do not intend to pay any cash dividends on our shares of Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them;

●	There has been no prior market for our securities. An active market may not develop or be sustainable;

●	There is no established trading market for our securities; further, our securities will be subject to potential delisting if we do not maintain compliance with the listing requirements of the CBOE;

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members;

●	We are obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our securities;

●	Existing stockholders may sell significant quantities of Common Stock; and

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

THE OFFERING

Units Offered by us	Up to 2,168,674 Units (or 2,493,975 Units if the underwriters exercise in full their over-allotment option to purchase shares of Common Stock and/or IPO Warrants at the initial public offering price). Each Unit consists of one share of Common Stock (an “IPO Share”) and one warrant to purchase one share of Common Stock (an “IPO Warrant”). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The IPO Shares and the IPO Warrants are immediately separable and will be issued separately in this offering.

Over-Allotment Option	We have granted the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 325,301 shares of our Common Stock and/or 325,301 IPO Warrants from us solely to cover over-allotments, if any.

Initial Public Offering Price	The initial public offering price per Unit will be $4.15.

IPO Warrants Included in Units

Included in the Units are IPO Warrants to purchase an aggregate of 2,168,674 shares of our Common Stock. Each IPO Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable into Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Each IPO Warrant will have an exercise price of $4.565 per share (representing 110% of the public offering price per Unit), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The IPO Warrants will be exercisable on a cashless basis in the event we do not have an effective registration statement under the Securities Act that includes the shares of Common Stock issuable upon exercise of the IPO Warrants.

A holder of an IPO Warrant will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the IPO Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

The registration statement of which this prospectus forms a part also registers the shares of Common Stock issuable upon exercise of the IPO Warrants.

Shares of Common Stock Outstanding prior to this Offering(1)(2)	5,467,307 shares of Common Stock.

Shares of Common Stock to be Outstanding after this Offering(3)	8,891,921 shares of Common Stock (or 9,217,222 shares if the underwriters exercise their option to purchase additional Units in full).

Use of Proceeds

We estimate that the net proceeds from our issuance and sale of 2,168,674 Units in this offering will be approximately $7,965,000 at an initial public offering price of $4.15 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional Shares and/or IPO Warrants in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $9,180,000.

We currently anticipate using the net proceeds from this offering, together with our existing resources, for general corporate purposes, such as working capital, and to repay in full (i) the Hartstein Note, (ii) the January 2023 OID Notes, (iii) the 2023 Kurlander Note, (iv) the August 2023 OID Notes, (v) the 2024 Inventory Financing Notes, and (vii) the April 2024 OID Notes, which will collectively total $2,819,000 in principal and accrued and unpaid interest. See the section titled “Use of Proceeds” for additional information.

Representative’s Warrants	Upon the closing of this offering, we have agreed to issue to Alexander Capital, L.P., as representative of the underwriters (the “Representative”), warrants to purchase up to a total number of shares of Common Stock equal to 6% of the total number of shares of Common Stock sold in this offering at an exercise price equal to 110% of the public offering price of the Common Stock sold in this offering (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the shares of Common Stock issuable upon the exercise thereof. For a more detailed description of the Representative’s Warrant’s and additional information regarding our arrangement with the underwriters and compensation payable by the Company to the underwriters, please see “Underwriting.”

Lock-up agreements	We have agreed with the Representative not for a period of 180 days after this initial public offering (the “Lock-up Period”) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, for a period of (i) six (6) months, with respect to the our officers and directors and (ii) for a period of sixty (60) days, with respect to all other holders of Common Stock (the “Locked Holders”) as of the effective date of the registration statement that this prospectus forms a part (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary lock-up agreements in favor of the Representative pursuant to which such persons and entities shall agree, for the respective lock-up periods, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions. Furthermore, the Locked Holders shall enter into a leak out agreement with the Representative which shall commence at the expiration of their lock up agreements and continue for sixty (60) days thereafter, wherein they shall only be entitled to sell, dispose, transfer, assign, pledge or hypothecate shares of unrestricted Common Stock or enter into any such transaction to such effect, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) (each a "Disposition"), on any day during the term of the leak out agreement, equal to no more than ten percent (10%) of the trading volume of Common Stock as reported by Bloomberg, LP for trading day prior to the Disposition. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Dividend Policy	The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board of Directors (“Board” or “Board of Directors”) and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider in making an investment in our securities, see “Risk Factors” beginning on page 16.

Proposed Listing	We have applied to have our Common Stock and IPO Warrants listed on the CBOE under the symbols “BABY” and “BABY+W,” respectively, which listings are a condition to the consummation of this initial public offering.

(1)	As of June 7, 2024, and consists of 4,939,345 shares of Common Stock outstanding as of March 31, 2024, (ii) 249,375 shares of Common Stock issued upon the cashless exercise of the Palladium Warrant (as defined herein) by Dov Kurlander subsequent to March 31, 2024, and (iii) 278,587 shares of Common Stock issued to Palladium, in connection with the full conversion of the secured convertible note, dated March 1, 2022, issued to Palladium subsequent to March 31, 2024

(2)	Does not include (i) 1,752,371 shares of Common Stock issuable upon conversion of our outstanding Series A Preferred Stock, (ii) 14,282,009 shares of Common Stock issuable upon the exercise of our outstanding warrants, including (a) 37,683 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, (b) 52,500 shares of Common Stock issuable upon the exercise of the Boustead Bridge Warrants, (c) 37,683 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, (d) 750,000 shares of Common Stock to be issued upon exercise of the Investor Bridge Warrants upon the consummation of the IPO, and (e) 249,375 shares of Common Stock issuable upon the cashless exercise of the Palladium Warrant by Palladium, (iii) 256,565 shares of Common Stock issuable upon conversion of the Kurlander Note, and (iv) 350,000 shares of Common Stock reserved for future issuance under the PishPosh, Inc. 2022 Equity Incentive Plan..

(3)	8,891,921 shares of Common Stock consists of (i) 5,467,307 shares of Common Stock outstanding as of June 7, 2024; 2,168,674 shares of Common Stock issued this initial public offering; (ii) 750,000 shares of Common Stock to be issued upon exercise of the Investor Bridge Warrants upon the consummation of the IPO, (iii) 256,565 shares of Common Stock to be issued upon conversion of the 2022 Kurlander Note upon the consummation of the IPO, and (iv) 249,375 shares of Common Stock to be issued upon the cashless exercise of the Palladium Warrant by Palladium upon the consummation of the IPO.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	no exercise by the underwriters of their option to purchase up to 325,301 additional shares of our Common Stock and/or 325,301 IPO Warrants from us to cover over-allotments, if any, and no exercise of the IPO Warrants, Placement Agent Warrants, Representative’s Warrants or Boustead Bridge Warrants

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our securities, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our securities could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to our Business and Industry

We have a history of operating losses and may continue to incur losses for the foreseeable future.

As of March 31, 2024, we had an accumulated deficit of approximately $18.3 million. We have recorded net losses of $1,269,591 and $798,093 for the three months ended March 31, 2024 and 2023, respectively, and net losses of $10,433,275 and $5,141,249 for the years ended December 31, 2023 and 2022, respectively. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to invest to increase our customer base, increase the number and variety of products we offer, expand our marketing channels, expand our operations, hire additional employees, incur the costs of being a public company and develop our technology platform and fulfilment process. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our business and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition, and results of operations will be adversely affected.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by the sale of its equity, there can be no assurances to that effect. These efforts may prove more expensive than we currently anticipate. Some of our efforts to generate net sales from our business are new and unproven, and any failure to increase our net sales or improve our gross margins could prevent us from attaining or increasing profitability. In addition, we expect to invest to fund longer term initiatives, which will likely impact profitability or other operating results. We cannot be certain that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition, and operating results may be materially and adversely affected.

Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern.

In its report dated March 28, 2024, Morison Cogen LLP, our independent registered public accounting firm, expressed substantial doubt about our ability to continue as a going concern as we have suffered recurring losses from operations and have insufficient liquidity to fund our future operations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. Based on our available cash at December 31, 2023, in order to continue to fund our operations, we must raise additional equity or debt capital in the near term and cannot provide any assurance that we will be successful in doing so. If we are unable to obtain additional financing in the near future, we may be required to pursue a reorganization proceeding, including under applicable bankruptcy or insolvency laws. Holders of our Common Stock will likely not receive any value or payments in a restructuring or similar scenario. In the event we pursue bankruptcy protection, we will be subject to the risks and uncertainties associated with such proceedings. There can be no guarantees that if we seek bankruptcy protection, we will emerge from bankruptcy protection as a going concern or that holders of our Common Stock will receive any recovery from any bankruptcy proceedings  .

Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk.

We operate in a rapidly evolving industry that may not develop as expected, if at all. Although we have experienced significant growth in net sales and the number of our active customers, it may be difficult to assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to, among other things: acquire new customers who purchase products from us at the same rate and of the same type as existing customers; retain our existing customers and have them continue to purchase products from us at rates and methods consistent with their prior purchasing behavior; encourage customers to expand the categories of products they purchase from us; attract new vendors to supply quality products that we can offer to our customers at attractive prices; retain our existing vendors and have them supply additional quality products that we can offer to our customers at attractive prices; increase brand awareness; provide our customers with a superior customer support; fulfill and deliver orders in a timely way and in accordance with customer expectations, which may change over time; respond to changes in consumer access to and use of the Internet and mobile devices; react to challenges from existing and new competitors; avoid interruptions or disruptions in our business; develop and maintain a scalable, high-performance technology and fulfilment infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and the sale of new products and services; respond to macroeconomic trends; and hire, integrate and retain qualified personnel.

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve, and expand our infrastructure of people and information systems and expand, train, and manage our employee and contractor base. We have increased employee and contractor headcount since our inception to support the growth in our business, and we intend for this growth to continue for the foreseeable future. To support continued growth, we must effectively integrate, develop, and motivate new employees, while maintaining our corporate culture. We face competition for qualified personnel. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, which may have a material adverse effect on our business, financial condition, and operating results.

Additionally, the growth and expansion of our business and our product offerings in the future will place significant demands on our management. The growth of our business may require significant additional resources, which may not scale in a cost-effective manner or may negatively affect the quality of our customer experience. We are also required to manage multiple relationships with various vendors, customers and other third parties. Further growth of our operations, our vendor base, our fulfilment process, information technology systems or our internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially and adversely affected.

If we are unable to obtain additional funding, we may not be able to grow our business operations.

We will require additional funds to implement our business strategy. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

We may base our current and future expense levels on our operating forecasts and estimates of future net sales and gross margins. Net sales and operating results are difficult to forecast because they generally depend on the volume, timing, and type of orders we receive, all of which are uncertain. Additionally, our business is affected by general economic and business conditions in the United States. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. Any failure to accurately predict net sales or gross margins could cause our operating results in any given quarter, or a series of quarters, to be lower than expected, which could cause the price of our Common Stock and warrants to decline substantially.

Our business is highly competitive.

We expect competition in e-commerce generally to continue to increase because there are no significant barriers to entry. We currently compete with and expect to increasingly compete with e-commerce businesses, such as Diapers.com, Buy Buy Baby, Albee Baby, Giggle, and Amazon.com, Inc., and e-commerce platforms of traditional retailers, such as online marketplaces such as eBay Inc. We also compete with the traditional offline retail industry, including discount and mass merchandisers, such as Target and Walmart.

We believe that our ability to compete depends upon many factors both within and beyond our control, including: the size and composition of our customer base; the number of vendors and products we feature on our site; selling and marketing efforts; the quality, price and reliability of products offered either by us or our competitors; the convenience of the shopping experience that we provide; our ability to cost-effectively source, market and distribute our products and manage our operations; and our reputation and brand strength relative to our competitors.

Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfilment infrastructures, greater technical capabilities or greater financial, marketing and other resources and larger customer bases than we do.

These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than we do.

In addition, our competitors may have longer relationships with customers and suppliers. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could materially and adversely affect our business, operating results, and financial condition.

We depend on the continued growth of e-commerce.

The business of selling products over the Internet is dynamic and relatively new. If customers cease to find our website experience easy to use and offer good value, or otherwise lose interest in shopping in this manner, we may not acquire new customers at rates consistent with historical or projected periods, and existing customers’ buying patterns and levels may be less than historical or projected rates and our business, financial condition and operating results may suffer.

If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability.

We have invested in marketing and branding related to customer acquisition and expect to continue to do so. We must continue to acquire customers in order to increase net sales and achieve profitability. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase products and may prefer alternatives to our offerings, the retailer’s own website or the websites of our competitors. We cannot assure you that the net sales from new customers we acquire will ultimately exceed the cost of acquiring those customers. If consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, the net sales we generate may decrease, and our business, financial condition and operating results may be materially and adversely affected.

We use social networking sites, such as Facebook, Pinterest, Instagram, Twitter and Tumblr, online services, search engines, affiliate marketing websites, directories and other social media websites and e-commerce businesses to advertise, market and direct potential customers to our site. As e-commerce and social networking continue to rapidly evolve, we must continue to use e-commerce and social media channels that are used by our current and prospective customers and cost-effectively drive traffic to our website. We believe that failure to utilize these channels as sources of traffic to our site to generate new customers would adversely affect our financial condition.

Compliance with the rapidly evolving landscape of global data privacy and security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal data, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations.

Failure to comply with the increasing number of data protection laws in the jurisdictions in which we operate, as well as concerns about our practices with regard to the collection, use, storage, retention, transfer, disclosure, and other processing of personal data, the security of personal data, or other privacy-related matters, such as cybersecurity breaches, misuse of personal data and data sharing without necessary safeguards, including concerns from our customers, employees and third parties with whom we conduct business, even if unfounded, could damage our reputation and operating results. As we seek to expand our business, we are, and may increasingly become, subject to various laws, regulations and standards, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory and legal frameworks regarding data privacy and security issues in many jurisdictions are constantly evolving and developing and can be subject to significant changes from time to time, including in ways that may result in conflicting requirements among various jurisdictions. Interpretation and implementation standards and enforcement practices are similarly in a state of flux and are likely to remain uncertain for the foreseeable future. As a result, we may not be able to comprehensively assess the scope and extent of our compliance responsibility at a global level and we may fail to fully comply with the applicable data privacy and security laws, regulations and standards. Moreover, these laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material and adverse impact on our business, financial condition and results of operations.

In certain jurisdictions in which we operate, stringent, extra-territorial data protection laws exist which increase our compliance burden and the risk of scrutiny. For example, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to the collection, use, storage, retention, transfer, disclosure, and other processing of personal data obtained from individuals located in the European Union (“EU”) or by businesses operating within the EU, became effective on May 25, 2018 and has resulted, and will continue to result, in significantly greater compliance burdens and costs for companies with customers, end users, or operations in the EU. The GDPR places stringent obligations and operational requirements on us as both a processor and controller of personal data and could make it more difficult or more costly for us to use and share personal data. Under the GDPR, data protection supervisory authorities are given various enforcement powers, including levying fines of up to 20 million Euros or up to 4% of an organization’s annual worldwide turnover, whichever is greater, for the preceding financial year, for non-compliance. Data subjects also have the right to be compensated for damages suffered as a result of a controller or processor’s non-compliance with the GDPR. While the GDPR provides a more harmonized approach to data protection regulation across the EU member states, it also gives EU member states certain areas of discretion and therefore laws and regulations in relation to certain data processing activities may differ on a member state by member state basis, which could further limit our ability to use and share personal data and could require localized changes to our operating model. In addition to the GDPR, the EU also has released a proposed Regulation on Privacy and Electronic Communications, or the ePrivacy Regulation, to replace the EU’s current Privacy and Electronic Communications Directive, or the ePrivacy Directive, to, among other things, better align EU member states and the rules governing online tracking technologies and electronic communications, such as unsolicited marketing and cookies, with the requirements of the GDPR. While the ePrivacy Regulation was originally intended to be adopted on May 25, 2018 (alongside the GDPR), it is currently going through the European legislative process, and commentators now expect it to be adopted in 2021. The current draft of the ePrivacy Regulation significantly increases fining powers to the same levels as GDPR and may require us to change our operational model and incur additional compliance expenses. Recent discussions were canceled due to the COVID-19 pandemic, further delaying enactment of this regulation, the details of which remain in flux. Additional time and effort may need to be spent addressing the new requirements in the potential ePrivacy Regulation as compared to the GDPR.

Under the GDPR, restrictions are placed on transfers of personal data outside of the European Economic Area to countries which have not been deemed “adequate” by the European Commission (including the United States). As a global business, with customers and end users worldwide, we are susceptible to any changes in legal requirements affecting international data flows. The Court of Justice of the European Union (“CJEU”) issued a decision on July 16, 2020, invalidating the EU-US Privacy Shield Framework, which provided one mechanism for lawful cross-border transfers of personal data between the EU and the U.S. While the decision did not invalidate the use of standard contractual clauses, another mechanism for making lawful cross-border transfers, the decision has called the validity of standard contractual clauses into question under certain circumstances, and has made the legality of transferring personal data from the EU to the U.S. or various other jurisdictions outside of the EU more uncertain. Specifically, the CJEU stated that companies must now assess the validity of standard contractual clauses on a case-by-case basis, taking into consideration whether the standard contractual clauses provide sufficient protection in light of any access by the public authorities of the third country to where the personal data is transferred, and the relevant aspects of the legal system of such third country. While the European Data Protection Board recently issued certain draft guidance relating to ongoing use of the standard contractual clauses, including certain proposed amendments to the standard contractual clauses, the CJEU’s decision has increased uncertainty surrounding data transfers from the EU to third countries that may not offer the same level of protection for data subjects’ rights as the EU. Due to this evolving regulatory guidance, we may need to invest in additional technical, legal and organization safeguards in the future to avoid disruptions to data flows within our business and to and from our customers and service providers. Furthermore, this uncertainty, and its eventual resolution, may increase our costs of compliance, impede our ability to transfer data and conduct our business, and harm our business or results of operations.

Outside of the EU, many jurisdictions have adopted or are adopting new data privacy and security laws, which may result in additional expenses to us and increase the risk of non-compliance. For example, in the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal data and data security. This patchwork of legislation and regulation may give rise to conflicts or differing views of personal privacy rights. For example, certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal data than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. One such comprehensive privacy law in the United States is the California Consumer Privacy Act (“CCPA”), which came into effect on January 1, 2020. Among other things, the CCPA requires companies that process information of California residents to make new detailed disclosures to consumers about such companies’ data collection, use and sharing practices, gives California residents expanded rights to access and delete their personal information, and to opt out of certain personal information sharing with (and sales of personal information to) third parties. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal data. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. The CCPA was amended in September 2018, November 2019 and September 2020, and it is possible that further amendments will be enacted, but even in its current form it remains unclear how various provisions of the CCPA will be interpreted and enforced. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the election of November 3, 2020. The CPRA, which will take effect in most material respects on January 1, 2023, modifies the California Consumer Privacy Act significantly, including by expanding consumers’ rights with respect to certain sensitive personal information and creating a new state agency to oversee implementation and enforcement efforts, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Other state laws are changing rapidly and there have been ongoing discussions and proposals in the U.S. Congress with respect to new federal data privacy and security laws to which we would become subject if enacted. All of these evolving compliance and operational requirements impose significant costs that are likely to increase over time, may require us to modify our data processing practices and policies, divert resources from other initiatives and projects, and could restrict the way products and services involving data are offered, all of which may have a material and adverse impact on our business, financial condition and results of operations.

In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. For example, there is an increasing trend of jurisdictions requiring data localization, which may prohibit companies from storing data relating to resident individuals in data centers outside the relevant jurisdiction or, at a minimum, require a complete set of the data to be stored in data centers within the relevant jurisdiction. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal data, where applicable) may potentially deter end users from consenting to certain uses of their personal data. In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us, harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations.

With regard to our commercial arrangements, we and our counterparties, including business partners and external service providers, might be subject to contractual obligations regarding the processing of personal data. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

While we strive to comply with our internal data privacy guidelines as well as all applicable data privacy and security laws and regulations, and contractual obligations in respect of personal data, there is no assurance that we are able to comply with these laws, regulations and contractual obligations in all respects. Any failure or perceived failure by us, external service providers or business partners to comply may result in proceedings or actions against us, including fines and penalties or enforcement orders (including orders to cease processing activities) being levied on us by government agencies or proceedings or actions against us by our business partners, customers or end-users, including class action privacy litigation in certain jurisdictions, and could damage our reputation and discourage current and future users from using our products and services, which could materially and adversely affect our business, financial condition and results of operations. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices. Concerns about the security of personal data also could lead to a decline in general Internet usage, which could result in a decrease in demand for our products and services and have a material and adverse effect on our business, financial condition and results of operations. Furthermore, if the local government authorities in our target markets require real-name registration for users of our platform, the growth of our customer and end-user bases may slow down and our business, financial condition and results of operations may be adversely affected.

We will be dependent on our suppliers and do not have supply agreements with our suppliers.

If we experience significantly increased sales and since we do not have supply agreements to ensure our requirements, there can be no assurance that additional products will be available when required or on terms that are favorable to us, or that a supplier would allocate sufficient products to us in order to meet our requirements or fill our orders in a timely manner which could lead to delays to our customers, which could hurt our relationships with our customers, resulting in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings.

Our financial performance depends on our ability to identify, originate, and define retail product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. Our products must appeal to a broad range of moms whose preferences cannot be predicted with certainty and are subject to change. Our business fluctuates according to changes in consumer preferences dictated in part by fashion trends, perceived product value and seasonal variations.

We have historically earned the largest portion of our net sales from the sale of strollers and stroller accessories and car seats. We may broaden our product offerings in the future. We continue to explore additional categories which may be accepted by our target customers. If we offer new products or categories that are not accepted by our customers, our sales may fall short of expectations, our brand and reputation could be adversely affected, and we may incur expenses that are not offset by sales. If we expand into new categories, consumer demands may be different, and there is no assurance that we will be successful in these new categories. We may make substantial investments in such new categories in anticipation of future net sales. If the launch of a new category requires investments greater than we expect, if we are unable to attract vendors that produce sufficient high quality, value-oriented products or if the sales generated from a new category grow more slowly or produce lower gross margins than we expect, our results of operations could be adversely impacted. Expansion of our product lines may also strain our management and operational resources, specifically the need to hire and manage additional merchandise buyers to source these new products. We may also face greater competition in specific categories from Internet sites or retailers that are more focused on such categories. It may be difficult to differentiate our offering from other competitors as we offer additional product categories, and our customers may have additional considerations in deciding whether to purchase these additional product categories. In addition, the relative profitability, if any, of new product lines may be lower than what we have experienced historically, and we may not generate sufficient net sales from new product initiatives to recoup our investments in them. If any of these were to occur, it could damage our reputation, limit our growth, and have a material adverse effect on our business, financial condition, and operating results.

Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand.

We believe that maintaining and enhancing our brand is critical to expanding our base of customers and vendors. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brand or if we incur excessive expenses in this effort, our business, operating results, and financial condition may be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to continue to provide reliable, trustworthy, and high-quality products to our customers. Our brand depends on superior customer support, which requires significant personnel expense. If not managed properly, this expense could impact our profitability. Failure to manage or train our customer support and team of sales representatives, or “Mom reps”, properly could compromise our ability to establish customer relationships and handle customer complaints effectively. Customer complaints or negative publicity about our website, products, delivery times, customer data handling and security practices or customer support could diminish consumer use of our website and consumer and vendor confidence in us and cause our reputation to suffer.

Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results.

Our performance is subject to economic conditions and their impact on levels of consumer spending. Our business could be negatively impacted by reduced demand for our products related to one or more significant local, regional or global economic or social disruptions. Some of the factors adversely that have affected and may in the future affect consumer spending include levels of unemployment, consumer debt levels, changes in net worth based on market changes and uncertainty, home foreclosures and changes in home values, recession or inflationary pressures in the general economy, fluctuating interest rates, credit availability, government actions, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future economic environment.

Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net sales and have a material adverse effect on our operating results.

Additionally, these and other economic conditions may cause our suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide us with the materials and services we need, in which case our business and results of operations could be adversely affected.

Inflation and increases in interest rates could reduce demand for our products and thus could adversely impact our operating results.

Inflation and increases in interest rates could reduce the demand for our products which could limit our growth or reduce our net sales. Furthermore, current uncertainty in the economy due to the lingering effects of COVID-19, inflation, increases in interest rates, Russia’s invasion of Ukraine and conflicts in the Middle East may detrimentally influence the potential customers willingness to spend funds on our products.

Since 2022, the U.S. Federal Reserve has repeatedly raised interest rates and may continue to do so in the future. Additionally, the current geopolitical environment in Europe provides yet another layer of uncertainty around the actions that the Federal Reserve might take. Market interest rates are affected by many factors outside of our control, including governmental monetary policies, domestic and international economic conditions, inflation, deflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets. Rising interest rates tend to slow the economy as households and businesses have less money to spend on goods and services. As such, further increases in interest rates could adversely affect consumer purchases of our products which would have a material adverse effect on our operating results. Additionally, increasing interest rates may affect the Company’s financing activities, which could make it more difficult for the Company to secure inventory on a timely basis and adversely impact the Company’s ability to manage its accounts payable with suppliers. The recent increases in interest rates have increased the interest we have incurred on our merchant advances and credit transactions. While the impact of such increased interest has not yet been material to our operations or financial performance, continued increases in interest rates could have a material adverse effect on our operations or financial performance.

Failure to continue to provide our customers with merchandise from vendors will harm our business.

Our net sales depend, in part, on our ability to continue to source merchandise in sufficient quantities at competitive prices from vendors. Offering a variety of brands, styles, categories, and products at affordable price points is important to our ability to acquire new customers and to keep our existing customers engaged and purchasing products. Growth in the number of our customers, as well as increased competition, may make it difficult to source additional brands and styles in sufficient quantities and on acceptable terms to meet the demand of our customers.

We have no contractual assurances of continued supply, pricing or access to new products, and vendors could change the terms upon which they sell to us or discontinue selling to us for future sales at any time. If we are not able to identify and effectively promote new brands, we may lose customers to our competitors. Even if we identify new vendors, we may not be able to purchase desired merchandise in sufficient quantities on terms acceptable to us in the future, and products from alternative sources, if any, may be of a lesser quality or more expensive than those from existing vendors. An inability to purchase suitable merchandise on acceptable terms or to source new vendors could have a material adverse effect on our business, financial condition, and operating results.

Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business.

We depend on our vendors to supply high quality merchandise in a timely manner. The failure of these vendors to supply merchandise which meets our quality standards, or the quality standards of our customers could damage our reputation and harm our business, financial condition, and operating results.

Our vendors are subject to various risks, including raw material costs, inflation, labor disputes, union organizing activities, boycotts, financial liquidity, product merchantability, safety issues, inclement weather, natural disasters, disruptions in exports, trade restrictions, trade disruptions, currency fluctuations and general economic and political conditions that could limit the ability of our vendors to provide us with high quality merchandise on a timely basis and at prices and payment terms that are commercially acceptable. For these or other reasons, one or more of our vendors might not adhere to our vendor terms and conditions or their applicable contract or might stop providing us with high quality merchandise. If there are any deficiencies in the products our vendors have provided to us, we might not identify such deficiencies before products ship to our customers.

In addition, our vendors may have difficulty adjusting to our changing demands and growing business. Failure of our vendors to provide us with quality merchandise that complies with all applicable laws, including product safety regulations and legislation in a timely and effective manner could damage our reputation and brand. Further, any merchandise could become subject to a recall, regulatory action, or legal claim, which could result in increased legal expenses as well as damage to our reputation and brand and harm to our business. We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Such developments could have a material adverse effect on our business, financial condition, and operating results.

We purchase our merchandise from numerous domestic and international manufacturers. Failure of our vendors to comply with applicable laws and regulations and contractual requirements could lead to litigation against us, resulting in increased legal expenses and costs.

Many of the products we sell to children have safety concerns and may expose us to product liability claims.

Many of the products we sell are for children, and these products are often subject to enhanced safety concerns and additional scrutiny and regulation. Product safety concerns may require us to voluntarily remove selected products from our inventory. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs and legal expenses, which could have a material adverse effect on our business, financial condition and operating results.

Some of the products we sell may expose us to product liability claims and litigation or regulatory action relating to personal injury, death or environmental or property damage. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

If we do not successfully optimize and manage our fulfilment processes, our business, financial condition and operating results could be harmed.

If we do not optimize and manage our fulfilment processes successfully and efficiently, it could result in excess or insufficient fulfilment, an increase in costs or impairment charges or harm our business in other ways. If we do not have sufficient fulfilment capacity or experience a problem fulfilling orders in a timely manner, our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers.

If we add new products or categories with different fulfilment requirements or change the mix in products that we sell, our fulfilment will become increasingly complex. Failure to successfully address such challenges in a cost-effective and timely manner could impair our ability to timely deliver our customers’ purchases and could harm our reputation and ultimately, our business, financial condition and operating results.

If we grow faster than we anticipate, we may exceed our fulfilment center’s capacity, we may experience problems fulfilling orders in a timely manner or our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers, and we would need to increase our capital expenditures more than anticipated.

We do not have an agreement for the use of our current fulfilment facility.

We do not have our own fulfilment operations. We outsource our order fulfilment operations to a 35,000 square foot warehouse fulfilment center in Farmingdale, New Jersey. The fulfilment facility stores, selects, packs, ships, and handle returns. We have worked and continue to work with the same fulfilment facility for over the last five years on a good faith relationship, pursuant to which we are billed monthly in accordance with the fulfilment facility’s standard rates. Since we do not have a contractual agreement with this facility, the facility could decide not to provide us with such warehouse space for our inventory and its fulfilment services which would, if we were not able to find an adequate replacement for our fulfilment needs, result in a disruption in our ability to fill customer orders which could adversely affect our financial condition and reputation.

We are subject to payment-related risks.

We accept payments using a variety of methods, including credit card, debit card, PayPal, and gift cards. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with the rules or requirements of any provider of a payment method we accept, among other things, we may be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially and adversely affected.

We also may incur significant losses from fraud. We may incur losses from claims that the consumer did not authorize the purchase, from merchant fraud, from erroneous transmissions and from consumers who have closed bank accounts or have insufficient funds in them to satisfy payments. In addition to the direct costs of such losses, if they are related to credit card transactions and become excessive, they could potentially result in our losing the right to accept credit cards for payment. In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We use a third-party fraud specialist to monitor our credit transactions. Our failure to adequately control fraudulent transactions could damage our reputation and brand and result in litigation or regulatory action, causing an increase in legal expenses and fees and substantially harm our business, financial condition, and operating results.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and gift cards. We cannot guarantee that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our site by consumers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

Our operations are increasingly dependent on information technologies and services. Threats to information technology systems associated with cybersecurity risks and cyber incidents or attacks continue to grow, and include, among other things, storms and natural disasters, terrorist attacks, utility outages, theft, viruses, phishing, malware, design defects, human error, and complications encountered as existing systems are maintained, repaired, replaced, or upgraded. Risks associated with these threats include, among other things:

•	theft or misappropriation of funds;

•	loss, corruption, or misappropriation of proprietary, confidential or personally identifiable information (including supplier and employee data);

•	disruption or impairment of our and our business operations and safety procedures;

•	damage to our reputation with our potential partners and the market;

•	exposure to litigation;

•	increased costs to prevent, respond to or mitigate cybersecurity events.

Although we utilize various procedures and controls to mitigate our exposure to such risk, cybersecurity attacks and other cyber events are evolving and unpredictable. Moreover, we have no control over the information technology systems of third parties conducting our clinical trials, our suppliers, and others with which our systems may connect and communicate. As a result, the occurrence of a cyber incident could go unnoticed for a period of time.

We have cybersecurity insurance coverage in the event we become subject to various cybersecurity attacks, however, we cannot ensure that it will be sufficient to cover any particular losses we may experience as a result of such cyberattacks. Any cyber incident could have a material adverse effect on our business, financial condition and results of operations.

A variety of laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. We strive to comply with all applicable laws, regulations and other legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with any privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes could adversely affect our reputations, brand, and business, and may result in claims, proceedings, or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding or action could hurt our reputation, brand, and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, vendors, and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit proprietary, personal, and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. More generally, we take steps to protect the security, integrity, and confidentiality of the information we collect, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information. We and our service providers may not have the resources or technical sophistication to anticipate or prevent all types of attacks, and techniques used to obtain unauthorized access to, or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur because of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity, and a loss of confidence in our security measures, which could have an adverse and material effect on our business, financial condition, and operating results. Although we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business experience of our executive officers and our consultants. We have employment agreements with Chaim (Charlie) Birnbaum, our Chief Executive Officer, and Jesse Sutton, our Chairman. Although, we hope to retain the services of all our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced employees in order to successfully develop our business. Qualified employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. Competition for qualified employees or inflationary pressures on employee compensation could require us to pay higher wages to attract and retain a sufficient number of qualified employees. We cannot be certain that we will be able to attract and retain qualified employees to meet current or future operational needs at a reasonable cost, or at all. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business.

Our Chief Executive Officer, Chaim (Charlie) Birnbaum, is not subject to a non-competition or non-solicitation agreement. If he should choose to leave us for any reason, or start a competitive business while employed by us, he is not contractually prohibited from doing so or from soliciting and hiring our employees and consultants from such competitive endeavors any of which would have a material adverse effect on our business operations.

Other than our Chairman, our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

The individuals who now constitute our management team, other than our Chief Executive Officer, have no experience managing a publicly traded company and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and incremental reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition and operating results.

We may incur material losses and costs because of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that products that we sell fail to perform as expected or failure results in bodily injury or property damage which could cause us to lose revenues, incur increased costs associated with customer support, experience delays increased returns or discounts, and damage our reputation, all of which could negatively affect our financial condition and results of operations. If any of the products we sell are or are alleged to be defective, we may be required to participate in a recall involving such products.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. If we sell any such securities in subsequent transactions, investors may be materially diluted. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability, such as covenants that could limit our ability to, among other things, incur additional indebtedness, liens, or other encumbrances, make dividends or other distributions to holders of our capital stock, and sell or transfer assets, as well as certain financial covenants. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Geopolitical conditions, including but not limited to acts of war, terrorism, political and social instability, may negatively impact our business operations and financial performance. Our business activities could face interruptions due to such unpredictable geopolitical events. Notably, the recent escalation of military conflict by Russia in Ukraine in February 2022, the internal conflict within Sudan that erupted in April 2023 between the Rapid Support Forces and the Sudanese Armed Forces, and the conflict initiated by Hamas against Israel in October 2023, leading to a war in Gaza, have all contributed to a tense geopolitical climate. This tension has also encouraged Houthi attacks on commercial vessels in the Red Sea and hindered diplomatic efforts in the Middle East. Moreover, ongoing conflicts in regions such as Ethiopia and Myanmar further underscore the global nature of these geopolitical risks.

In reaction to the invasion of Ukraine by Russia, the United States along with several other nations have enforced substantial sanctions and export controls on Russia and Belarus, as well as on certain individuals and enterprises linked to their political, commercial and financial sectors. There is a possibility that additional sanctions, trade restrictions and retaliatory measures may be adopted should these conflicts persist or escalate. The full ramifications of these and other global conflicts are challenging to predict but may lead to increased geopolitical tension, regional instability, shifts in geopolitical alliances, cyber threats, or interruptions in energy exports. These outcomes could have a considerable negative effect on international trade, currency exchange rates, regional economies and the global economic landscape.

Given these uncertainties, it is difficult to ascertain the full impact these geopolitical developments may have on our Company. However, it is anticipated that such conflicts and the resultant responses could elevate our operational costs, disrupt our supply chain, diminish our sales and profits, hinder our ability to secure additional funding on favorable terms, or adversely affect our overall business health and operational results.

Risks Associated with our Securities, the Company and this Offering

There has been no prior market for our securities. An active market may not develop or be sustainable.

Prior to this offering and the sales of our Common Stock by the selling stockholders pursuant this prospectus, there has been no public market for our securities. An active trading market for our securities may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your securities and your ability to sell your securities at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our securities and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our securities as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities.

We expect that the price of our securities will fluctuate substantially and you may not be able to sell the shares you purchase in this offering and the sales of our Common Stock by the Selling Stockholders at or above the initial public offering price.

The initial public offering price for our securities sold in this offering and the sales of our Common Stock by the Selling Stockholders is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our securities following this offering and the sales of our Common Stock by the Selling Stockholders filed contemporaneously herewith. In addition, the market price of our securities is likely to be highly volatile.

If our listing application for our securities is not approved by the CBOE, we will not be able to consummate the initial public offering and will terminate the initial public offering and the offering by the Selling Stockholders will also terminate.

Prior to this offering, there has been no public market for our securities. We have applied to have our Common Stock and IPO Warrants listed on the CBOE under the symbols “BABY” and “BABY+W,” respectively. Our initial public offering is conditioned upon the approval of our listing by CBOE, which approval may not be granted. If our listing is not approved by CBOE, we will not be able to consummate this initial public offering of our securities and this initial public offering and the offering by the Selling Stockholders will be terminated.

Investors in this offering will pay a much higher price than the book value of our Common Stock and, as a result, you will incur immediate and substantial dilution of your investment.

The initial public offering price of the Units will be substantially higher than the net tangible book value per share of Common Stock based on the total value of our tangible assets less our total liabilities immediately following this offering. Therefore, if you purchase Units in this offering, you will experience immediate and substantial dilution of approximately $4.04 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering at an initial public offering price of $4.15 per Unit, assuming no value is attributed to the IPO Warrants included in the Units. The issuance of additional shares of Common Stock upon the conversion or exercise of our outstanding securities may result in further dilution to investors participating in this offering. See “Dilution.”

The issuance of shares upon conversion of the Series A Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.

As of June 7, 2024, there were 1,752.37 shares of our Series A Preferred Stock convertible into an aggregate of 1,752,371 shares of Common Stock and warrants to purchase an aggregate of 14,282,009 shares of Common Stock outstanding. The issuance of shares upon conversion of preferred shares and exercise of warrants will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion, subject to any limitations on beneficial ownership that may result from such conversion.

Because we do not intend to pay any cash dividends on our shares of Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following this initial public offering and the sales of our Common Stock by the Selling Stockholders. If the market price of our securities after this initial public offering and the sales of our Common Stock by the Selling Stockholders do not ever exceed the initial public offering price or the resale price, as applicable, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

There is no established trading market for our securities; further, our securities will be subject to potential delisting if we do not maintain compliance with the listing requirements of the CBOE.

This offering constitutes our initial public offering of 2,168,674 Units (including 2,168,674 IPO Shares and 2,168,674 IPO Warrants). No public market for these securities currently exists. We are seeking to list our Common Stock and the IPO Warrants on the CBOE. An approval of our listing application by the CBOE will be subject to, among other things, our fulfilling all of the listing requirements of the CBOE. Even if our securities are listed on the CBOE, there can be no assurance that an active trading market for securities will develop or be sustained after this offering is completed. The initial public offering price has been determined by negotiations among the underwriter and us. Among the factors considered in determining the initial public offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, we cannot assure you that following this offering our Common Stock will trade at a price equal to or greater than the initial public offering price of the Units.

In addition, the CBOE maintains rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from the CBOE, would make it more difficult for stockholders to dispose of their securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our securities. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock and/or other securities are not traded on a national securities exchange.

The offering price of the primary offering and resale offering could differ.

The offering price of our Units in the initial public offering has been determined by negotiations between the Company and the underwriters. The offering price in the initial public offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The Selling Stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of the Common Stock on the CBOE. Therefore, the offering prices of the initial public and resale offering by the Selling Stockholders could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The price of our securities may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The market price of our securities may fluctuate significantly in response to numerous factors, many of which are beyond our control, including: actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our securities, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine; and the other factors described in this section of the prospectus captioned, “Risk Factors.”

The initial public offering price of the Units may not be indicative of the value of our assets or the price at which your securities can be resold. The initial public offering price of the Units may not be an indication of our actual value.

Prior to this offering, there has been no public market for our securities. The initial public offering price of each Unit has been determined based upon negotiations between the underwriters and us. Factors considered in determining such price in addition to prevailing market conditions will include an assessment of our future prospects, an increase in value of our securities due to becoming a public company and prior valuations of our securities prepared for us. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price may not be indicative of the current market value of our assets. No assurance can be given that our securities can be resold at or above the initial public offering price. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

The IPO Warrants included in the Units are expected to be listed on CBOE separately upon the pricing of this initial public offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Common Stock.

Because the Units will never trade as a unit, and the IPO Warrants [are expected to][will be] be traded on CBOE, investors may be provided with an arbitrage opportunity that could depress the price of our Common Stock.

The IPO Warrants are speculative in nature.

Except as otherwise set forth therein, the IPO Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the IPO Warrants may exercise their right to acquire Common Stock until the fifth anniversary of the closing date of this initial public offering, after which date any unexercised IPO Warrants will expire and have no further value. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the IPO Warrants offered by this prospectus. In the event that our Common Stock price does not exceed the exercise price of such IPO Warrants during the period when such IPO Warrants are exercisable, the IPO Warrants may not have any value.

The IPO Warrants offered in this offering may dilute your investment and cause our stock price to decline.

The IPO Warrants offered in this offering will be exercisable for five years from the date of initial issuance at an initial exercise price equal to 110% of the public offering price per Unit in this offering.

A holder will not have the right to exercise any portion of the IPO Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Such number of shares of Common Stock is expected to be substantial and to be dilutive to the holders of the outstanding shares of our Common Stock upon the exercise from time to time of such warrants. In addition to causing the market price of our Common Stock to decline, such exercises could also greatly increase the volatility associated with the trading of our Common Stock. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our Common Stock drops significantly.

Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our securities may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our securities.

In addition to the risks addressed above under “The price of our securities may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors,” our securities may be subject to rapid and substantial price volatility. We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our securities may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our securities.

In addition, if the trading volumes of our shares of securities are low, persons buying or selling in relatively small quantities may easily influence prices of our securities. This low volume of trades could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our securities may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our securities. As a result of this volatility, investors may experience losses on their investment in our securities. A decline in the market price of our securities also could adversely affect our ability to issue additional securities or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our securities will develop or be sustained. If an active market does not develop, holders of our securities may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The resale of the shares of common stock held by the Selling Stockholders may cause the market price of our securities to decline.

The resale of Common Stock by the Selling Stockholders, as well as the issuance of our securities in this offering could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In addition, the resale by our other stockholders after expiration of the lock-up period could have the effect of depressing the market price for our securities.

Our pre-IPO stockholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

As of June 7, 2024, 5,467,307 shares of Common Stock are issued and outstanding. Our pre-IPO stockholders may be able to sell their Common Stock under Rule 144 after a lock up period and leak-out period after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these stockholders have paid a lower price per share of Common Stock than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Common Stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO stockholders can sell their shares, in addition to meeting other requirements, they must meet the applicable required holding period. We do not expect any of the Common Stock to be sold pursuant to Rule 144 during the pendency of this offering.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

If we complete this initial public offering, we will be a public company subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We will need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

We are obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting . This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act. We are required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the requirements of being a public company, we may need to undertake additional various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. In preparing our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, we identified material weaknesses in our internal control over financial reporting as related to (a) inadequate segregation of duties consistent with control objectives in the areas over certain user access controls, (b) lack of documentation of internal control policies over information technology (“IT”) systems and third party websites and (c) ineffective IT general computing controls including lack of risk and design assessments such as IT security policies and procedures, user access, review and assessment of IT controls within third party contracts

To remediate our material weaknesses, we expect to incur substantially more additional costs for addressing our material weaknesses and deficiencies. Our remedial measures will include utilizing a portion of the working capital from its initial public offering to increase staffing within its finance department sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its internally prepared financial statements. In addition, we plan to retain outside consultants, experts in, and specializing in SEC reporting for public company registrants. The implementation of any or all of these measures, however, still may not fully address the material weaknesses in our internal control over financial reporting. Additionally, as most of our documentation will be prepared internally, we do not expect there to be significant material costs to implement our remedial measures. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

In future periods, if during the evaluation and testing process, we identify any other material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC.

Our Certificate of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our Common Stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of Common Stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing holders of Common Stock.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our Common Stock. Holders of Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our officers and directors own a substantial amount of our Common Stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other stockholders do not agree.

Our executive officers and directors will control approximately 16.65% of our outstanding Common Stock after this offering. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders’ best interest, but which might negatively affect the market price of our Common Stock.

The resale by the Selling Stockholders may cause the market price of our Common Stock to decline..

Notwithstanding that our existing Selling Stockholders will be locked up for a period of 60 days from the date effective date of the registration statement which this prospectus forms a part, they may have acquired their shares at a lower price than that of this offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended, and such sales could have a negative impact on the market price of our securities.

Our Certificate of Incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers or employees.

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that such provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS AND THE VALUE OF OUR SECURITIES.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 2,168,674 Units in this offering will be approximately $7,965,000 at an initial public offering price of $4.15 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional Units in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $9,521,995, after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering for general corporate purposes, such as working capital, which includes increasing staffing within its finance department sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its internally prepared financial statements, and to repay in full the aggregate principal amount of $2,819,000 of certain of our outstanding notes, consisting of: (i) the Hartstein Note, (ii) the January 2023 OID Notes, (iii) the 2023 Kurlander Note, (iv) the August 2023 OID Notes, (v) the 2024 Inventory Financing Notes, and (vii) the April 2024 OID Notes, which will collectively total $2,819,000 in principal and accrued and unpaid interest. We may also elect to use proceeds from this offering to acquire complimentary technologies, products, or businesses, although we are not a party to any letters of intent or definitive agreements for any such acquisition.

We anticipate that the outstanding Investor Bridge Notes, which bear interest at a rate of 6% per annum, will mature upon the consummation of this offering and, in accordance with the terms of the Investor Bridge Notes, the Investor Bridge Notes will be deemed repaid through the automatic application of such amounts payable to the exercise price and automatic exercise of the Investor Bridge Warrants. To the extent the amount payable under any Investor Bridge Note exceeds the aggregate exercise price of the corresponding Investor Bridge Warrant, the Company shall use a portion of the proceeds of this offering to pay off the remaining balance. As of June 7, 2024, the principal balance, including interest, of the Investor Bridge Notes is $45,641.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, our Common Stock has not been listed on any stock exchange or quoted on any over-the-counter market or quotation system and there has been no public market for our Common Stock. We have applied to have our Common Stock and IPO Warrants to be listed on the CBOE under the symbols “BABY” and “BABY+W,” respectively, which listing is a condition to this offering and the sale of securities registered for resale by the Selling Stockholders.

As of June 7, 2024, we have 5,467,307 shares of Common Stock issued and outstanding held by 39 stockholders of record.

We also have outstanding:

●	1,752.37 shares of our Series A Preferred Stock convertible into an aggregate of 1,752,371 shares of Common Stock; and

●	Warrants to purchase an aggregate of 14,282,009 shares of Common Stock outstanding, including (i) 37,683 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants and (ii) 52,500 shares of Common Stock issuable upon the exercise of the Boustead Bridge Warrants.

Securities Authorized for Issuance under 2022 Equity Incentive Plan

Our Board and stockholders adopted the PishPosh, Inc. 2022 Equity Incentive Plan on September 1, 2022 and October 19, 2022, respectively. The 2022 Equity Incentive Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of Common Stock reserved for issuance. For a more detailed description of the 2022 Equity Incentive Plan see “Executive Compensation—2022 Equity Incentive Plan.”

The types of awards permitted under the 2022 Equity Incentive Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board has the power to amend, suspend or terminate the 2022 Equity Incentive Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within twelve (12) months prior to such an event.

As of the date of this prospectus, the Company has not granted any awards pursuant to the 2022 Equity Incentive Plan.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and to pursue selective merger and acquisition opportunities. Any future determination to pay dividends will be at the discretion of our Board and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, including restrictions contained in our senior credit facility, and other factors our board of directors may deem relevant. Accordingly, you may need to sell your shares of our Common Stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. Our Series A Preferred Stock ranks on parity with our Common Stock with respect to dividend rights.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of March 31, 2024, as follows:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance of 249,375 shares of Common Stock issued upon the cashless exercise of Warrant 2023-1 by Dov Kurlander and (ii) the issuance of 278,587 shares of Common Stock issued to Palladium, in connection with the full conversion of the secured convertible note, dated March 1, 2022, issued to Palladium in each case subsequent to March 31, 2024 (collectively, the “Pro Forma Adjustments”); and

●	on a pro forma as adjusted basis to give further effect to (i) the issuance and sale of 2,168,674 Units in this offering at an initial public offering price of $4.15 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable and (ii) the issuance of (a) 750,000 shares of Common Stock to be issued upon exercise of the Investor Bridge Warrants upon the consummation of the IPO, (b) 256,565 shares of Common Stock to be issued upon conversion of the 2022 Kurlander Note upon the consummation of the IPO, and (c) 249,375 shares of Common Stock to be issued upon the cashless exercise of the Palladium Warrant 2023-5 by Palladium upon the consummation of the IPO (such events in clause (ii), the “IPO Events”).

	March 31, 2024
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$29,735	$29,735	$5,175,735

Loan payable	803,539	803,539	803,539
Note payable, net of debt discount	2,982,406	2,982,406	-
Convertible note payable	240,135	-	-
Convertible note payable, related party	1,100,000	1,100,000	150,000
Total liabilities	5,126,080	4,885,945	953,539

Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 1,752 shares issued and outstanding, actual, and as adjusted	-	-	-

Common stock, $0.000001 par value, 100,000,000 shares authorized, 4,939,345 shares issued and outstanding, actual, 5,467,307 shares issued and outstanding, pro forma, 8,891,921 shares issued and outstanding, pro forma as adjusted	5	6	7
Additional paid-in capital	13,130,058	13,408,644	23,149,903
Accumulated deficit	(18,287,532)	(18,287,532)	(18,287,532)
Total stockholders' equity (deficit)	(5,157,469)	(4,878,882)	4,862,378
Total capitalization	$(31,389)	$7,063	$5,815,917

Each $1.00 increase (decrease) in the initial public offering price of $4.15 per Unit would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $2.0 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 100,000 Units offered by us in this offering would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $0.4 million, assuming the initial public offering price of $4.15 per Unit remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of Common Stock that will be outstanding after this offering is based on 5,467,307 shares of Common Stock outstanding as of March 31, 2024, and excludes the Pro Forma Adjustments described above and the following:

•	350,000 shares of Common Stock reserved for future issuance under our 2022 Equity Incentive Plan;

•	1,752,371 shares of Common Stock issuable upon the conversion of our outstanding shares of Series A Preferred Stock;

•	14,282,009 shares of our Common Stock issuable upon the exercise of our outstanding warrants, including (a) 37,683 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, (b) 52,500 shares of Common Stock issuable upon the exercise of the Boustead Bridge Warrants, (c) 37,683 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, (d) 750,000 shares of Common Stock to be issued upon exercise of the Investor Bridge Warrants upon the consummation of the IPO, and (e) 249,375 shares of Common Stock issuable upon the cashless exercise of Warrant 2023-5 by Palladium; and

•	256,565 shares of Common Stock issuable upon conversion of the Kurlander Note.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented above.

DILUTION

If you invest in our Units in this offering, your ownership interest will be diluted immediately to the extent of the difference between the effective public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value (deficit) as of March 31, 2024, was ($6,968,543), or $(1.41) per share. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our Common Stock issued and outstanding as of March 31, 2024.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value as of March 31, 2024 would have been approximately $(6,689,956), or $(1.22) per share.

After giving further effect to the Pro Forma Adjustments, the issuance and sale of 2,168,674 Units in this offering at the initial public offering price of $4.15 per Unit and the IPO Events, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024, would have been approximately $3,051,304, or approximately $0.34 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $1.56 to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $3.81 to new investors purchasing Common Stock in this offering. Dilution per share to new investors purchasing Common Stock in this offering is determined by subtracting the pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share.

The following table illustrates this dilution on a per share basis:

Public offering price per Unit		$4.15
Historical net tangible book value per share as of March 31, 2024	$(1.41)
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.19
Pro forma net tangible book value per share as of March 31, 2024	$(1.22)
Increase in pro forma net tangible book value per share after giving effect to this offering	$1.56
Pro forma as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering		$0.34
Dilution per share to investors in this offering		$3.81

Each $1.00 increase in the initial public offering price of $4.15 per Unit would increase the pro forma as adjusted net tangible book value per share after this offering by $1.98 per share and the dilution to new investors in this offering by $4.58 per share, assuming the number of shares offered by us remains equal to 2,168,674, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 decrease in the initial public offering price of $4.15 per Unit would increase the pro forma as adjusted net tangible book value per share after this offering by $1.53 per share and the dilution to new investors in this offering by $3.03 per share, assuming the number of shares offered by us remains equal to 2,168,674, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 100,000 Units offered by us in this offering would increase the pro forma as adjusted net tangible book value per share after this offering by $1.79 per share and the dilution to new investors in this offering by $3.77 per share, assuming the number of shares offered by us remains equal to 2,168,674, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 100,000 Units offered by us in this offering would increase the as adjusted net tangible book value per share after this offering by $1.71 per share and the dilution to new investors in this offering by $3.85 per share, assuming the number of shares offered by us remains equal to 2,168,674, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 4,939,345 shares of our common stock outstanding as of March 31, 2024.

If the underwriters exercise their option to purchase 325,301 additional shares of our Common Stock at a price of $4.14 per share and/or 325,301 IPO Warrants at a price of $0.01 per IPO Warrant, and assuming the number of IPO Shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $0.24 per share, and the dilution in as adjusted net tangible book value per share to new investors in this offering would be $3.91 per share.

To the extent that any outstanding options are exercised, or new options are issued under the equity benefit plans, or we issue additional shares of Common Stock or securities exercisable or convertible into Common Stock in the future, there will be further dilution to investors participating in this offering.

The following table summarizes, on a pro forma as adjusted basis as of March 31, 2024, after giving effect to our issuance and sale of 2,168,674 Units in this offering at the initial public offering price of $4.15 per Unit, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Common Stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Number	Percentage	Per Share
Existing stockholders before this offering, including to give effect to the IPO Events (1)	6,723,247	75.6%	$3,432,701	27.6%	$0.51
Investors participating in this offering	2,168,674	24.4%	8,999,996	72.4%	$4.15
Total capitalization	8,891,921	100.0%	$12,432,697	100.0%

(1)	Includes 5,467,307 shares of Common Stock outstanding as of June 7, 2024 and the IPO events, consisting of the issuance of (i) 750,000 shares of Common Stock to be issued upon exercise of the Investor Bridge Warrants upon the consummation of the IPO, (b) 256,565 shares of Common Stock to be issued upon conversion of the Kurlander Note upon the consummation of the IPO, and (c) 249,375 shares of Common Stock to be issued upon the cashless exercise of Warrant 2023-5 by Palladium upon the consummation of the IPO.

The table above assumes no exercise of the underwriters’ option to purchase 325,301 Units pursuant to its over-allotment option in this offering. If the underwriters’ option to purchase additional Units is exercised in full, the number of shares of our Common Stock held by existing stockholders would be reduced to 72.9% of the total number of shares of our Common Stock outstanding after this offering, and the number of shares of Common Stock held by new investors participating in the offering would be increased to 27.1% of the total number of shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes forward-looking statements about our business, financial condition, and results of operations, including discussions about management’s expectations for our business. The financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of PishPosh, Inc. and its subsidiaries. These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. A description of material factors known to us that may cause our results to vary or may cause management to deviate from its current plans and expectations, is set forth under “Risk Factors.” The following discussion should also be read in conjunction with our audited consolidated financial statements including the notes thereto appearing elsewhere in this prospectus.

Overview of Operations

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey. We focus on providing our consumers with high value content and education on brands of baby gear we believe to be of high quality. We have a team of Mom reps to assist consumers in our showroom, online and over the telephone. Our Mom reps are educated consumer advocates who we believe offer real value by helping guide customers, especially new moms to be, who may be very overwhelmed by the pregnancy experience, in a non-judgmental, friendly, and professional manner.

Although approximately 85% of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers. We do not have our own fulfilment operations. We outsource our order fulfilment operations to a 35,000 square foot warehouse fulfilment center which we believe improves customer service and shortens the delivery time compared with those e-commerce retailers that do not hold any inventory. Outsourcing also lowers shipping costs as compared to drop shipping. We offer next-day delivery via FedEx, UPS & USPS in the New York Tri-State area and free shipping on orders over $75. We maintain approximately $2.8 million of inventory (as of December 31, 2023), consisting of strollers, car seats and highchairs, with a 60 – 90-day turnover. With respect to items of which we sell less, we take customer orders before we purchase inventory from our vendors and then drop ship to the customer directly from the manufacturer thereby reducing our inventory risk on such items.

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with annual income of $75,000 and more. Currently, our average order is $200 – $300. However, since we believe that the average spending by expectant parents is around $4,000, we hope to be able to generate additional sales by offering additional products.

Our strategy is built upon:

●	The Company drives engagement using celebrity micro influencers via social media coupled with extensive data-collection and analytic capabilities to provide a personalized shopping experience that anticipates customer preferences and results in repeat purchases over long periods of time.

●	PishPosh is a valued partner to its vendors because of its large and highly engaged consumer audience, providing significant brand exposure and ongoing revenue opportunities.

●	The Company has recently integrated a highly successful procurement and manufacturing team and intends to begin leveraging its recognized name by producing PishPosh-branded product lines to yield higher margins.

With additional investment to allow further scaling, the combination of its unique customer base, vendor relationships, efficient fulfilment infrastructure, and the ability to leverage its own brand for new products will result in significant competitive advantages and sustainably higher gross sales and net margins.

Our challenge is to ensure that potential customers do not use our content, education, and advice and purchase elsewhere. We currently intend to purchase, from time to time, end of season inventory to offer lower prices to help with customer acquisition. We also intend to widen our product line to furniture and nursery (products such as bedding and linen) in an effort to reach a broader range of consumers and to have a larger order value and better lifetime value per consumer. We intend to increase our Mom reps to include a wider range of persons in order to communicate with and relate to varied demographics. We believe that our Mom reps not only help increase our customer base but also help us compete with the Big Box stores and other online retailers. The salespeople in the Big Box stores do not necessarily consist of educated parents as our Mom reps. Online e-commerce retailers cannot provide the personal expertise that our Mom reps offer our potential customers.

Another major challenge of ours is that we are subject to the terms and conditions imposed on us by our vendors. We do not have any contracts or binding agreements to purchase inventory. Management works diligently to maintain good relationships with our vendors.

Key Factors Affecting our Performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Known Trends, Events and Uncertainties

Inflation

Prices of certain commodity products, including raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations, trade restrictions and tariffs. Increasing prices in the component materials for the goods we sell may impact the availability and the price of the products, as vendors search for alternatives to existing materials and increase the prices they charge for the goods. Also, cost base reflects significant elements for freight, including fuel, which has significantly increased due to the effects of the coronavirus (COVID-19) pandemic and Russia’s initiation of military action against Ukraine. Rapid and significant changes in commodity prices such as fuel and plastic may increase the price at which we purchase goods that we sell from our vendors, and as a result, if we are unable to pass the increased costs of raw materials on to our customers, such increased costs may negatively affect our profit margins. We have experienced an increase in the cost of products from suppliers as well as an increase in shipping costs due to the increase in gas prices. While product cost increases have been passed through to our customers through product price increases, the increase in shipping costs has been absorbed by the Company, resulting in nominal impact to our profit margins. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs by increasing prices for our products.

Interest Rate

Fluctuations in interest rates impact on the value of investments and financing activities, giving rise to interest rate risk. The debt of the Company is comprised of different instruments, which bear interest at either fixed or floating interest rates. The ratio of fixed and floating rate instruments in the loan portfolio is monitored and managed. All of our notes payable and capital lease obligations are fixed rate instruments and are not subject to fluctuations in interest rates. A majority of the interest rates on our borrowings compare favorably with those rates available in the market.

The Company policy with regards to financial assets, is to invest cash at floating rates of interest and to maintain cash reserves in short-term investments in order to maintain liquidity, while also achieving a satisfactory return for shareholders.

The impact of recent interest rate increases has increased interest incurred on our merchant advances and credit transactions, however the impact has not been material to our operations or financial performance.

Increasing interest rates may affect the Company’s financing activities, which could make it more difficult for the Company to secure inventory on a timely basis and adversely impact the Company’s ability to manage its accounts payable with suppliers.

Geopolitical Conditions

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a region in which we have a concentrated exposure could negatively impact our results of operations.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Seasonality

Since the demand for the category of products that we sell is not related to any particular season, and no seasonal pattern exists with respect to pregnancies, our business rarely suffers a seasonal impact.

Components of Our Results of Operations

Net revenues

We sell our products through our showroom and our website, as well as third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey.

Cost of net revenues and Gross profit and margin

Our cost of net revenue includes the direct cost of purchased merchandise, inventory shrinkage, inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves. Cost of net revenues also includes duties and inbound freight.

Our gross profit and margin is primarily driven by fluctuations in our product costs for purchased inventory.

General and Administrative Expenses

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, merchant processing fees and expenses related to our operations at our headquarters, including warehouse costs, including utilities, depreciation and amortization, and other costs related to the administration of our business.

Following the completion of this offering, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Sales and Marketing Expenses

Sales and marketing expenses include advertising and marketing costs, including print, email marketing, digital and social media costs, public relations costs, as well as fulfilment charges, outbound shipping to customers, and Amazon commissions.

Interest Expense

Interest expense is incurred on the Company’s various loans and merchant advances.

Results of Operations

Summary of Results of Operations for the three months ended March 31, 2024 and 2023:

The following table presents our results of operations for the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31,
	2024	2023
Net revenues	$2,982,541	$4,575,891
Cost of net revenues	2,087,188	3,029,512
Gross profit	895,353	1,546,379
General and administrative	895,744	885,635
Research and development	-	30,000
Sales and marketing	1,054,433	1,310,365
Loss from operations	(1,054,824)	(679,621)
Other expense	(214,767)	(118,472)
Net loss	$(1,269,591)	$(798,093)

Net revenues

Net revenue was approximately $3.0 million for the three months ended March 31, 2024, as compared to approximately $4.6 million for the three months ended March 31, 2023, a decrease of approximately $1.6 million. Due to the delayed initial public offering, the Company was unable to acquire desired inventory, which caused revenue decreases. The delayed initial public offering also caused the Company to delay a launch of its new product due to less marketing spend surrounding the product.

Cost of net revenues and Gross profit and margin

Cost of net revenues was approximately $2.1 million for the three months ended March 31, 2024, as compared to $3.0 million for the comparable three months ended March 31, 2023, a decrease of approximately $0.9 million.  The decrease was primarily attributable to lower revenues in 2024.

Our gross profit for the three months ended March 31, 2024, was approximately $0.9 million and approximately $1.5 million for the three months ended March 31, 2023. Our margins, as a percentage of revenue, slightly decreased in 2024 primarily due to higher freight costs.

General and Administrative Expenses

General and administrative expenses were approximately $0.9 million for the three months ended March 31, 2024, as compared to approximately $0.9 million three months ended March 31, 2023.

Research and Development

Research and development expenses were $0 as compared to approximately $30,000 in the three months ended March 31, 2024 and 2023, respectively, which such expenses related to product testing.

Sales and Marketing Expenses

Sales and marketing expenses were approximately $1.0 million for the three months ended March 31, 2024, as compared to approximately $1.3 million for the comparable three months ended March 31, 2023, a decrease of approximately $0.3 million. The decrease was primarily due to cost-cutting measures to decrease advertising costs in 2024.

Sales and marketing expenses as a percentage of revenues were approximately 35.4% and 28.6% for the three months ended March 31, 2024 and 2023, respectively.

Other Income (Expense), Net

Interest expense was $214,767 for the three months ended March 31, 2024, as compared to $118,472 for the three months ended March 31, 2023. The increase was due to new loans and merchant advances entered into during 2023 and 2024.

Net Loss

Net loss was approximately $1.3 million for the three months ended March 31, 2024, as compared to approximately $0.8 million for the three months ended March 31, 2023, an increase in loss of approximately $0.5 million. The increase in net loss was primarily due to lower revenue and gross profit.

Summary of Results of Operations for the Years Ended December 31, 2023, and December 31, 2022

The following table presents our results of operations for the years ended December 31, 2023 and 2022:

	Year Ended
	December 31,
	2023	2022
Net revenues	$18,013,771	$21,986,784
Cost of net revenues	12,297,098	14,735,590
Gross profit	5,716,673	7,251,194
General and administrative	8,901,103	5,829,111
Research and development	60,000	146,022
Sales and marketing	5,237,593	6,367,245
Loss from operations	(8,482,023)	(5,091,184)
Other income (expense)	(1,951,252)	(50,065)
Net loss	$(10,433,275)	$(5,141,249)

Net revenues

Net revenue was approximately $18.0 million for the year ended December 31, 2023, as compared to approximately $22.0 million for the comparable year ended December 31, 2022, a decrease of approximately $4.0 million.  Due to a delayed initial public offering, the Company was unable to acquire desired inventory which caused revenue decreases. The delayed initial public offering also caused the Company to delay the launch of its new product due to less marketing spend surrounding the product.

Cost of net revenues and Gross profit and margin

Cost of net revenues was approximately $12.3 million for the year ended December 31, 2023, as compared to approximately $14.7 million for the comparable year ended December 31, 2022, a decrease of $2.4 million. The decrease was primarily attributable to lower revenues in 2023, due to the factors described above under net revenues.

Our gross profit for the year ended December 31, 2023, was approximately $5.7 million and approximately $7.3 million for the year ended December 31, 2022, and our gross margin was approximately 31.7% and 33.0% for the years ended December 31, 2023 and 2022, respectively. Our margins, as a percentage of revenue, slightly decreased in 2023 due to higher shipping costs.

General and Administrative Expenses

General and administrative expenses were approximately $8.9 million for the year ended December 31, 2023, as compared to $5.8 million for the comparable year ended December 31, 2022, an increase of approximately $3.1 million. The increase was primarily due to stock-based compensation of $5.6 million as compared to $1.4 million in the year ended December 31, 2022, partially offset by cost-cutting measures initiated in 2023 as compared to 2022.

Research and Development

Research and Development expenses were $60,000 for the year ended December 31, 2023, as compared to $146,022 for the comparable year ended December 31, 2022, which such expenses related to product testing.

Sales and Marketing Expenses

Sales and marketing expenses were approximately $5.2 million for the year ended December 31, 2023, as compared to $6.4 million for the comparable year ended December 31, 2022, a decrease of approximately $1.2 million. The decrease was primarily due to decreased advertising costs in connection with lower revenues and certain cost-cutting measures.

Sales and marketing expenses as a percentage of revenues were approximately 29.1% and 29.0% for the years ended December 31, 2023 and 2022, respectively.

Other Income (Expense), Net

Interest expense was $668,088 for the year ended December 31, 2023, as compared to $209,224 for the comparable year ended December 31, 2022. The increase was due to new loans and merchant advances entered into 2022 and 2023, as well as amortization of debt discount.

In the year ended December 31, 2023, the Company recorded a loss on extinguishment of debt of $1,693,850 related to the extension of note agreements.

Other income was $410,686 for the year ended December 31, 2023, as compared to $159,159 for the comparable year ended December 31, 2022. In the year ended December 31, 2023, other income primarily consisted of tax credits, and in the year ended December 21, 2022, other income was primarily due to the PPP forgiveness.

Net Loss

Net loss was approximately $10.4 million for the year ended December 31, 2023, as compared to approximately $5.1 million for the comparable year ended December 31, 2022, an increase of approximately $5.3 million. The increase in net loss was primarily due to stock compensation expense of approximately $5.6 million and loss on extinguishment of debt of $1,693,850 in 2023, as well as lower gross profit.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital to fund our inventory and marketing expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from operations, and debt financing. As of March 31, 2024, December 31, 2023, and December 31, 2022, we had $29,735, $368,242 and $218,605 of cash, respectively.

Merchant Advances

During three months ended March 31, 2024, and the year ended December 31, 2023, the Company entered into several short-term merchant loans with American Express, Amazon and Shopify.  The loans mature in six to nine months and bear interest at rates ranging from 8% to 13%.  The loans require monthly principal and interest payments.  During the three months ended March 31, 2024 and 2023, the Company received merchant advances totalling $908,200 and $0, respectively, and made repayments totalling $758,948 and $481,195, respectively. As of March 31, 2024, and December 31, 2023, the Company had $803,539 and $654,287, respectively in outstanding principal pertaining to these merchant loans.  Interest expense for the loans totalled $55,287 and $52,046 for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024, and December 31, 2023, there was $2,761 and $3,598, respectively, in interest payable pertaining to these loans.

Notes Payable, Net of Debt Discount

Promissory Notes

As of March 31, 2024, and December 31, 2023, the Company had $1,025,000 outstanding pertaining to the Hartstein Note. In April 2024, the Company extended the maturity date of the promissory note to June 1, 2024.  Interest expense for three months ended March 31, 2024, and March 31, 2023 were $0 and $0, respectively.

In February 2024, the Company received $300,000 in short-term promissory notes.  The notes bear interest at 10% per annum and mature on May 31, 2024. Interest expense for the three months ended March 31, 2024 was approximately $5,000.

OID Notes

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, in respective principal amounts of $367,500, $52,500 and $157,500 (the “January 2023 OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the January 2023 OID Notes. The January 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The maturity date of the January 2023 OID Notes (i) was subsequently extended to June 1, 2024, by the agreement between parties, and (ii) was further extended, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each holder party thereto, to September 30, 2024.

During the year three months ended March 31, 2024, interest expense on the OID Notes was $8,639 all of which was accrued and unpaid as of March 31, 2024.

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000 (collectively, the “August 2023 OID Notes”) to L1 Capital Global Opportunities Master Fund and Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August 2023 OID Notes. The August 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon the occurrence of an event of default. In April 2024, the Company entered into new Promissory Note Extension Agreements with the holders of the August 2023 OID Notes, extending the maturity date of such August 2023 OID Notes until June 30, 2024. The maturity date of August 2023 OID Notes was further extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each of holders party thereto.

On April 1, 2024, the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”). The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. No interest shall accrue on the April 2024 OID Notes prior to an event of default and after event of default, interest shall accrue at the rate of 18% per annum. The April 2024 OID Notes provided that the principal and all unpaid interest owed under each April 2024 OID Note shall be due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering.

Investor Bridge Notes

In March and April of 2023, the Company conducted a private offering (the “2023 Bridge Offering”) of up to $1,000,000 of unsecured promissory notes (“Investor Bridge Notes”) and warrants to purchase up to 1,000,000 shares of the Company’s common stock. Subject to default interest provisions contained therein, the Investor Bridge Notes will bear interest at a rate of 6% per annum and will mature (the “Investor Bridge Notes Maturity Date”) on the earlier of two years from the date of the initial closing of such private placement or a liquidity event, as defined in the Investor Bridge Notes, which includes a firm commitment underwritten initial public offering of the Company’s common stock. Each of the Investor Bridge Notes will be coupled with an equal number of warrants (the “Investor Bridge Warrants”) to purchase common stock (up to 1,000,000 warrants) at an exercise price of $1.00 per share. On the Investor Bridge Notes Maturity Date, the Investor Bridge Notes will be automatically repaid, and the proceeds payable shall be automatically applied to the exercise of the Investor Bridge Warrants.

At the first closing of the 2023 Bridge Offering, which took place on March 24, 2023, the Company issued $650,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 650,000 shares of common stock with an exercise price of $1.00 per share. In connection with the first closing of the 2023 Bridge Offering, the Company paid Boustead Securities, LLC (“Boustead”), its placement agent in such 2023 Bridge Offering, $52,000 in cash and  issued Boustead 5-year warrants to purchase 45,500 shares of common stock, at an exercise price of $1.00 per share and are exercisable immediately. Following the first closing of the 2023 Bridge Offering, the Company received net proceeds of $589,705 after deducting fees.

At the second closing of the 2023 Bridge Offering, which took place on April 14, 2023, the Company issued $100,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 100,000 shares of common stock with an exercise price of $1.00 per share. In connection with the second closing of the 2023 Bridge Offering, the Company paid Boustead $8,000 in cash and issued the placement agent 5-year warrants to purchase 7,000 shares of common stock at an exercise price of $1.00 per share and are exercisable immediately (together with the 5-year warrants to purchase up to 45,500 shares of common stock issued to Boustead in connection with the first closing of the first closing of the 2023 Bridge Offering, the “Boustead Bridge Warrants”). Following the second closing of the 2023 Bridge Offering, the Company received net proceeds of $91,455 after deducting fees. The Boustead Bridge Warrants are considered as compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Company’s common stock pursuant to its initial public offering.

For the three months ended March 31, 2024 and 2023, interest expense on the 2023 Bridge Offering was $11,219 and $748, respectively. As of March 31, 2024 and December 31, 2023, there was $45,641 and $34,422, respectively, in interest payable pertaining to these loans. The Boustead Bridge Warrants are considered as compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Company’s common stock pursuant to its initial public offering.

In connection with the Investor Bridge Notes, the Company recognized a debt discount of $657,206, consisting of the relative fair value of the warrants issued of $588,366 (see Note 8 of the notes to the financial statements included in this prospectus) and issuance costs of $68,840. The fair value of the warrants was calculated by assumptions used in the Black-Scholes model (Note 9 of the notes to the financial statements included in this prospectus). The debt discount will be amortized to interest expense over the life of the loan. During the three months ended March 31, 2024, $81,926 was amortized to interest expense.  As of March 31, 2024, $333,563 remained unamortized.

Convertible Notes

As of each of March 31, 2024 and December 31, 2023, the Company had total convertible promissory notes outstanding of $1,340,135.  In April 2024, the maturity date on all notes was extended to June 30, 2024.

Interest expense was $20,372 and $16,448 for the three months ended March 31, 2024 and 2023, respectively.  As of March 31, 2024 and December 31, 2023, interest payable on the convertible notes was $126,320 and $105,948, respectively.

Accounts Payable, Related Party

The Company received advances for purchases which were charged on credit cards owned by the previous Managing Member of Pish Posh Baby.  As of March 31, 2024 and December 31, 2023, there were net advances of $346,347 and $353,719, outstanding, respectively, which are reflected as accounts payable – related party on the balance sheets.

Cash Flows

Three Months Ended March 31, 2024 and 2023

The following table summarizes our cash flows from operating, investing, and financing activities:

	Three Months Ended
	March 31,
	2024	2023
Net cash used in operating activities	$(1,112,759)	$(417,774)
Net cash provided by financing activities	774,252	658,510
Net change in cash and cash equivalents	$(338,507)	$240,736

Net Cash Used in Operating Activities

Cash flows used in operating activities were approximately $1.1 million for the three months ended March 31, 2024, as compared to approximately $0.4 million for the three months ended March 31, 2023. Cash used during the three months ended March 31, 2024, was primarily driven by our net loss of approximately $1.3 million, partially offset by non-cash charges of approximately $0.1 million and increases in operating assets and liabilities of approximately $0.04 million. Changes in operating assets and liabilities included a decrease of approximately $0.3 million in inventory and decrease of accounts payable approximately $0.3 million.

Cash flows used in operating activities for the three months ended March 31, 2023, were primarily driven by our net loss of approximately $0.8 million and cash used in operating assets and liabilities of approximately $0.4 million, partially offset by non-cash charges of approximately $0.01 million. Changes in operating assets and liabilities included a decrease of approximately $0.5 million in inventory and deferred offering costs of approximately $0.3 million, partially offset by an increase of $0.8 million in accounts payable and accounts payable, related party.

Net Cash Provided by Financing Activities

We received note proceeds of approximately $0.6 million and loan proceeds of approximately $1.0 million in the three months ended March 31, 2024 and made loan repayments of approximately $0.8 million.

We received note proceeds of approximately $1.1 million in the three months ended March 31, 2023 and made loan repayments of approximately $0.5 million. We also received approximately $0.5 million in related party loans which were fully repaid in 2023.

Years Ended December 31, 2023 and 2022

The following table summarizes our cash flows from operating, investing, and financing activities for the years ended December 31, 2023 and 2022

	Year Ended
	December 31,
	2023	2022
Net cash used in operating activities	$(362,785)	$(4,272,410)
Net cash used in investing activities	-	(33,762)
Net cash provided by financing activities	512,422	3,750,897
Net change in cash and cash equivalents	$149,637	$(555,275)

Net Cash Used in Operating Activities

Cash flows used in operating activities were approximately $0.4 million for the year ended December 31, 2023, as compared to cash used of approximately $4.3 million for the comparable year ended December 31, 2022. Cash used during the year ended December 31, 2023 was primarily driven by our net loss of approximately $10.4 million, partially offset by non-cash charges of approximately $7.5 million and increases in operating assets and liabilities of approximately $2.5 million. Changes in operating assets and liabilities included a decrease of approximately $1.9 million in inventory and increase of accounts payable approximately $1.5 million.

Cash flows used in operating activities for the year ended December 31, 2022 were primarily driven by our net loss of approximately $5.1 million and cash used in operating assets and liabilities of approximately $1.8 million, partially offset by non-cash charges of approximately $2.7 million. Changes in operating assets and liabilities included an increase of $1.6 million in inventory and deferred offering costs of approximately $0.8 million, partially offset by an increase of $0.8 million in accounts payable and accounts payable, related party.

Net Cash Used in Investing Activities

Cash used in investing activities was $0 and $33,762 million for the years ended December 31, 2023 and 2022, respectively, primarily driven by capitalized website development costs for the year 2022.

Net Cash Provided by Financing Activities

We received note proceeds of approximately $2.6 million, loan proceeds of approximately $1.1 million, loan proceeds from related parties of approximately $0.5 million, and convertible note proceeds of approximately $0.2 million for the year ended December 31, 2023 and made repayments of notes of approximately $1.1 million, repayments of loans of approximately $2.3 million, and repayment of loans from related parties of approximately $0.5 million.

For the year ended December 31, 2022, we received loan proceeds of approximately $7.2 million and made repayments totaling approximately $5.6 million. We also received approximately $1.7 million in the issuance of preferred and common stock pursuant to the Company’s subsequent closing of its private offering of Series A Preferred stock and common stock purchase warrants, held on March 1, 2022. We also received approximately $0.4 million in the issuance of common stock from the Company’s September 2022 private placement offering of Common Stock.

We do not have any off-balance sheet arrangements, as defined by applicable regulations of the SEC, that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $10,433,275 and $5,141,249 for the years ended December 31, 2023 and 2022, respectively, and has negative cash flows from operations for the years then ended. We have sustained net losses of $1,269,591 and $798,093 for the three months ended March 31, 2024 and 2023, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing.  Through the date the financial statements were issued, the Company has been primarily financed through the issuance of loans and proceeds from the sale of its preferred and Common Stock.  In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is seeking to raise capital via its initial public offering of its securities. In the event the Company does not complete the offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

Emerging Growth Company and Smaller Reporting Company Status

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. We are using the extended transition period for any other new or revised accounting standards during the period in which we remain an emerging growth company.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Critical Accounting Policies

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, revenue recognition, and e-commerce accounting considerations. We base our estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments. We believe the carrying amount of our convertible notes payable and loan payable approximate fair value based on rates and other terms currently available to us for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from products delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventory

Inventories consist of finished goods and products in transit from the Company’s suppliers.  Finished goods inventory includes amounts primarily held at the Company’s warehouse location and at Amazon.  Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization. Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50. We amortize these costs using the straight-line method over an estimated useful life of three years.

Impairment of Long-Lived Assets

We review our long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers, we determine revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to our customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

We derive our revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. We generate a small percentage of sales in our showroom, which revenue is recognized at the time the product is sold in store to the customer.

We deduct discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as fulfilment costs in sales and marketing expense and are therefore not evaluated as a separate performance obligation.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties.  The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfillment center operations, third-party logistics costs, e-commerce selling commissions, marketing and advertising costs as well as public relations.

The Company also includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology.  General and administrative expenses also include payment processing fees, website costs and warehousing fees.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013 Framework). Based on this assessment, management concluded that, as of December 31, 2023, the Company’s internal control over financial reporting was not effective.

Changes in Internal Control Over Financial Reporting

As of December 31, 2023, our management, including our Chairman of the Board, principal executive officer and principal financial officer, assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in the 2013 Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, as of December 31, 2023, such internal controls and procedures were not effective. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that are considered to be material weaknesses. The matters involving internal controls and procedures that our management considered to be material weaknesses were:

1.   Inadequate segregation of duties consistent with control objectives in the areas over certain user access controls;

2.   Lack of documentation of internal control policies over information technology (IT) systems and third party websites.   The Company utilizes related parties’ credit cards to pay for inventory and other expenses of the Company. These credit cards are used by the Company and by the related parties and thus the credit card charges are co-mingled and susceptible to errors in accounting for Company activity. The Company should avoid utilizing related parties’ credit cards; however, if this type of financing is still required, Management needs to implement internal controls to ensure all Company related credit card charges are properly identified and recorded; and

3.   Ineffective IT general computing controls including lack of risk and design assessments such as IT security policies and procedures, user access, review and assessment of IT controls within third party contracts.

We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses. The Company’s plan to remediate the material weaknesses in its internal control over financial reporting includes utilizing a portion of the working capital from its initial public offering to increase staffing within its finance department sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its internally prepared financial statements. In addition, the Company plans to retain outside consultants, experts in, and specializing in SEC reporting for public company registrants.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842, as modified by other subsequently issued related ASUs. The amendments in these Updates specify the accounting for leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. The Company adopted the new standard, including ASU No. 2021-09, Leases (Topic 842), Discount Rate for Lessees That are Not Public Business Entities, which provides nonpublic business entities with a practical expedient that allows them to elect, as an accounting policy, to use a risk-free rate as the discount rate for all leases, and all other related ASUs, effective January 1, 2022 using a modified retrospective approach. The Company also elected the package of practical expedients permitted under the transition guidance within the new standard (see below).

As of January 1, 2022, the Company changed its accounting method for leases as a result of implementing the requirements of FASB ASC 842, Leases, using the modified retrospective transition method. There was no cumulative effect adjustment to the Company’s balance sheet as of January 1, 2022. Adoption of the new guidance did not have a significant impact to the statements of operations or cash flows for the year ended December 31, 2022. Comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The new lease guidance requires the recognition of a right-of-use asset and a lease liability for operating leases. The Company elected the package of practical expedients, including 1) relief from reassessing whether any expired or existing contracts are or contain leases, 2) relief from reassessing the classification for any expired or existing leases, 3) relief from reassessing initial direct costs for any existing leases, 4) using hindsight to determine the lease term and assess impairment of right-of-use assets, 5) election not to apply the recognition requirements to short-term leases, and 6) election not to separate lease components from non-lease components.

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt and will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that is within the scope of ASU 2020-06. ASU 2020-06 is applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 on January 1, 2022 and the adoption of this ASU did not have a material impact on the Company’s financial statements and related disclosures.

BUSINESS

Company Overview

PishPosh is a rapidly growing online retailer of premium baby products. Based on our experience in the industry, we believe that, since its founding in 2015, PishPosh has established itself as a leading e-commerce platform with an extraordinarily engaged customer base of middle- and upper-class mothers. PishPosh distinguishes itself by offering new and unique brands and products that inspire moms to shop.

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom boutique and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site).

We stock items of which we sell the most quantity in a dedicated warehouse and fulfilment center located in Farmingdale, New Jersey, which we believe improves customer service, shortens the delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We ship via FedEx, UPS and USPS throughout the United States (the lower 48 States) and free shipping on orders over $75. We maintain approximately $2,800,000 of inventory (as of December 31, 2023), consisting mostly of strollers, car seats and highchairs. We stock the majority of our inventory so that we can have 60 – 90 days of inventory available to us depending on the season. We currently employ a total of 16 employees, 9 of which are full-time employees and 7 of which are part-time employees.

Strategy

Our efforts are directed towards providing a brand that has the best experience for a parent to purchase baby gear needs. Our strategy is to build and assist parents throughout the purchasing process. We build relationships with our sales representatives, who are parents themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced, educated shopping experience. We are focused on building a loyal customer base. We have executed high levels of technology integration, using the best of breed ecommerce technologies. We have overhauled our website and back-end ecommerce tech to better serve our customers. We also focus on what we believe to be the newest style and fashion in our category. If we are successful in growing our customer base and expanding our product line to new categories, it will bring us to scale faster and allow for better buying and higher margins in the long term. An important addition to our growth strategy includes manufacturing our own products under our brand in order to grow margin, control inventory and become the primary destination for parents for all their cutting-edge baby gear product needs.

Products and Services

Although the majority of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers. We intend on diversifying our revenue base by expanding into new categories like baby health and safety and nursery, particularly in our product manufacturing strategy.

We are currently focused on stroller and car seats, but we hope in the future to expand into branded nursery and children’s furniture as well as baby health and safety. We hope to offer products for a complete nursery, including furniture and nursery decor and bedding and accessories. We also hope to further expand our product offerings to include prenatal products such as products for pregnant mothers, baby health, baby furniture and room decor and products for one-year old children and older including, baby toys, toddler gear, toddler furniture and toys.

We typically purchase merchandise from our vendors through purchase orders. We do not have long-term agreements, but we do occasionally negotiate exclusive arrangements on products for a period of time with our vendors on some new or limited-edition models.

We employ a team of merchandising professionals who are trained to source, obtain, and maintain relationships with vendors and manufacturers.

Led by our Chief Merchandising Officer, Allan Ben, we intend on building product lines across different baby categories to manufacture and sell on our website, www.pishposhbaby.com. Categories such as Baby Health and Safety which include baby monitors and other internet of things (IOT) based products which are connected to users’ smart devices and allow for constant oversight of the child’s well-being.

Industry Overview

The stroller segment has grown at an average year over year rate of 5% the last several years. Due to larger spending capacities, in North America non-essential baby items like baby carriers sell best. When it comes to where to shop for baby products, parents traditionally prefer to shop in specialty stores. Consumers like that they can shop for a wide variety of products all in the same category. They also like that they can get after-sale services, installation instructions, and product knowledgeable sales associates. With the increasing popularity of e-commerce sales, online distribution of baby products is expected to grow at a Compound Annual Growth Rate (“CAGR”) of 12.89% from 2021 to 2028, according to a report by Knowledge Sourcing Intelligence. Since the younger generations are the ones with internet knowledge and the ones who are purchasing these products, they are quickly growing the market. (Mordor Intelligence 2024).

We connect with expectant moms to earn a new mom’s loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Sales, Marketing and Distribution

Website

We use targeted social, digital and traditional media to acquire new prospects and invest marketing resources to convert the most valuable prospects into customers. We believe that we provide customers with an exceptional level of service and satisfaction.

We use both online and offline marketing strategies to generate brand and product awareness, including organic search, paid search, digital display advertising and outdoor advertising.

We use remarketing with digital display (interpreting browsing behavior of visitors to our site and display advertising on sites they later visit), email, Facebook, Instagram, and educational resources. We offer incentives to site visitors who sign up for an email newsletter. We aim to capture leads by providing a $10 off coupon as well.

We use a concierge approach with our sales and customer service representatives, or “Mom reps,” to assist new moms to purchase the products right for her lifestyle and to identify our most valuable customers and their characteristics.

We introduce customers to what we believe to be is the hottest in baby gear and offer early access to the season’s newest products. We are able to provide special discounts to prospects and customers because of our bulk purchasing and direct fulfilment of our products.

Since October 2021, our website has attracted over 800,000 prospects, 1.35% of which converted into paying customers.

Inventory and Fulfilment

We do not have our own fulfilment operations. We outsource our order fulfilment operations to a 35,000 square foot warehouse fulfilment center in Farmingdale, New Jersey. The fulfilment facility stores, selects, packs, ships and handles returns. We represent over 50% of such facility’s business. We believe that we have a good working relationship and receive excellent levels of service with such facility.

Market Opportunity

The global kids’ furniture market size is expected to reach USD 121.41 billion by 2028, according to a new report by Grand View Research, Inc. It is expected to expand at a CAGR of 12.89% from 2021 to 2028, according to a report by Knowledge Sourcing Intelligence. Prices generally vary from $250 to $3,000. We believe that major retail outlets (Pottery Barn Kids and Babies-R-Us) sell youth lines at a $499 median price point.

Customer Service

We believe that our Mom reps provide our target customers an enhanced shopping experience and real life experience for expectant mothers. Our Mom reps are hand selected and trained on all products we offer; they are passionate about the items we sell and care to satisfy the customer. We believe that they offer real value by helping customers through the buying pattern, especially new parents to be, who may be very overwhelmed by the pregnancy experience, and they really want someone who can guide them through selecting the items un-judgmentally, friendly and yet professionally.

Competition; Competitive Strengths

Competition – There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby and Albee Baby, among others.

Competitive Strength – We compete in our market by having (1) best of breed technology and website interface, (2) long-term relationships with top brands to allow for greater buying power and new product access when its introduced, and (3) excellent customer service built on cultivating relationships with our customers. In addition, our expert representatives are parents who can relate and communicate with our shopping demographic very well.

Suppliers

We purchase our products primarily from Baby Jogger, Uppa Baby, Bugaboo and Doona.

Intellectual Property

The Company currently has four (4) registered trademarks and no patents. We also rely on copyright laws to protect the photographs and content on our site, as well as our site itself, although we have not sought copyright registrations to date. We have registered Internet domain names related to our business.

Environmental Matters

We have no material expenditures for compliance with Federal, State or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment.

Government and Industry Regulation

Our business is subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws protecting the privacy of consumer information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state privacy laws and regulations, we must provide notice to consumers of our policies on sharing sensitive information with third parties, advance notice of any changes to our policies and, in some instances, we may be obligated to give customers the right to prevent sharing of their sensitive information with unaffiliated third parties. The growth and demand for e-commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs.

In many jurisdictions, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. In addition, new tax regulations in jurisdictions where we do not now collect state and local taxes may subject us to the obligation to collect and remit state and local taxes, or subject us to additional state and local sales and income taxes, or to requirements intended to assist states with their tax collection efforts. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and e-commerce could result in significant additional taxes on our business. These taxes or tax collection obligations could have an adverse effect on our cash flows and results of operations. Further, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

The manufacturers of products we sell may be subject to various regulations regarding the safety of such products.

Employees

As of June 7, 2024, we have a total of 16 employees, 9 of which are full-time employees and 14 of which are part-time employees.

Properties

Our principal place of business is located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, which consists of approximately 6,770 square feet of space which the Company leases. The relevant lease is scheduled to expire on October 31, 2024.

We do not own any properties or land.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.

Corporate History and Information

We were incorporated on December 16, 2021, in the State of Delaware. On February 25, 2022, we entered into an Agreement and Plan of Merger with Pish Posh Baby. Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the merger and succeeding to the business of Pish Posh Baby.

Our principal executive offices are located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, and our telephone number is (732) 905-3716. Our website is available at www.pishposhbaby.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

MANAGEMENT

The following table sets forth as of June 7, 2024, the names and positions of our executive officers and directors of our Company. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position	Director Since
Chaim (Charlie) Birnbaum	35	Chief Executive Officer and Director	May 2022
Eric Sherb	37	Chief Financial Officer	—
Alon Benishai (a.k.a. Allan Ben)	54	Chief Merchandising Officer (Non-Executive position)	—
Jesse Sutton	54	Chairman and Director	May 2022
Patrick White	71	Director	May 2022
Menachem (Mark) Kahn	26	Director	May 2022
Victor Setton	52	Director	September 2022
Hank Cohn	54	Director	September 2023

Chaim (Charlie) Birnbaum. Charlie Birnbaum was appointed as Chief Executive Officer of the Company on January 18, 2023 and was appointed a director of the Company in May 2022. Prior to being appointed as Chief Executive Officer, Charlie served as Chief Operating Officer of Pish Posh Baby and became Chief Operating Officer of the Company concurrent with the Merger of Pish Posh Baby with and into the Company in February 2022. A decade-long veteran in online business-to-consumer (“B2C”) sales, Mr. Birnbaum has spent the last five years leveraging his deep knowledge of e-commerce operations and strategy to reposition PishPosh Baby as a rapidly expanding, profitable online player. Mr. Birnbaum is qualified to serve as a director of the Company due to his extensive experience and knowledge of online B2C sales.

Eric Sherb. Eric Sherb was appointed as Chief Financial Officer of the Company on August 29, 2022. Mr. Sherb acted as the Company’s Chief Financial Officer on an outsourced basis since July 2022. He is a CPA with 13 years of experience in accounting advisory, auditing and mergers and acquisitions. He began his career at PricewaterhouseCoopers, where he worked as a senior associate from July 2008 to January 2013. Mr. Sherb has several years’ experience in mid-size audit and consulting firms with clients in a variety of industries. Following his time at PricewaterhouseCoopers, Mr. Sherb served as Audit Manager at RBSM LLP, and Senior Manager at CFGI. Since October 2018, Eric has been a founder and owner of EMS Consulting Services, LLC. He has extensive experience in financial reporting for pre-revenue startups to large public entities, including bookkeeping, consolidation, financial statement preparation and analysis, management and investor reporting, financial modeling and audit and IPO readiness. Mr. Sherb has provided technical advisory on complex transactions, including debt/equity financings, business combinations, revenue recognition, lease arrangements, etc. Mr. Sherb has helped clients establish and improve financial operations, including system implementation, compensation structures and the creation of accounting policies and processes. Mr. Sherb graduated with a Bachelor of Business Administration from Emory University in Accounting and Finance.

Alon Benishai (a.k.a. Allan Ben). Mr. Benishai is our Chief Merchandising Officer (a non-executive position). Since 2005, he has and continues to serve as the Chief Executive Officer of Art and Cook, a wholesale consumer goods specializing in home products. He was responsible for importing over $150 million of goods in the past five years. Some of his daily duties include:

●	Leading the team responsible for designing, selecting, and executing the curated assortment of items offered;

●	Responsible for the strategy and growth of Art and Cook;

●	Responsible for getting the right products to customers in a timely fashion;

●	Leads Art and Cook’s integrated planning, flow planning, distribution centers, fulfilment centers, transportation, and last mile operations;

●	Leads a team of associates working across controllership, finance, merchandise planning, and financial planning and analysis;

●	Ensures Art and Cook’s stays ahead of the curve on the future of wholesale, by identifying, and developing future revenue streams; and

●	Oversees product management, operations transformation, and the user experience across omnichannel commerce.

Mr. Benishai brings more than 20 years’ experience working in product development, sourcing, and consulting and has served as a product, packaging, and branding advisor for companies such as Polaroid (2015-2016), Sharper Image (2016-2017), Brookstone (2019-2020) and Southern Telecom (2007-2022).

Jesse Sutton. Jesse Sutton was appointed Chairman of the Company on January 18, 2023, and has served as a director of the Company since May 2022. In addition, Mr. Sutton also previously served as Chief Executive Officer of Pish Posh Baby and became Chief Executive Officer of the Company concurrent with the Merger of Pish Posh Baby with and into the Company in February 2022 and continued to serve as the Chief Executive Officer of the Company until January 18, 2023. Mr. Sutton has over 25 years’ experience in the video game industry and has overseen the publishing of hundreds of games across all platforms and all genres. From 2007 through 2017, Mr. Sutton was CEO of Majesco Entertainment, a video game publisher he co-founded in 2003, where he was responsible for the development and publishing of popular interactive entertainment titles such as Zumba and Cooking Mama. While at Majesco, he was responsible for all aspects of company management, including funding, product development, SEC reporting, marketing, licensing, sales and operations. After Majesco Entertainment went private in 2017, he continued to serve as CEO through 2021, and from 2019 through 2020, he also served as President of Global Bit, a software development firm. Since 2019, Mr. Sutton also serves as Chief Executive Officer and a director of Ultimax Digital Inc. Since 2005, Mr. Sutton has served as Chairman of the Reach For The Stars School for Autistic Children. Mr. Sutton holds a bachelor’s degree from Yeshiva University. Mr. Sutton is qualified to serve as a director of the Company due to the valuable expertise and perspective he brings in his capacity as the Company’s Chief Executive Officer and because of his extensive experience and knowledge of the consumer products industry.

Patrick White. Patrick White joined the Company as a director in May 2022. Mr. White has served as a director of VerifyMe, Inc. (NASDAQ: VRME) since July 2017. Mr. White founded Document Security Systems, Inc. (NYSE: DSS), a technology company, and served as its Chief Executive Officer and Director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. Mr. White has been a director of BoxScore Brands Inc. (OTCQB: BOXES) (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Advisor for Monroe County, NY Government from April 2016 until May 2017. Mr. White was a consultant to VerifyMe, Inc. from June 2017 through August 2017, when he was appointed Chief Executive Officer and President. Mr. White received his Bachelors of Science (Accounting) and Masters of Business Administration degrees from Rochester Institute of Technology. Mr. White is qualified to serve as a director of the Company due to his substantial board and consulting experience and his experience serving as the Chief Executive Officer of a public company.

Menachem (Mark) Kahn. Mark Kahn joined the Company as a director in May 2022. Since 2022, Mr. Kahn works as a financial analyst at Israel David LLC a boutique securities litigation firm. Mr. Kahn was previously employed at Palladium Capital Group, LLC in a non-licensed analyst capacity. Prior to joining Palladium, Mr. Kahn co-founded Siyata Capital Partners Family fund, a hedge fund focusing on technology startups and growth companies, where he served as Technology Analyst from June 2020 to September 2021. At Siyata, Mr. Kahn assumed responsibility for the P&L of the fund and its clients. Mr. Kahn also has extensive experience in advising successful e-commerce companies and startup companies. From December 2018 through December 2019, he ran the development and design of SkuNexus, now a leading e-commerce software with partnerships with Shopify and BigCommerce, and other public companies. Mr. Kahn’s experience and strength in e-commerce, finance, and technology serve as a great asset for Pish Posh Baby’s Board. Mr. Kahn holds degrees in software architecture and design from General Assembly NYC which were awarded in December 2018. Mr. Kahn is qualified to serve as a director of the Company due to his experience in advising successful e-commerce companies, combined with his understanding of the venture capital and startup space.

Victor Setton. Victor Setton joined the Company as a director in September 2022. Since January 2005, Mr. Setton has served as President and Chief Executive Office of Just Mobile Direct Inc., a manufacturer and distributor of consumer electronics & accessories, selling primary to national retail accounts. In addition, since December 2020, Mr. Setton has also served as a founder of Current Digital Influence Group, a brand license developer of consumer products for digital media influencers. From May 2020 through February 2020, Mr. Setton acted as Chief Executive Officer of Mobile City Online, a direct-to-consumer commerce of mobile electronics and related accessories. Mr. Setton is qualified to serve as a director of the Company due to his experience and knowledge of the e-commerce and consumer products industry.

Hank Cohn. Mr. Cohn joined the Company as a director in September 2023. Mr. Cohn has over 28 years of experience across a variety of industries including software, technology, financial services, medical software, ambulatory care and business management. From 2006-2009, Mr. Cohn served as the CEO of PracticeOne, a medical software company, where he was responsible for restructuring the company and brought the Company from a $2.5 million loss per annum to profitability in six months. Following the sale of PracticeOne in 2009, Mr. Cohn has served as the Owner of P1 Billing which provides a full suite of revenue cycle services to physicians and medical clinics. In 2017, Mr. Cohn co-founded New Hope Ranch, a residential treatment center in Texas, where he served as CEO and led the company to reaching profitability within one year of founding, and eventually sold New Hope Ranch to Discovery Behavioral Health in 2021. In 2021, Mr. Cohn, then co-founded Harmony Road Recovery, an outpatient mental health and substance abuse clinic, where he currently serves as CEO/Co-founder. Mr. Cohn also has experience within the financial services industry, servicing as the Vice President of Atlas Capital Services from 2002-2003 and Associate at the Middleton Group, LLC from 1999-2001. Mr. Cohn graduated from Beth Medrash Govoha with a Bachelor of Arts in 1992 and a Master of Arts in 1994 and graduated from Baruch College with an MBA in Finance and Investments. Mr. Cohn is qualified to serve as a director of the Company due to his broad and in-depth experience in a variety of industries including the financial sector.

Board of Directors

The number of members of our Board will be determined from time to time by resolution of the Board. Currently, our Board consists of six (6) directors. Our directors hold office until the earlier of their death, resignation, retirement, disqualification, or removal or until their successors have been duly elected and qualified.

Director Independence

Prior to the closing of this initial public offering, our Board will be composed of a majority of “independent directors” as defined under the listing requirements of the CBOE. The listing rules of the CBOE require that independent directors must comprise a majority of a listed company’s Board. In addition, the rules of the CBOE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the CBOE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The CBOE listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s combined gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board believes that Patrick White, Menachem (Mark) Kahn, Victor Setton and Hank Cohn will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the CBOE. However, our securities are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board

We have established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Governance Committee”). Each such committee of the Board has or will have the composition and responsibilities described below.

Audit Committee

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to the Amended and Restated Charter of the Audit Committee, the Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC.

The members of our Audit Committee are Menachem (Mark) Kahn, Victor Setton, and Patrick White, who serves as chairperson of this committee.

Compensation Committee

Pursuant to the Amended and Restated Charter of the Compensation Committee, the Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual Compensation Committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are Patrick White and Menachem (Mark) Kahn, who serves as chairperson of this committee.

Nominating and Governance Committee

Pursuant to the Amended and Restated Charter of the Nominating and Governance Committee, the Nominating and Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become Board members; recommending to our Board the persons to be nominated for election as directors and to each Board committee; developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our Board.

The members of our Nominating and Governance Committee are Menachem (Mark) Kahn, Jesse Sutton and Victor Setton, who serves as chairperson of this committee.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that is applicable to all of our employees, executive officers, and directors of the Company (the “Code of Conduct”). The Code of Conduct is available on our website at www.pishposhbaby.com. Information contained on or accessible through our website is not a part of and is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and governance committee of our Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE AND DIRECTOR COMPENSATION

The following is a discussion and analysis of the compensation arrangements for our named executive officers, which consist of (a) any persons who served as our principal executive officer during any part of 2023; (b) each of our two most highly compensated executive officers other than our principal executive officer who served as executive officers at the end of 2023; and (c) up to two additional individuals for whom disclosure would have been provided under clause (b) but for the fact that the person was not serving as an executive officer at the end of the fiscal year ended December 31, 2023, provided, however, that no disclosure need be provided for any executive officer, other than the principal executive officer, whose total compensation does not exceed $100,000. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For the year ended December 31, 2023, our named executive officers were Jesse Sutton (Former Chief Executive Officer and Current Chairman and Director) and Charlie Birnbaum (Former Chief Operating Officer and Current Chief Executive Officer).

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal year ended December 31, 2023, as applicable.

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Jesse Sutton,	2023	76,154	0	0	0	0	0	76,154
Current Chairman and Director (Former Chief Executive Officer)	2022	173,077	0	0	0	0	0	173,077
Chaim (Charlie) Birnbaum,	2023	250,000	0	0	0	0	34,896	284,896
Chief Executive Officer (Former Chief Operating Officer)	2022	218,627	20,000	0	0	0	32,476	271,103
Eric Sherb,	2023	90,000	0	0	0	0	0	90,000
Chief Financial Officer	2022	23,350	0	0	0	0	0	23,350

(1)	Mr. Sutton served as Chief Executive Officer of the Company from January 12, 2022 until January 17, 2023, at which time he was replaced by Chaim (Charlie) Birnbaum. Prior to serving as Chief Executive Officer of the Company, Mr. Birnbaum served as Chief Operating Officer of the Company (including its predecessor, Pish Posh Baby LLC) from November 23, 2021 until January 17, 2023.
(2)	Reflects amounts actually paid to the named executive officers pursuant to discussions and agreements between each of the named executive officers and the Company.

Employment Agreements with Officers and Directors

Chaim (Charlie) Birnbaum. We entered into an Employment Agreement with Chaim (Charlie) Birnbaum, dated as of November 23, 2021, as amended by that certain Amendment No. 1, dated January 18, 2023, (as amended, the “Birnbaum Employment Agreement”). Mr. Birnbaum was initially employed to serve as our Chief Operating Officer for an initial term of three (3) years. In accordance with Amendment No. 1 to his Employment Agreement, Mr. Birnbaum resigned as Chief Operating Officer and was appointed as the Company’s Chief Executive Officer effective as of January 18, 2023. Per the terms of the Birnbaum Employment Agreement, Mr. Birnbaum had a base salary of $225,000 for 2022 and $250,000 for 2023, and is entitled to a base salary of $250,000 for 2024, subject to required withholdings, payable in accordance with the Company’s normal payroll procedures. Mr. Birnbaum is also entitled to receive an annual cash bonus in the amount to be determined by the Board based on the Company’s performance. To the extent practicable, the Company shall pay the premiums of a life insurance policy, providing coverage in the amount of $1 million payable to a beneficiary chosen by Mr. Birnbaum, which insures the life of Mr. Birnbaum. In addition, during the term of his employment, Mr. Birnbaum receives a monthly automobile allowance in the amount of $700 per month. Mr. Birnbaum is also entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company and applicable generally to senior executives of the Company.

If Mr. Birnbaum’s employment with the Company is terminated by the Company for Cause (as defined in the Birnbaum Employment Agreement) or by Mr. Birnbaum without Good Reason (as defined in the Birnbaum Employment Agreement), the Company shall pay or provide to Mr. Birnbaum the following amounts through the applicable termination date: (i) any earned but unpaid Base Salary, (ii) unpaid expense reimbursements, and (iii) any earned but unpaid Annual Bonus (the “Birnbaum Accrued Obligations”). If his employment is terminated due to his death, the Company shall his authorized representative or estate (i) the Birnbaum Accrued Obligations earned up through the termination date, (ii) a pro-rata portion of his annual bonus, if any, for the fiscal year in which the termination occurs, (iii) any and all previously granted outstanding equity incentive awards shall vest subject to time-based vesting criteria as if he continued to provide services for the Company for twelve (12) months following the termination date, and (iv) subject to the Mr. Birnbaum’s or his eligible dependents’ timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and subject to the other terms set forth in the Birnbaum Employment Agreement, the Company shall reimburse Mr. Birnbaum or his eligible dependents the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers him (and his eligible dependents) for a period of eighteen (18) months.

If Mr. Birnbaum’s employment is terminated due to Disability (as defined in the Birnbaum Employment Agreement), by the Company without Cause, or by Mr. Birnbaum with Good Reason, then Mr. Birnbaum shall be entitled to receive: (i) the Birnbaum Accrued Obligations earned up through the termination date, (ii) severance in a lump sum installment amount equal to the base salary in effect on the termination date, payable in twelve monthly installments for each month following the termination date, (iii) retention of all of the health insurance, life insurance, automobile allowance and pension, savings and retirement plans, welfare and insurance plans benefits, (iv) any and all previously granted outstanding equity incentive awards shall vest subject to time-based vesting criteria as if he continued to provide services for the Company, and (v) subject to Mr. Birnbaum’s or his eligible dependents’ timely election of continuation coverage under COBRA, and subject to the other terms set forth in the Birnbaum Employment Agreement, the Company shall reimburse Mr. Birnbaum or his eligible dependents the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers him (and his eligible dependents) for a period of eighteen (18) months.

In the event Mr. Birnbaum’s employment is terminated due to Disability, in addition to the aforementioned awards, Mr. Birnbaum shall be entitled to receive a continuation of the base salary in effect on the termination date until the earlier of (a) the 12 month anniversary of the termination date, and (b) the date Mr. Birnbaum is eligible to commence receiving payments under the Company’s long-term disability policy. If the net compensation from the base salary is greater than the net compensation from the long term disability policy, the Company, through the 12 month anniversary of the termination date will compensate Mr. Birnbaum’s estate the difference in net compensation.

Eric Sherb. We entered into an offer letter with Eric Sherb, dated August 25, 2022, pursuant to which Mr. Sherb shall serve as our full-time Chief Financial Officer. In consideration for such services, Mr. Sherb shall receive base salary of $125,000 per year, payable on the Company’s regular payroll dates, less applicable withholding deductions. In addition, he will be granted an option to purchase 28,000 shares of Common Stock at an exercise price of $1.25 per share, which will vest as follows: 25% of the option shares shall vest after 12 months of continuous service beginning on August 29, 2022, and the balance will vest in quarterly installments over the next 36 months of continuous service, as described in the applicable stock option agreement. The options will be subject to the terms and conditions applicable to options granted under Company’s 2022 Equity Incentive Plan, as described in such plan and the applicable stock option agreement.

Jesse Sutton. We entered into an Employment Agreement with Jesse Sutton, dated as of January 12, 2022, as amended by that certain Amendment No. 1 to the Employment Agreement, dated as of December 20, 2022, and that certain Amendment No. 2 to the Employment Agreement, dated January 18, 2023 (as amended, the “Sutton Employment Agreement”). Mr. Sutton was initially employed as our Chief Executive Officer for an initial term of two (2) years. In accordance with Amendment No. 2 to his Employment Agreement, Mr. Sutton stepped down as Chief Executive Officer and was employed as the Chairman of the Company, effective as of January 18, 2023. Pursuant to the terms of the Sutton Employment Agreement, Mr. Sutton is entitled to an annual base salary of $180,000, subject to required withholdings, payable in accordance with the Company’s normal payroll procedures. Per the terms of the Sutton Employment Agreement, in the event the Company becomes a publicly traded company (a “Going Public Event”), Mr. Sutton’s base compensation will be increased to $240,000 annually and he shall receive a $25,000 bonus. Mr. Sutton is also entitled to receive an annual performance bonus in the amount to be determined by the Board based on the Company’s performance. In addition, upon the closing of a capital raise of equity of at least $5 million, with a minimum pre-money valuation of the Company of at least $35 million, Mr. Sutton shall receive a bonus of $100,000 in cash and an equity grant equal to one percent (1%) of the equity of the Company pre-closing of such raise. Such equity will be granted as options, RSUs, or other agreements as determined by the Board and Mr. Sutton. Mr. Sutton is entitled to four (4) weeks of vacation and five (5) additional days of paid time off in accordance with the Company’s policy, as in effect from time to time.

Per the terms of the Sutton Employment Agreement, upon the Company’s adoption of an equity incentive plan, Mr. Sutton shall be entitled to an award of restricted stock units (“RSUs”) that represent, in the aggregate five percent (5%) of the Company’s issued and outstanding Common Stock at a $6 million valuation determined on a fully diluted basis as of the date of grant. The RSUs shall be subject to the terms and conditions of the Company’s employee stock option plan and of the applicable award agreement that shall provide, among other things, that (i) one-third of the RSUs vest on January 2, 2023, (ii) one-third of the RSUs shall vest on the later of January 2, 2023 or the Going Public Event, provided that Mr. Sutton’s employment is not terminated by the Company for cause (as defined in the Sutton Employment Agreement prior to the Going Public Event), and (iii) one-third of the RSUs shall vest on the later of January 2, 2023 or the first anniversary of the Going Public Event, provided that Mr. Sutton’s employment is not terminated by the Company for cause (as defined in the Sutton Employment Agreement prior to the first anniversary of the Going Public Event); provided, that, in any case, (x) all unvested RSUs shall immediately vest upon a change in control (as defined in the stock option plan), and (y) all vested RSUs shall be converted into shares of Common Stock on the first to occur of the following: (1) a change of control (as defined in the stock option plan), and (2) termination of Mr. Sutton’s employment for any reason other than the Company for cause.

Upon the termination of Mr. Sutton’s employment, the Company shall pay Mr. Sutton (i) any unpaid base salary accrued through the date of termination, (ii) any accrued and unpaid paid time off or similar pay to which he is entitled as a matter of law or the Company policy, (iii) any amounts due to Mr. Sutton under the terms of the Company’s benefit plans, and (iv) any unreimbursed expenses properly incurred prior to the date of termination (collectively, the “Sutton Accrued Obligations”). In the event Mr. Sutton resigns without Good Reason (as defined in the Sutton Employment Agreement), the Company terminates for Cause (as defined in the Sutton Employment Agreement), or Mr. Sutton resigns without Good Reason, the Company shall have no further obligation to Mr. Sutton other than payment of the Sutton Accrued Obligations. In the event Mr. Sutton’s employment is terminated by the Company without Cause or by Mr. Sutton for Good Reason, Mr. Sutton shall be entitled to receive, subject to the terms of the Sutton Employment Agreement, (i) severance pay in an aggregate amount equal to Mr. Sutton’s base salary for six (6) months, less applicable payroll deductions and tax withholdings, payable in accordance with normal payroll policies of the Company over a six (6) month period, plus (ii) the annual performance bonus, if any, for the year of his termination, subject to achievement of the performance metrics for such year and payable on the date such bonus would have been paid had Mr. Sutton remained employed.

Alon Benishai (a.k.a. Allan Ben). We entered into an Employment Agreement, dated as of April 30, 2021, with Alon Benishai (a.k.a. Allan Ben) (the “Benishai Employment Agreement”) to serve as our Chief Executive Officer. Mr. Benishai stepped down as Chief Executive Officer and assumed the role of Chief Merchandising Officer in December 2021, pursuant to the same terms as the Benishai Employment Agreement. Pursuant to the terms of the Benishai Employment Agreement, Mr. Benishai shall not receive any cash compensation, but received an equity grant of 900,507 shares of our Common Stock and is entitled to receive the an additional equity grant equal to two percent (2%) of the total outstanding shares of the Company as of December 31, 2023 in the event Mr. Benishai is still employed as Chief Merchandising Officer of the Company on December 31, 2023 and if, during the 2023 calendar year, the Company has $50,000,000 in gross revenue.

Executive Compensation Components

2023 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2023, our Board approved an annual base salary for each of our named executive officers as follows:

Named Executive Officer	Annual Base Salary(1)
Chaim (Charlie) Birnbaum	$250,000
Jesse Sutton	$180,000
Eric Sherb	$125,000

(1)	Reflect amounts approved by the Board but not paid to the named executive officers. See “Executive and Director Compensation – Summary Compensation Table” above.

Equity Compensation

In connection with the February 2022 Offering, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers which include Dov Kurlander, who purchased 899,306 shares of our Common Stock, and Chaim (Charlie) Birnbaum, who purchased 165,093 shares of Common Stock. In addition, at the same time as the issuance of shares pursuant to such Subscription Agreements, Alon Benishai (a.k.a. Allan Ben) was issued 900,507 shares in accordance with the terms of the Benishai Employment Agreement with Pish Posh Baby, dated April 30, 2021.

Other Elements of Compensation

Per the terms of the Birnbaum Employment Agreement, Chaim (Charlie) Birnbaum receives a monthly automobile allowance in the amount of $700 per month and is entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company. During 2023, the Company paid $26,496 for health insurance coverage for Mr. Birnbaum.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, none of our named executive officers held stock option awards.

2022 Equity Incentive Plan

Overview

On September 1, 2022, the Board adopted the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of Common Stock reserved for issuance.

The purpose of 2022 Equity Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The administrator of the 2022 Equity Incentive Plan may, in its sole discretion, amend, alter, suspend, or terminate the 2022 Equity Incentive Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2022 Equity Incentive Plan will terminate ten years from the date it is adopted by our Board.

Summary of the 2022 Equity Incentive Plan

The following is a summary of the principal features of the 2022 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2022 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is annexed as an exhibit to this prospectus.

Eligibility and Administration.

Employees, consultants and directors of the Company and its subsidiaries may be eligible to receive awards under the 2022 Equity Incentive Plan. Following the Closing, the Company is expected to have approximately 5 employees, 5 non-employee directors and no other individual service providers who may be eligible to receive awards under the 2022 Equity Incentive Plan.

Awards.

The 2022 Equity Incentive Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), Restricted Stock Awards, Restricted Stock Unit (“RSU”) awards, Performance Awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares.

Initially, the maximum number of shares of Common Stock that may be issued under the 2022 Equity Incentive Plan after it becomes effective will not exceed 350,000 shares of Common Stock.

Shares subject to stock awards granted under the Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our Plan. If any shares of our Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award or (iii) to a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or satisfy reacquired will revert to and again become available for issuance under the Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

Plan Administration.

Our Board, or, if assigned authority by the Board, the Compensation Committee of the Board will have the authority to administer the Plan, unless and until the Board delegates some or all of the administration of the Plan to a different Committee or Committees of the Board. The Compensation Committee may delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. The Compensation Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan to determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award. The Compensation Committee will also be granted with the power to construe and interpret the Plan and Awards granted under it, correct any deficiencies or omissions in the Plan to make the Plan or Award fully effective, to settle all controversies regarding the Plan and any Award, to accelerate the time at which an Award may first be exercised or the time during which an Award will vest, to prohibit the exercise of any Option, SAR or exercisable award for administrative convenience, to approve forms of Award Agreements under the Plan, and to exercise such powers and to perform such acts as the Compensation Committee deems necessary or expedient to promote the best interests of the Company.

Stock Options.

ISOs and NSOs are granted under stock option agreements in a form approved by the Compensation Committee. The Compensation Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Compensation Committee.

The Compensation Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Compensation Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our Common Stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the Board.

Unless the Compensation Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Compensation Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs.

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.

Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Compensation Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Compensation Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Compensation Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.

Restricted stock awards are granted under restricted stock award agreements in a form approved by the Compensation Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Compensation Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.

Stock appreciation rights are granted under stock appreciation right agreements in a form approved by the Compensation Committee. The Compensation Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

The Compensation Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.

The Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

The performance goals may be based on any measure of performance selected by the board of directors or the Compensation Committee. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

Other Stock Awards.

The Compensation Committee may grant other awards based in whole or in part by reference to our Common Stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $100,000 in total value.

Changes to Capital Structure.

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.

The following applies to stock awards under the Plan in the event of a corporate transaction (as defined in the Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Compensation Committee at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the board of directors may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

Plan Amendment or Termination.

Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Director Compensation

We did not compensate our directors for the fiscal years ended December 31, 2023 and 2022. We intend on compensating our directors through a combination of cash and equity awards for the fiscal year ending December 31, 2024.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists, as of June 7, 2024, the number of shares of Common Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each of our named executive officers and directors of our Company; and (iii) all of our named executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,467,307 shares of our Common Stock issued and outstanding as of June 7, 2024 and 8,891,921 shares of our Common Stock issued and outstanding after the completion of the initial public offering. Unless otherwise indicated, the address of each person listed is c/o PishPosh, Inc., 1915 Swarthmore Avenue, Lakewood, New Jersey 08701.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Beneficially Owned Before Offering	Beneficially Owned After Offering	Percent of Class Before Offering		Percent of Class After Offering (1)
Directors and Named Executive Officers
Chaim (Charlie) Birnbaum	165,093	165,093	3.02%		1.86%
Alon Benishai (a.k.a. Allan Ben)	900,507	900,507	16.47%		10.13%
Jesse Sutton	-	-	*	%	*	%
Menachem (Mark) Kahn	60,034	60,034	1.10%		*	%
Patrick White	-	-	*	%	*	%
Victor Setton	-	-	*	%	*	%
Hank Cohn	-	-	*	%	*	%
All current named executive officers and directors as a group (7 persons)	1,125,634	1,125,634	20.59%		12.65%

5% or Greater Stockholders:
Dov Kurlander (2) 601 Browner Ave. Toms River, NJ 08755	1,148,681	1,148,681	21.01%		12.92%
Alpha Capital Anstalt (3) Altenbach 8, 9490 Vaduz, Principality of Liechtenstein	316,636	450,380	5.79%		4.99%
Palladium Holdings LLC (4) 152 West 57th St., 22nd Fl. New York, NY 10019	536,400	536,400	9.81%		8.84%
The Hewlett Fund LP (5) 100 Merrick Road, Suite 400w Rockville Centre, NY 11570	400,000	942,498	7.32%		9.99%
L1 Capital Global Opportunities Master Fund (6) 161A Shedden Road, 1 Artillery Court, PO Box 10085 Grand Cayman KY1-1001, Cayman Islands	362,933	946,612	6.64%		9.99%

*	Represents beneficial ownership of less than 1%

(1)	Based on 8,891,921 shares of common stock outstanding immediately after this offering.
(2)	Common Stock owned prior to and after the offering consists of 1,148,681 shares of Common Stock and excludes (i) warrants to purchase up to 250,000 shares of Common Stock (the “Kurlander Warrants”), which are subject to a 4.99% beneficial ownership limitation, and (ii) 256,565 shares of Common Stock issuable upon conversion of the 2022 Kurlander Note.

(3)	Each of Nicola Feuerstein, Konrad Ackermann and Lucas Mair, in their capacities as directors of Alpha Capital Anstalt, have voting and dispositive control over the shares held by Alpha Capital Anstalt (“Alpha”) and as such may be deemed to be the beneficial owner of the securities held by Alpha. Common Stock owned prior to the offering consists of 316,636 shares of common stock held by Alpha and excludes (i) 1,215,300 shares of Common Stock issuable upon conversion of 1,215.30 shares of Series A Preferred Common Stock (the “Series A Preferred Stock”), subject to a 9.99% beneficial ownership limitation, (ii) 1,270,000 shares of Common Stock issuable upon exercise of certain warrants issued on March 1, 2022 (the “March 2022 Warrants”), subject to a 4.99% beneficial ownership limitation, (iii) options to purchase up to 750,000 shares of Common Stock (“Alpha Options”), subject to a 9.99% beneficial ownership limitation, (iv) 127,273 shares of Common Stock issuable upon exercise of the April 2023 Warrants, subject to a 4.99% beneficial ownership limitation, (v) 500,000 shares of Common Stock issuable upon exercise of certain warrants issued on April 1, 2024 (“April 1, 2024 Warrants”), subject to a 9.99% beneficial ownership limitation, (vi) 5,268,293 shares of Common Stock issuable upon exercise of the April 2024 Warrants, subject to a 9.99% beneficial ownership limitation and (vii) 1,250,000 shares of Common Stock issuable upon exercise of certain warrants issued on April 29, 2024 (the “April 29, 2024 Warrants, and, collectively with the March 2022 Warrants, April 2023 Warrants, April 1, 2024 Warrants and April 2024 Warrants, the “Alpha Warrants”), subject to a 4.99% beneficial ownership limitation. Common Stock owned by Alpha after the offering consists of (i) 316,636 shares of common stock, (ii) an aggregate of 133,744 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, upon exercise of the Alpha Warrants and pursuant to the Alpha Options and excludes an aggregate of 10,247,121 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, upon exercise of the Alpha Warrants and pursuant to the Alpha Options. Each of Alpha, Ms. Feuerstein, Mr. Ackermann and Mr. Mair disclaim beneficial ownership of the securities held by Alpha except to the extent of their respective pecuniary interests therein.
(4)	Joel Padowitz, in his capacity as Managing Member of Palladium Holdings, LLC, holds voting and dispositive control over the shares held by Palladium Holdings, LLC (“Palladium”). Common Stock owned by Palladium prior to and after the offering consists of 536,400 shares of Common Stock and excludes 240,135 shares of Common Stock issuable upon exercise of the Mergeco Warrants, subject to a 4.99% beneficial ownership limitation. Palladium and Mr. Padowitz disclaim beneficial ownership of the securities held by Palladium except to the extent of their respective pecuniary interests therein.
(5)	Martin Chopp holds voting and dispositive control over the shares held by The Hewlett Fund LP (“Hewlett”) and as such may be deemed to be the beneficial owner of the securities held by Hewlett. Common Stock owned by Hewlett prior to the offering consists of 400,000 shares of Common Stock and excludes (i) 400,000 shares of Common Stock issuable upon exercise of the Mergeco Warrants, subject to a 4.99% beneficial ownership limitation, (ii) 18,182 shares of Common Stock issuable upon exercise of the April 2023 Warrants, subject to a 4.99% beneficial ownership limitation, and (iii) 780,488 shares of Common Stock issuable upon exercise of the April 2024 Warrants, subject to a 9.99% Beneficial Ownership Limitation. Hewlett and Mr. Chopp disclaim beneficial ownership of the securities held by Hewlett except to the extent of their respective pecuniary interests therein. Common Stock owned by Hewlett after to the offering consists of (i) 400,000 shares of Common Stock and (ii) an aggregate of 542,498 shares of common stock issuable upon conversion of the April 2023 Warrants and April 2024 Warrants and excludes (i) an aggregate of 656,171 shares of common stock issuable upon conversion of the April 2023 Warrants and April 2024 Warrants. Hewlett and Mr. Chopp disclaim beneficial ownership of the securities held by Hewlett except to the extent of their respective pecuniary interests therein
(6)	David Feldman holds voting and dispositive control over the shares held by L1 Capital Global Opportunities Master Fund. L1 (“L1 Capital”) and as such may be deemed to be the beneficial owner of the securities held by L1 Capital. Common Stock owned by L1 Capital prior to the offering consists of 362,933 shares of Common Stock and excludes (i) 537,070 shares of Common Stock issuable upon conversion of 537.07 shares of Series A Preferred Stock, subject to a 9.99% Beneficial Ownership Limitation, (ii) 900,000 shares of Common Stock issuable upon exercise of the Mergeco Warrants, subject to a 4.99% beneficial ownership limitation, (iii) 54,545 shares of Common Stock issuable upon conversion of the April 2023 Warrants, subject to the 4.99% Beneficial Ownership Limitation, and (iv) 1,951,220 shares of Common Stock issuable upon exercise of the April 2024 Warrants, subject to the 9.99% Beneficial Ownership Limitation. Common Stock held by L1 Capital after the offering consists of (i) 362,933 shares of Common Stock and (ii) an aggregate of 538,679 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Mergeco Warrants, April 2023 Warrants and April 2024 Warrants and excludes and aggregate of 2,859,155 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Mergeco Warrants, April 2023 Warrants and April 2024 Warrants. L1 Capital and Mr. Feldman disclaim beneficial ownership of the securities held by L1 Capital except to the extent of their respective pecuniary interests therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. Under SEC regulations, a related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our Common Stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control. During the period beginning on January 1, 2022, to the date of this prospectus, we have entered into or participated in the following transactions with related persons:

Related Party Loans and Notes

On August 23, 2022, the Company issued Dov Kurlander, the former Chief Executive Officer of the Company, a Convertible Promissory Note in the principal amount of $950,000 pursuant to services performed in the prior year (“2022 Kurlander Note”). The 2022 Kurlander Note bears interest at the rate of five percent (5%) per annum. The terms of the 2022 Kurlander Note provided that Mr. Kurlander shall be entitled, at his election, to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the 2022 Kurlander Note into validly issued, fully paid and non-assessable shares of Common Stock at a price equal to an amount that is 110% of the price at which the Company consummates its initial public offering of its Common Stock.

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, in respective principal amounts of $367,500, $52,500 and $157,500 (the “January 2023 OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the January 2023 OID Notes. The January 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The maturity date of the January 2023 OID Notes (i) was subsequently extended to June 1, 2024, by the agreement between parties, and (ii) was further extended, pursuant to those certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and each holder party thereto, to September 30, 2024.

On August 30, 2023, the Company issued a promissory note to Dov Kurlander in the principal amount of $150,000, with interest accruing thereon at a rate of 10% per annum, subject to default interest provisions contained therein, and initial maturity date of February 29, 2024, which was subsequently extended by the agreement of the parties to June 30, 2024 (the “2023 Kurlander Note”).

In October and November 2023, the Company issued four (4) promissory notes in the aggregate principal amount of $872,000 (the “2023 Inventory Financing Notes”). The proceeds of the 2023 Inventory Financing Notes could be used solely for the purpose of purchasing inventory for sale during the 2023 winter season and the proceeds of any sales of such financed inventory were required to be reserved to pay amounts owed under the 2023 Inventory Financing Notes. Each 2023 Inventory Financing Note bore interest at a rate of 5% per annum, subject to 12% interest rate per annum upon an occurrence of an event of default. The principal and all unpaid interest owed under each 2023 Inventory Financing Note were initially due and payable on the earlier of (i) December 15, 2023, or (ii) three business days after the sale of all the financed inventory. On November 27, 2023, the Company entered into Promissory Note Extension Agreements with each holder of the 2023 Inventory Financing Notes, extending the maturity dates of such 2023 Inventory Financing Note until the earlier of (i) April 1, 2024, (ii) three business days after the sale of all the financed inventory and (iii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The aggregate principal amounts of $722,000 of 2023 Inventory Financing Notes, representing three (3) of the (4) 2023 Inventory Financing Notes, plus any accrued and unpaid interest thereon, was repaid on December 14, 2023. The maturity date of the remaining 2023 Inventory Financing Note with Alpha Capital Anstalt was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and the holder.

On November 15, 2023, the Company issued an unsecured original issue discount promissory note in the principal amount of $236,250 (the “November 2023 OID Note”) to Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $225,000 in connection with the issuance of the November 2023 OID Note. The November 2023 does not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The November 2023 OID Note was initially due and payable on December 15, 2023. On April 11, 2024, the maturity date of the November 2023 OID Note was extended until June 1, 2024, pursuant to a Promissory Note Extension Agreement. On June 3, 2024, the maturity date of the November 2023 OID Note was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, between the Company and Alpha Capital Anstalt.

On February 1, 2024, the Company issued the 2024 Inventory Financing Notes to Alpha Capital Anstalt in the principal amounts of $250,000, the proceeds of which shall be used solely for the purpose of purchasing inventory for sale in 2024 (the “2024 Inventory Financing Notes”). The 2024 Inventory Financing Notes bear interest at an annual rate of 10% per annum and were initially due and payable on May 31, 2024. On June 3, 2023, the maturity date of the 2024 Inventory Financing Notes was extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, between the Company and each of the holders of the 2024 Inventory Financing Notes.

On April 1, 2024, the Company entered into a Securities Purchase Agreement with Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, pursuant to which the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”) and warrants to purchase up to an aggregate of 8,000,001 shares of Common Stock, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. The April 2024 OID Notes bear no interest, subject to 18% interest rate per annum upon an occurrence of an event of default. The April 2024 OID Notes are due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

On May 14, 2024, the Company also entered into an Amendment and Notice of Conversion of Note with Palladium, pursuant to which that certain Secured Convertible Note, dated March 1, 2022, issued to Palladium, in connection with the Subsequent Closing, in the principal amount of $240,135, was amended to allow for immediate conversion of such Note and which, simultaneously, converted such Note in full in exchange for 278,587 shares of Common Stock.

Security Issuances

Private Offerings

In connection with the February 2022 Offering, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers, including the following holders of more than 5% of any class of our voting shares or their affiliated entities and certain of our executive officers and directors, and issued 900,507 shares to an officer in accordance with the terms of such individual’s employment agreement:

Participants	Common Stock
5% or Greater Stockholders(1)
Dov Kurlander	899,306
Alon Benishai (aka Allan Ben)	900,507

Officers and Directors(2)
Dov Kurlander (former Chief Executive Officer)	899,306
Alon Benishai (aka Allan Ben)	900,507
Chaim (Charlie) Birnbaum	165,093
Menachem (Mark) Kahn	60,034
Jesse Sutton	—
Eric Sherb	—
Patrick White	—
Victor Setton	—
Hank Cohn	—

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”

(2)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”

In addition, also in connection with the February 2022 Offering, the Company issued 90,135 shares of Common Stock to Palladium Capital Advisors, LLC (now known as Palladium Capital Group, LLC), an investor in the Company and the Company’s private placement agent in the PPB Private Offering.

In connection with the PPB Private Offering, upon the Subsequent Closing, we issued shares of Common Stock and/or Series A Preferred Stock and Mergeco Warrants to the Purchasers identified in the Securities Purchase Agreement, including 250,000 shares of Common Stock and a Mergeco Warrant to purchase 250,000 shares of Common Stock that were issued to Dov Kurlander.

Merger

Pursuant to the terms of the Merger of Pish Posh Baby with and into the Company on February 25, 2022, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. While Dov Kurlander previously held units of membership interest in Pish Posh Baby prior to the Merger, immediately prior to the Merger, Pish Posh Baby and Dov Kurlander agreed to cancel all of Mr. Kurlander’s interest in Pish Posh Baby.

Related Party Guarantees

Dov Kurlander entered into a Guaranty, dated September 13, 2019, in connection with that certain Lease Agreement between the Company and Swarthmore 1915 LLC for the building located at 1915 Swarthmore Avenue, Lakeland, NJ 08701.

Chaim (Charlie) Birnbaum has provided personal guarantees in connection with the Company’s current Loan Agreement with Amazon Capital Services, Inc. and in connection with the Company’s Amex Loan.

Other Related Party Transactions

Palladium, a prior member of Pish Posh Baby, served as the Company’s Placement Agent in connection with the PPB Private Offering. Pursuant to the terms of the Securities Purchase Agreement, in consideration for its services as the Placement Agent, the Company issued (i) a secured convertible note to Palladium Holdings LLC, dated March 1, 2022, in the principal amount of $240,135 (the “Palladium Note”), and (ii) a warrant to purchase up to 240,135 shares of Common Stock of the Company to Palladium Capital Group, LLC, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on March 29, 2022 (the “Palladium Warrant”; and together with the Palladium Note, the “Placement Agent Consideration”). In addition to and separate from the Placement Agent Consideration, Palladium subscribed for 90,135 shares of Common Stock and 150 shares of Series A Preferred Stock, each at a price of $0.00001 per share in the February 2022 Offering.

Employment Agreements

See “Executive and Director Compensation—Employment Agreements.”

2022 Equity Incentive Plan

We have not yet granted any equity awards to our Board and executive officers under the 2022 Equity Incentive Plan.

Indemnification Agreements

Our second amended and restated certificate of incorporation (“Certificate of Incorporation”) limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporate Law (“DGCL”) and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification. Our Certificate of Incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws (“Bylaws”) or otherwise. We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Policies and Procedures for Review of Related Party Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. Under SEC regulations, a related person means:

●	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

The above summary description of related part transactions includes some of the general terms and provisions of the agreements related to such transactions. For a more detailed description of those agreements, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part.

SELLING STOCKHOLDERS

The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned by each selling stockholder immediately prior to the date of this prospectus and the number of shares to be offered by the selling stockholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Common Stock by the selling stockholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 5,467,307 shares of Common Stock outstanding as of June 7, 2024. Beneficial ownership is based on information furnished by the Selling Stockholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Stockholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

Other than as set forth below, none of the Selling Stockholders has had any position, office or other material relationship within past three years with the Company and none of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Stockholders Plan of Distribution.” The table below assumes that the Selling Stockholders will sell all of the shares offered for sale hereby:

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Owned after Offering	Percentage Ownership After Offering (%)
The Hewlett Fund LP (2)	400,000	30,980	369,020	4.99%
L1 Capital Global Opportunities Master Fund (3)	362,933	30,979	331,954	9.99%
Meister Seelig & Fein PLLC (4)	150,000	50,000	100,000	1.15%
Oleta Investments, LLC (5)	446,297	446,297	0	0%
Basestones, Inc. (6)	46,297	46,297	0	0%
Mark Olivier (7)	23,149	23,149	0	0%
Chris Etherington (8)	23,149	23,149	0	0%
Varkes Churukian (9)	23,149	23,149	0	0%
Jason Hopkins (10)	100,000	100,000	0	0%
Robert Smith (11)	250,000	250,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of Common Stock, or convertible or exercisable into shares of Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Martin Chopp holds voting and dispositive control over the shares held by The Hewlett Fund LP. The Hewlett Fund GP also holds (i) a warrant to purchase 400,000 shares of Common Stock, pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it and Mr. Chopp disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation, and (ii) a warrant to purchase 18,182 shares of Common Stock, pursuant to an April 2023 Warrant, dated as of April 5, 2023, for which it and Mr. Chopp disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation. The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders and cash exercise of the Mergeco Warrants and the April 2023 Warrant held by such stockholder into Common Stock up to the 4.99% Beneficial Ownership Limitation. Each of The Hewlett Fund LP and Mr. Chopp disclaim any beneficial ownership of any Shares above the 4.99% Beneficial Ownership Limitation.
(3)	David Feldman holds voting and dispositive control over the shares held by L1 Capital Global Opportunities Master Fund. L1 Capital Global Opportunities Master Fund also has (i) 537.07 shares of Series A Preferred Common Stock, convertible into 537,070 shares of Common Stock, for which it and Mr. Feldman disclaims beneficial ownership up to the 9.99% Beneficial Ownership Limitation, (ii) a warrant to purchase 900,000 shares of Common Stock pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it and Mr. Feldman disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation, and (iii) a warrant to purchase 54,545 shares of Common Stock pursuant to an April 2023 Warrant, dated as of April 5, 2023, for which it and Mr. Feldman disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation. The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders, cash exercise of the Mergeco Warrants and the April 2023 Warrant held by such stockholder into Common Stock, and conversion of the Series A Preferred Stock held by such stockholder into Common Stock up to the 9.99% Beneficial Ownership Limitation. Each of L1 Capital Global Opportunities Master Fund and Mr. Feldman disclaim any beneficial ownership of any Shares above the 9.99% Beneficial Ownership Limitation.
(4)	Meister Seelig & Fein PLLC acts as legal counsel to the Company. See the section entitled “Legal Matters” in this prospectus. Mark Seelig, as Managing Partner, holds voting and dispositive control over the shares held by Meister Seelig & Fein PLLC. The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale under this Resale Prospectus.
(5)	Chris W. Etherington holds voting and dispositive control over the shares held by Oleta Investments, LLC. The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders after cashless exercise of the Investor Bridge Warrants held by such stockholder into Common Stock.

(6)	Eli Ansari and Mohammad Jawad Ansari hold voting and dispositive control over the shares held by Basestones, Inc. The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale under this Resale Prospectus.
(7)	The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders.
(8)	The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders.
(9)	The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders.
(10)	The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders after cashless exercise of the Investor Bridge Warrants held by such stockholder into Common Stock.
(11)	The percentage ownership after our initial public offering assumes the sale of all shares of Common Stock offered for resale by the Selling Stockholders after cashless exercise of the Investor Bridge Warrants held by such stockholder into Common Stock.

SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Stockholders, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Stockholders’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Stockholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Stockholders are sold, transferred, assigned or hypothecated by any Selling Stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Stockholders.

If any of the shares of Common Stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each Selling Stockholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our Bylaws as currently in effect. Copies of our Certificate of Incorporation and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

As of June 7, 2024, our authorized capital stock consists of 110,000,000 shares, of which 100,000,000 are designated as Common Stock, $0.000001 par value per share, 5,467,307 shares of which are issued and outstanding; and 10,000,000 shares are designated as preferred stock, $0.000001 par value per share, of which 20,000 shares are designated as of Series A Preferred Stock, and 1,752.37 shares of Series A Preferred Stock are issued and outstanding.

Common Stock

Voting Rights

Holders of shares of our Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights

Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to, if applicable, any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of our Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters

The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.000001 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Currently, 20,000 shares of preferred stock are designated as Series A Preferred Stock, which have the rights set forth in the Certificate of Designation for Series A Preferred Stock, annexed as Exhibit B to the Certificate of Incorporation.

Series A Preferred Stock

Voting Rights

Except as otherwise set forth in the Series A Preferred Stock Certificate of Designation (the “Series A Certificate of Designation”) or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders, (c) increase or decrease the number of authorized shares of Series A Preferred Stock or (d) enter into any agreement with respect to any of the foregoing. Except as may otherwise be provided by any applicable provision of the Delaware General Corporation Law, any action required or permitted to be taken at a meeting of the holders may be taken without a meeting if, before or after the action, a written consent thereto is signed by holders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Dividend Rights

Holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are specifically declared by the Board to be payable to the holders of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Series A Preferred Stock; and the Company shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence. For so long as any Series A Preferred Stock is outstanding, dividends may not be paid in the form of Common Stock without the written consent of the holders Series A Preferred Stock holding a majority of the then issued and outstanding Series A Preferred Stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of Series A Preferred Stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series A Preferred Stock if such shares had been converted to Common Stock immediately prior to such liquidation, dissolution, distribution of assets or other winding up (without giving effect for such purposes to the beneficial ownership limitation set forth in Section 6(ii) of the Series A Preferred Stock Certificate of Designation, subject to the preferential rights of holders of any senior securities of the Company.

Conversion Rights

Subject to maximum beneficial ownership percentage limitations contained in the Series A Preferred Stock Certificate of Designations, at any time, each holder of Series A Preferred Stock is entitled to convert any portion of such holder’s outstanding Series A Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock at a rate of 1,000 shares of Common Stock for every one (1) share of Series A Preferred Stock, subject to adjustment under certain conditions.

Other Matters

Each share of Series A Preferred Stock has a stated value of $1,000. In the event that the Company does not have sufficient available shares of Common Stock available to issue to the holder of shares of Series A Preferred Stock upon conversion of such holder’s shares, the Company is then required to pay cash to redeem the shares of Series A Preferred Stock that could not be converted at a price based in part on the then recent closing sale prices of our Common Stock. All outstanding shares of our Series A Preferred Stock are fully paid and non-assessable.

Warrants

In accordance with the Subsequent Closing of the PPB Private Offering, the Company issued Common Stock purchase warrants to purchase an aggregate of 3,241,825 shares of Common Stock, having a per share exercise price of $1.00, subject to adjustment as provided therein (the “Mergeco Warrants”). In addition, as part of the Placement Agent Consideration in connection with the PPB Private Offering, the Company issued the Palladium Warrant to Palladium Capital Group, LLC, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on March 29, 2022.

Each of the Mergeco Warrants and the Palladium Warrant (collectively, the “Warrants”) are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the Mergeco Warrants and the Palladium Warrant under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Mergeco Warrant or Palladium Warrant, as applicable, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in such Warrant. The Mergeco Warrants and the Palladium Warrant contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to ensure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the Warrant and its affiliates and certain other persons does not exceed the 4.99% Beneficial Ownership Limitation.

In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC, our placement agent, $46,512 in cash and issued the placement agent 5-year warrants to purchase an aggregate of 37,683 shares of Common Stock at an exercise price of $5.00 per share. The Placement Agent Warrants will expire five (5) years from the date of the commencement of the sale of our Common Stock in this Offering in compliance with FINRA Rule 5110(e)(1)(A). The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) commencing on the closing date of this offering and running for 180 days thereafter. The Placement Agent (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering. The Placement Agent Warrants contain the same adjustment provisions as the warrants issued to the investors in Pre-IPO Offering. In addition, we have granted the underwriters the ability to exercise them in a “cashless” manner. The Placement Agent Warrants are non-exercisable for 180 days following the date of commencement of sales of the Common Stock pursuant to this offering.

In connection with the 2023 Bridge Offering, we issued warrants to purchase up to an aggregate of 750,000 shares of the Company’s Common Stock, having an exercise price of $1.00 per share (the “Investor Bridge Warrants”). In addition, as part of the consideration paid to Boustead Securities, LLC, the Company’s placement agent for the 2023 Bridge Offering, the Company issued Boustead Securities, LLC warrants to purchase up to an aggregate of 52,000 shares of the Company’s Common Stock, having an exercise price of $1.00 per share (the “Boustead Bridge Warrants”). The Boustead Bridge Warrants will expire five (5) years from the date of the commencement of the sale of our Common Stock in this Offering in compliance with FINRA Rule 5110(e)(1)(A). The Boustead Bridge Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) commencing on the closing date of this offering and running for 180 days thereafter. The Placement Agent (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Boustead Bridge Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering. The Boustead Bridge Warrants contain the same adjustment provisions as the warrants issued to the investors in 2023 Bridge Offering. In addition, we have granted the underwriters the ability to exercise them in a “cashless” manner. The Boustead Bridge Warrants are non-exercisable for 180 days following the date of commencement of sales of the Common Stock pursuant to this offering. The shares of Common Stock underlying the Boustead Bridge Warrants are being registered in the Registration Statement of which this prospectus is a part.

The Company also issued warrants to purchase an aggregate of to 1,950,000 shares of the Company’s Common Stock, having an exercise price of $0.01 per share (the “April 2023 Warrants”), to five existing stockholders in consideration for the extension of existing outstanding promissory notes and/or in connection with services rendered, time, effort and non-accountable expenses, including legal fees, expended by certain stockholders in connection with the Company and as a further incentive for certain stockholders to cooperate with and support the Company's business purposes. Each April 2023 Warrant is exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the April 2023 Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the April 2023 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the April 2023 Warrant. The April 2023 Warrants contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to ensure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the April 2023 Warrants and its affiliates and certain other persons does not exceed the 4.99% Beneficial Ownership Limitation, which shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of such April 2023 Warrant.

No fractional shares of Common Stock will be issued in connection with the exercise of the April 2023 Warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

On April 1, 2024, the Company issued warrants to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, to purchase up to an aggregate of 5,268,293, 780,488 and 1,951,220 shares of Common Stock, respectively, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

Also on April 1, 2024, the Company issued a warrant to Alpha Capital Anstalt to purchase an aggregate of 500,000 shares of common stock with an exercise price of $0.01 per share, subject to adjustment as described therein. The warrant is exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after its original issuance.

On May 14, 2024, the Company entered into an Amendment and Notice of Exercise of Warrant with Dov Kurlander, pursuant to which Mr. Kurlander’s warrant (Warrant No. 2023-1) was amended to allow for immediate exercise. Mr. Kurlander simultaneously exercised such warrant in full by means of a cashless exercise for the purchase of 249,375 shares of Common Stock.

IPO Warrants

The material terms and provisions of the IPO Warrants are summarized below. This summary of some provisions of the IPO Warrants is not complete and is qualified in its entirety by the form of IPO Warrant, to be filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of IPO Warrant for a complete description of the terms and conditions of the IPO Warrants.

Duration, Exercise Price and Form.

Each IPO Warrant offered hereby will have an exercise price equal to $4.565 per share. The IPO Warrants will be immediately exercisable and may be exercised until the anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common shares, or securities convertible, exercisable or exchangeable for common shares, at a price below the then-applicable exercise price (subject to certain exceptions. The IPO Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter. The warrants will be issued as individual warrant agreements to the investors.

Fractional Shares.

No fractional shares of Common Stock will be issued upon the exercise of the IPO Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation.

The IPO Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s IPO Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the IPO Warrants.

Cashless Exercise.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the IPO Warrants.

Fundamental Transactions.

In the event of a fundamental transaction, as described in the IPO Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the IPO Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise will be entitled to receive upon exercise of the IPO Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the IPO Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a IPO Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise will have the right to require us to repurchase its IPO Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the IPO Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

Transferability.

Subject to applicable laws, an IPO Warrant may be transferred at the option of the holder upon surrender of the IPO Warrants to us together with the appropriate instruments of transfer.

Rights as a Stockholder.

Except as otherwise provided in the IPO Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of the IPO Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such IPO Warrant holders exercise their IPO Warrants.

Waivers and Amendments.

Except as otherwise provided in the IPO Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of the IPO Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such IPO Warrant holders exercise their Common Warrants.

Trading Market and Listing.

We have applied to have IPO Warrants listed on the CBOE under the symbol “BABY+W.” If our listing application is not approved, we will not be able to consummate this initial public offering and will terminate this initial public offering. There can be no assurance that we will be successful in listing our Common Stock and IPO Warrants on the CBOE; however, we will not complete this offering unless our Common Stock and IPO Warrants are so listed.

Warrant Agent; Global Certificate.

Pursuant to warrant agent agreement between us and Securities Transfer Corporation, as warrant agent, the IPO Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Options

In 2022, our Board and stockholders approved our 2022 Equity Incentive Plan. There are currently 350,000 shares reserved for issuance under the 2022 Equity Incentive Plan. As of June 7, 2024, there have not been any awards issued under the 2022 Equity Incentive Plan.

Notes

On November 15, 2021, Pish Posh Baby issued an original issuance discount promissory note in the principal amount of $1,025,000 to Moishe (Michael) Hartstein (the “Hartstein Note”), the director of Investment Banking of Palladium Capital Advisors LLC (now known as Palladium Capital Group, LLC) (“Palladium”), the Company’s private placement agent in the PPB Private Offering (as defined below) and an investor in the Company. The Hartstein Note had a purchase price of $1,000,000, does not bear interest and had the initial maturity date of the earlier of (a) February 31, 2021, and (b) the date on which all amounts under this Note shall become due and payable pursuant to the terms thereof. The Hartstein Note was (i) subsequently amended pursuant to that certain Amendment to the Promissory Note, dated as of April 11, 2024, pursuant to which the payment date of the Hartstein Note was extended to the earlier of June 1, 2024 or the date on which all amounts under the Hartstein Note shall become due and payable in the event of a default, pursuant to the terms described in the Hartstein Note and (ii) further amended pursuant to that certain Amendment to the Promissory Note, dated as of June 3, 2024, pursuant to which the maturity date was further extended to earlier of (a) September 30, 2024, and (b) the date on which all amounts under the Harstein Note become due and payable pursuant the terms thereof.

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,061,687 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes were subject to automatic conversion into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), Series A Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase Common Stock of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following the consummation of the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “4.99% Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase shares of Common Stock of the Company. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the 4.99% Beneficial Ownership Limitation, Series A Preferred Stock, at purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Common Stock purchase warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein (the “Mergeco Warrants”).

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, in respective principal amounts of $367,500, $52,500 and $157,500 (the “January 2023 OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the January 2023 OID Notes. The January 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The maturity date of the January 2023 OID Notes (i) was subsequently extended to June 1, 2024, by the agreement between parties, and (ii) was further extended, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each holder party thereto, to September 30, 2024.

On August 30, 2023, the Company issued a promissory note to Dov Kurlander in the principal amount of $150,000, with interest accruing thereon at a rate of 10% per annum, subject to default interest provisions contained therein, and initial maturity date of February 29, 2024, which was subsequently extended by the agreement of the parties to June 30, 2024 (the “2023 Kurlander Note”).

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000 (collectively, the “August 2023 OID Notes”) to L1 Capital Global Opportunities Master Fund and Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August 2023 OID Notes. The August 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon the occurrence of an event of default. In April 2024, the Company entered into new Promissory Note Extension Agreements with the holders of the August 2023 OID Notes, extending the maturity date of such August 2023 OID Notes until June 30, 2024. The maturity date of August 2023 OID Notes was further extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each of holders party thereto.

On October 2, 2023, the Company issued a promissory note to Moishe (Michael) Hartstein in the principal amount of $235,000 (the “October 2023 Hartstein Note”). The October 2023 Hartstein Notes (A) did not bear any interest prior, subject to 12% per annum interest rate upon an occurrence of an event of default and (ii) was due and payable on October 5, 2023. The October 2023 Hartstein Note was repaid in full on the maturity date.

In October and November 2023, the Company issued four (4) promissory notes in the aggregate principal amount of $872,000 (the “2023 Inventory Financing Notes”). The proceeds of the 2023 Inventory Financing Notes could be used solely for the purpose of purchasing inventory for sale during the 2023 winter season and the proceeds of any sales of such financed inventory were required to be reserved to pay amounts owed under the 2023 Inventory Financing Notes. Each 2023 Inventory Financing Note bore interest at a rate of 5% per annum, subject to 12% interest rate per annum upon an occurrence of an event of default. The principal and all unpaid interest owed under each 2023 Inventory Financing Note were initially due and payable on the earlier of (i) December 15, 2023, or (ii) three business days after the sale of all the financed inventory. On November 27, 2023, the Company entered into Promissory Note Extension Agreements with each holder of the 2023 Inventory Financing Notes, extending the maturity dates of such 2023 Inventory Financing Note until the earlier of (i) April 1, 2024, (ii) three business days after the sale of all the financed inventory and (iii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The aggregate principal amounts of $722,000 of 2023 Inventory Financing Notes, representing three (3) of the (4) 2023 Inventory Financing Notes, plus any accrued and unpaid interest thereon, was repaid on December 14, 2023. The maturity date of the remaining 2023 Inventory Financing Note with Alpha Capital Anstalt was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and the holder.

On November 15, 2023, the Company issued an unsecured original issue discount promissory note in the principal amount of $236,250 (the “November 2023 OID Note”) to Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $225,000 in connection with the issuance of the November 2023 OID Note. The November 2023 does not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The November 2023 OID Note was initially due and payable on December 15, 2023. On April 11, 2024, the maturity date of the November 2023 OID Note was extended until June 1, 2024, pursuant to a Promissory Note Extension Agreement. On June 3, 2024, the maturity date of the November 2023 OID Note was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, between the Company and Alpha Capital Anstalt.

On February 1, 2024, the Company issued the 2024 Inventory Financing Notes to Moishe (Michael) Hartstein and Alpha Capital Anstalt in the principal amounts of $250,000 and $50,000, respectively, the proceeds of which shall be used solely for the purpose of purchasing inventory for sale in 2024 (the “2024 Inventory Financing Notes”). The 2024 Inventory Financing Notes bear interest at an annual rate of 10% per annum and were initially due and payable on May 31, 2024. On June 3, 2023, the maturity date of the 2024 Inventory Financing Notes was extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, between the Company and each of Moishe (Michael) Harstein and Alpha Capital Anstalt.

On April 1, 2024, the Company entered into a Securities Purchase Agreement with Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, pursuant to which the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”) and warrants to purchase up to an aggregate of 8,000,001 shares of Common Stock, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. The April 2024 OID Notes bear no interest, subject to 18% interest rate per annum upon an occurrence of an event of default. The April 2024 OID Notes are due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

On May 14, 2024, the Company also entered into an Amendment and Notice of Conversion of Note with Palladium Holdings, LLC, pursuant to which that certain Secured Convertible Note, dated March 1, 2022, issued to Palladium Holdings, LLC, in connection with the Subsequent Closing, in the principal amount of $240,135, was amended to allow for immediate conversion of such Note and which, simultaneously, converted such Note in full in exchange for 278,587 shares of Common Stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our Board, without action by the stockholders, to issue up to 9,997,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by our Chief Executive Officer or shall be called by the Chief Executive Officer or Secretary when requested in writing by the holders of not less than ten percent (10%) of all the voting power entitled to vote at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

Removal of Directors

Our Bylaws provide that our Board may be removed from office by our stockholders with or without cause, but only at a meeting of the stockholders called expressly for that purpose, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Exclusive Forum

Our Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Our Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision does not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Amendment of Bylaw Provisions

Our Certificate of Incorporation provides that our Board has the power to make, amend, alter or repeal our Bylaws. Our Bylaws provide that they may be repealed or amended, and new Bylaws may be adopted, by our Board or the stockholders in accordance with Section 109 of the DGCL.

Amendment of Charter Provisions

Our Certificate of Incorporation reserves our right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders in our Certificate of Incorporation are granted subject to this reservation. Any amendments may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our Board or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our Bylaws or otherwise. We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights Agreements

In connection with the PPB Private Offering, the Company entered into a registration rights agreement with the purchasers under the Securities Purchase Agreement, pursuant to which the Company agreed to file with the SEC a registration statement covering the resale of the shares of Common Stock issued in the PPB Private Offering, including all of the shares of Common Stock underlying the Series A Preferred Stock and the Mergeco Warrants issued in the PPB Private Offering. All of the holders of such registration rights have waived their respective registration rights with respect to this offering.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Common Stock and IPO Warrants is Securities Transfer Corporation.

Listing

We have applied to have our Common Stock and IPO Warrants to be listed on the CBOE under the symbols “BABY” and “BABY+W,” respectively, which listing is a condition to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

If our stockholders sell substantial amounts of our Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market following the offering, the market price of our Common Stock could decline. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate.

Upon completion of the offering, we will have outstanding an aggregate of 8,891,921 shares of our Common Stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 9,217,222 shares of Common Stock issued and outstanding. Of these shares, all of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Upon consummation of this offering and assuming the sale of all securities by the Selling Stockholders, our existing stockholders will hold 3,877,662 shares of Common Stock. The shares of Common Stock will be “restricted securities” as defined in Rule 144 unless we register such issuances.

Prior to the registration statement of which this prospectus is a part, there has been no market for our Common Stock. No assurance can be given as to the likelihood that an active trading market for our Common Stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. Further, we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our Common Stock prevailing from time to time. Issuances or sales of substantial amounts of our Common Stock, or the perception that such issuances or sales could occur, could cause the market price of our Common Stock to decline significantly and make it more difficult for us to raise additional capital through a future sale of securities.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-Up Agreements

We have agreed with the Representative not for a period of 180 days after this initial public offering (the “Lock-up Period”) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Additionally, for a period of (i) six (6) months, with respect to the our officers and directors and (ii) for a period of sixty (60) days, with respect to all other holders of Common Stock (the “Locked Holders”) as of the effective date of the registration statement that this prospectus forms a part (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary lock-up agreements in favor of the Representative pursuant to which such persons and entities shall agree, for the respective lock-up periods, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions. Furthermore, the Locked Holders shall enter into a leak out agreement with the Representative which shall commence at the expiration of their lock up agreements and continue for sixty (60) days thereafter, wherein they shall only be entitled to sell, dispose, transfer, assign, pledge or hypothecate shares of unrestricted Common Stock or enter into any such transaction to such effect, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) (each a "Disposition"), on any day during the term of the leak out agreement, equal to no more than ten percent (10%) of the trading volume of Common Stock as reported by Bloomberg, LP for trading day prior to the Disposition.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this offering. However, if we do make distributions of cash or property on our Common Stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our Common Stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, and backup withholding and Compliance Act, or FATCA, withholding, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. Such a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our Common Stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our Common Stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Alexander Capital, L.P. is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of Units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Alexander Capital, L.P.
Total

We intend to enter into an underwriting agreement with the Representative in connection with this initial public offering. Subject to the terms and conditions of the underwriting agreement, the underwriters will buy all of the Units if they buy any of them. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ overallotment option as described below. Our Units are offered subject to a number of conditions, including:

●	receipt and acceptance of our Units by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

Over-allotment Option

If the underwriters sell more Units than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 15% or approximately 325,301 shares of our Common Stock at a price of $4.14 per share and/or 325,301 IPO Warrants at a price of $0.01 per IPO Warrant, in all cases less the underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[*] per Unit. If all of the Units are not sold at the initial offering price, the Representative may change the initial public offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

The underwriting discount is equal to the initial public offering price per Unit, less the amount paid by the underwriters to us per Unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Units to the underwriters at the initial public offering price of $4.15 per Unit, which represents the initial public offering price of our Units set forth on the cover page of this prospectus, which includes an eight percent (8%) underwriting discount.

The following table shows the per Unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional Units.

	No Exercise	Full Exercise
Per Unit	$	$
Total	$	$

We have agreed to pay the underwriters out-of-pocket accountable expenses of up to $200,000, including fees and disbursements of their counsel, with respect to this offering, up to a maximum amount of $125,000. We have paid $25,000 to the Representative as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred. Additionally, one percent (1%) of the gross proceeds of the offering will be provided to the underwriters for non-accountable expenses.

We estimate that the total accountable expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $200,000.

Determination of Initial Public Offering Price

Before this offering, there has been no public market for our Common Stock or IPO Warrants. Accordingly, the initial public offering price for the Units was negotiated between us and the Representative. Among the factors considered in these negotiations were:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	the prospectus for our Company and the industry in which we operate;

●	an assessment of our management;

●	our past and present financial and operating performance;

●	our prospectus for future earnings;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of the United States securities markets at the time of this offering; and

●	other factors deemed relevant.

Neither we nor the Representative can assure investors that an active trading market will develop for the Common Stock or that the shares will trade in the public market at or above the initial public offering price.

Representative’s Warrant

In addition, pursuant to the underwriting agreement with the Representative, we agreed to issue warrants to the Representative or its designees to purchase a number of shares of our common stock equal to six percent (6%) of the aggregate number of shares of our common stock sold in this offering (including shares of common stock sold to cover over-allotments, if any). The warrants shall be exercisable until the fifth anniversary of the effective date of this registration statement of which this prospectus forms a part and shall be exercisable at a price per share equal to one hundred and ten percent (110%) of the initial public offering price of the shares of our common stock. We are registering hereby the issuance of Representative’s Warrant and the shares of common stock issuable upon exercise of such warrants. The Representative agrees that during the (1) year period following the effective date of the registration statement of which this prospectus forms a part, it will not transfer the Representative’s Warrant or the underlying shares of our common stock, except to the officers, partners or members of the Representative. In accordance with FINRA Rule 5110(e)(1)(A), neither the Representative’s Warrants nor any of the shares of common stock issued upon exercise of such warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of the shares of common stock registered on the registration statement of which this prospectus is a part, subject to certain exceptions. The Representative’s Warrant will not have more than one demand registration right at the issuer’s expense pursuant to FINRA Rule 5110(g)(8)(B), will not have a duration of more than five years from the commencement of sales of the offering pursuant to FINRA Rule 5110(g)(8)(C) and will not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the offering pursuant to FINRA Rule 5110(g)(8)(D). The Representative’s Warrant contain standard terms and conditions, including, a cashless exercise provision and customary anti-dilution and exercise provisions.

Lock-Up Agreement

The Company has agreed that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, for a period of (i) six (6) months, with respect to the Company's officers and directors and (ii) for a period of sixty (60) days, with respect to Locked Holders (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary "lock-up" agreements in favor of the Representative pursuant to which such persons and entities shall agree, for the respective lock-up periods, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions. Furthermore, the Locked Holders shall enter into a leak out agreement with the Representative which shall commence at the expiration of their lock up agreements and continue for sixty (60) days thereafter, wherein they shall only be entitled to effect a Disposition, on any day during the term of the leak out agreement, equal to no more than ten percent (10%) of the trading volume of Common Stock as reported by Bloomberg, LP for trading day prior to the Disposition.

Right of First Refusal

If for a period of twelve (12) months from the closing date of this offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, the Representative shall have the right to act as the Company's exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, the Representative shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing regardless of whether it involves any investment banker, book-runner, and/or placement agent; or (c) decides to raise funds by means of a public placement (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Representative shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing regardless of whether it involves any investment banker, book-runner, and/or placement agent.

Tail Financing

The Representative will be entitled to compensation from us with respect to any public or private offering or other financing or capital raising transaction of any kind by us to the extent that such financing or capital is provided to us by investors whom the Representative had contacted or introduced to the Company during the period beginning on May 21, 2024 and ending on the date that is 60 days from the later of the date on which the Company receives conditional approval from the CBOE for the listing of the Common Stock and the IPO Warrants and the date of this prospectus (the “Engagement Period”), if such tail financing is consummated at any time within the twelve (12) month period following the Engagement Period.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our common stock in the U.S. and the public offering price for our common stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our Common Stock will develop and continue after this offering.

Stock Exchange

We are seeking to list our Common Stock and IPO Warrants on the CBOE under the symbols “BABY” and “BABY+W.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors. The underwriters may agree to allocate a number of Units for sale to its online brokerage account holders.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	over-allotment transactions;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Common Stock or IPO Warrants or preventing or retarding a decline in the market price of the Common Stock or IPO Warrants. As a result, the price of the Common Stock or IPO Warrants may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock or IPO Warrants. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of our securities and certain legal matters will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the years ended December 31, 2023, and December 31, 2022 have been audited by Morison Cogen LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered in this prospectus. This prospectus does not contain all the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will file periodic reports, proxy statements, and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet at www.sec.gov.

Our website is located at www.pishposhbaby.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of PishPosh, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of PishPosh, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses and negative cash flows from operations for the years ended December 31, 2023 and 2022, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2020.

Blue Bell, Pennsylvania
March 28, 2024

PISHPOSH, INC.

BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$368,242	$218,605
Accounts receivable	81,277	39,511
Inventory, net	2,803,263	4,534,877
Prepaid expenses and other current assets	101,802	346,405
Deferred offering costs	1,708,147	1,183,350
Total current assets	5,062,731	6,322,748
Property and equipment, net	-	2,722
Intangible assets, net	36,537	73,075
Deposits	10,155	10,155
Right of use asset	57,128	114,796
Total assets	$5,166,551	$6,523,496

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,863,513	$2,329,669
Accounts payable, related party	103,719	720,954
Accrued expenses and other current liabilities	761,022	643,630
Loans payable, current	654,287	1,843,025
Notes payable, net of debt discount	2,273,011	-
Convertible note payable	240,135	240,135
Convertible note payable, related party	1,100,000	950,000
Lease liability - operating, current portion	58,741	57,809
Total current liabilities	9,054,429	6,785,222
Lease liability - operating	-	58,741
Notes payable, net of debt discount	-	1,025,000
Total liabilities	9,054,429	7,868,963

Commitments and contingencies (Note 12)

Stockholders' deficit:
Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 1,752 shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized, 4,939,345 shares issued and outstanding as of both December 31, 2023 and 2022	5	5
Additional paid-in capital	13,130,058	5,239,194
Accumulated deficit	(17,017,941)	(6,584,666)
Total stockholders' deficit	(3,887,878)	(1,345,467)
Total liabilities and stockholders' deficit	$5,166,551	$6,523,496

The accompanying notes are an integral part of these financial statements.

PISHPOSH, INC.

STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended
	December 31,
	2023	2022
Net revenues	$18,013,771	$21,986,784
Cost of net revenues	12,297,098	14,735,590
Gross profit	5,716,673	7,251,194

Operating expenses:
General and administrative	8,901,103	5,829,111
Research and development	60,000	146,022
Sales and marketing	5,237,593	6,367,245
Total operating expenses	14,198,696	12,342,378

Loss from operations	(8,482,023)	(5,091,184)

Other income (expense):
Other income	410,686	159,159
Interest expense	(668,088)	(209,224)
Loss on extinguishment of debt	(1,693,850)	-
Total other expense	(1,951,252)	(50,065)

Provision for income taxes	-	-
Net loss	$(10,433,275)	$(5,141,249)

Weighted average common shares outstanding - basic and diluted	4,939,345	3,538,127
Net loss per common share - basic and diluted	$(2.11)	$(1.45)

 The accompanying notes are an integral part of these financial statements.

PISHPOSH, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	80	$-	1,479,766	$2	$431,032	$(1,443,417)	$(1,012,383)
Issuance of shares of common and preferred stock for services	150	-	1,291,922	1	1,441,921	-	1,441,922
Conversion of notes and payables and issuance of common and preferred shares for proceeds	2,270	-	731,690	1	3,001,666	-	3,001,667
Convertible note payable and warrants issued as offering costs	-	-	-	-	(240,135)	-	(240,135)
Issuance of shares of common stock for cash, net of offering costs	-	-	538,338	1	429,710	-	429,711
Common shares issued as deferred offering costs	-	-	150,000	-	175,000	-	175,000
Effect of the Exchange Agreement (see Note 9)	543	-	(543,456)	(1)	1	-	-
Conversion of preferred stock into common stock	(1,291)	-	1,291,085	1	(1)	-	-
Net loss						(5,141,249)	(5,141,249)
Balances at December 31, 2022	1,752	-	4,939,345	5	5,239,194	(6,584,666)	(1,345,467)
Warrants issued as debt discount	-	-	-	-	588,367	-	588,367
Warrants issued in connection with extinguishment of debt	-	-	-	-	1,685,166	-	1,685,166
Warrants issued for services	-	-	-	-	5,617,331	-	5,617,331
Net loss	-	-	-	-	-	(10,433,275)	(10,433,275)
Balances at December 31, 2023	1,752	$-	4,939,345	$5	$13,130,058	$(17,017,941)	$(3,887,878)

The accompanying notes are an integral part of these financial statements.

PISHPOSH, INC.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,433,275)	$(5,141,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,260	40,711
Stock compensation expense	5,617,331	-
Amortization of debt discount	276,533	-
Loss on extinguishment of debt	1,693,850	-
Change in inventory allowance	(151,738)	392,860
Amortization of right of use asset	57,668	1,754
Issuance of shares of common and preferred stock for services	-	1,441,922
Issuance of convertible note, related party for services	-	950,000
Forgiveness of Payroll Protection Program loan payable	-	(142,597)
Changes in operating assets and liabilities:
Accounts receivable	(41,766)	29,930
Inventory	1,883,352	(1,631,853)
Prepaid expenses and other current assets	244,603	(344,846)
Deferred offering costs	(524,797)	(809,027)
Accounts payable	1,553,846	891,631
Accounts payable, related party	(617,235)	(87,049)
Accrued expenses and other current liabilities	117,392	135,403
Operating lease liability	(57,809)	-
Net cash used in operating activities	(362,785)	(4,272,410)
Cash flows from investing activities:
Purchase of property & equipment	-	(3,362)
Website development costs	-	(30,400)
Net cash used in investing activities	-	(33,762)
Cash flows from financing activities:
Proceeds from notes payable	2,648,160	-
Repayments from notes payable	(1,097,000)	-
Proceeds from loan payable	1,081,000	7,202,000
Repayments of loan payable	(2,269,738)	(5,570,794)
Proceeds from convertible notes, related party	150,000	-
Proceeds from loan payable, related party	515,000	-
Repayments of loan payable, related party	(515,000)	-
Proceeds from issuance of preferred and common stock in Subsequent Closing	-	1,689,980
Issuance of shares of common stock for cash, net of offering costs	-	429,711
Net cash provided by financing activities	512,422	3,750,897
Net change in cash and cash equivalents	149,637	(555,275)
Cash and cash equivalents at beginning of year	218,605	773,880
Cash and cash equivalents at end of year	$368,242	$218,605

Supplemental disclosure of cash flow information:
Cash paid for interest	$293,072	$168,625

Supplemental disclosure of non-cash investing and financing activities:
Warrants issued in connection with new notes	$588,367	$-
Conversion of accounts payable, related party into equity	$-	$250,000
Conversion of notes payable into equity	$-	$1,061,687
Convertible note payable and warrants issued as offering costs	$-	$240,135
Effect of the Merger on members' capital and additional paid-in capital	$-	$431,032
Common shares issues as deferred offering costs	$-	$175,000
Operating lease liability arising for obtaining right of use asset	$-	$168,112

 The accompanying notes are an integral part of these financial statements.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Pish Posh Baby, LLC (“Pish Posh”) was a Delaware limited liability company formed on December 15, 2015.  Pish Posh was established via an asset purchase agreement with a related entity, Pish Posh, Inc. (the “Seller”), a Nevada corporation, in January 2016.  Pursuant to the asset purchase agreement, Pish Posh purchased certain assets and assumed liabilities from Pish Posh, Inc. and all investors in the Seller were transferred into membership interests in Pish Posh.

On February 25, 2022, PishPosh, Inc. (the “Company”), a Delaware corporation formed on December 16, 2021, merged with Pish Posh (the “Merger”). Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in the Company. At the option of any shareholder, shares of Series A Preferred Stock of the Company, may be issued in lieu of shares of common stock. Upon the closing of the Merger, PishPosh, Inc. became the surviving corporation.

The Merger is being treated as a reverse acquisition and recapitalization effected by a unit-share exchange for financial accounting and reporting purposes.  Pish Posh is treated as the accounting acquirer as its members controlled the Company after the conversion of membership interests into the Company’s common shares, even though the Company was the legal acquirer and surviving corporation.  As a result, the assets and liabilities and the historical operations of Pish Posh are reflected in the financial statements of the Company.  Since the Company had no operations upon the Merger, the transaction was treated as a recapitalization for accounting purposes and no goodwill or other intangible assets were recorded. The accompanying financial statements have been presented to retroactively present the effect of the Merger, including common and preferred stock and additional paid-in capital.

The Company has a wide array of baby products, including brand-name strollers, car seats and other baby gear & accessories, which are sold via its retail location, website and other e-commerce channels.  The Company’s headquarters are in Lakewood, New Jersey.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $10,433,275 and $5,141,249 for the years ended December 31, 2023 and 2022 respectively, and has negative cash flows from operations for the years then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months from the date of this Annual Report is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date of this Annual Report, the Company has been primarily financed through the issuance of loans and proceeds from the sale of preferred and common stock. The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 28, 2024, the Company has a cash position of approximately $60,000. Based upon the current cash position and the Company’s planned expense run rate, management believes the Company has funds currently to finance its operations through May 2024.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company’s fiscal year end is December 31.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2021 and has elected to comply with certain reduced public company reporting requirements.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, revenue recognition, and e-commerce accounting considerations. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2023 and 2022, all of the Company's cash and cash equivalents were held at one accredited financial institution.

Concentrations

The Company is dependent on third-party vendors for its inventory purchases.  During the years ended December 31, 2023 and 2022, two vendors accounted for 35% and 59% of total purchases, respectively.  The loss of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments.   The Company believes the carrying amount of its convertible notes payable and loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are uncollateralized obligations due under normal trade terms generally requiring payment within 1 to 30 days from the invoice date. Accounts receivable are presented net of an allowance for credit losses, which is an estimate of amounts that may not be collectible. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected credit losses. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the client base has not changed significantly.

The Company determined it was not necessary to record an allowance for credit losses as of December 31, 2023 and 2022.

Inventory

Inventories consist of finished goods and products in transit from the Company’s suppliers.  Finished goods inventory includes amounts primarily held at the Company’s warehouse location and at Amazon.  Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made. As of December 31, 2023 and 2022, there was a reserve for obsolescence of $634,007 and $482,269, respectively.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Deposits for future inventory purchases are included in prepaid expenses and other current assets.  As of December 31, 2023 and 2022, prepaid expenses and other current assets included $101,802 and $330,906, respectively, in inventory deposits.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes office and computer equipment, furniture and fixtures and leasehold improvements, which are all depreciated using the straight-line method over their respective estimated useful lives. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization.  Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50.  The Company amortizes these costs using the straight-line method over an estimated useful life of three years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

The Company derives its revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company generates a small percentage of sales in its showroom, which revenue is recognized at the time the product is sold in store to the customer.  There was no breakage income recognized for unredeemed gift cards for the years ended December 31, 2023 and 2022.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues.  All shipping and handling costs are accounted for as fulfillment costs in sales and marketing expense, and are therefore not evaluated as a separate performance obligation.

Total shipping and handling billed to customers as a component of net revenues was $23,906 and $495,480 for the years ended December 31, 2023 and 2022, respectively.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties.  The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfillment center operations, third-party logistics costs, e-commerce selling commissions, marketing and advertising costs as well as public relations.

The Company also includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses.  During the years ended December 31, 2023 and 2022, shipping and handling costs were $1,606,622 and $2,113,300, respectively.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology.  General and administrative expenses also include payment processing fees, website costs and warehousing fees.

Advertising Costs

Advertising costs are included in sales and marketing expenses and are expensed as incurred.  Advertising costs were $1,841,677 and $1,760,166 for the years ended December 31, 2023 and 2022 respectively.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Comprehensive Loss

The Company follows FASB ASC 220 in reporting comprehensive income.  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.  Since the Company has no items of other comprehensive income, comprehensive loss is equal to net loss.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.  As of December 31, 2023 and 2022, the Company had capitalized $1,708,147 and $1,183,350 in deferred offering costs, respectively. Deferred offering costs includes professional fees incurred including legal, accounting, underwriting and advisory in connection with the Company’s anticipated equity offering.

As of December 31, 2023, management assessed the recoverability of the capitalized deferred offering costs.  Of the $1,708,147 in deferred offering costs, $1,183,350 pertain to costs incurred in 2022 and 2021 when the Company initiated its public offering efforts.  These costs include legal fees and accounting fees related to the Company’s previous audits.  Management believes that these costs should not be impaired as of December 31, 2023 as they still provide economic benefits for the Company’s potential public offering.  All initial offering costs incurred have enabled the Company to achieve and maintain SEC effectiveness, which is a key component of the Company’s ability to undergo a successful initial public offering.  Management will continue to monitor any further delay or abandonment of the contemplated public offering.  If any further delays are expected, the Company may have to impair a substantial, or all, of its deferred offering costs.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ deficit.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2023, diluted net loss per share is the same as basic net loss per share. Potentially dilutive items outstanding as of December 31, 2023 and 2022 are as follows:

	December 31,
	2023	2022
Convertible note payable	240,135	240,135
Convertible note payable, related party (1)	311,859	172,727
Preferred stock (convertible to common stock)	1,752,371	1,752,371
Common stock warrants	6,032,008	3,279,508
Total potentially dilutive securities	8,336,373	5,444,741

(1)	The potentially dilutive shares from the $1,100,000 convertible note, related party, and accrued interest of $69,473 was estimated using a conversion price of $3.75, which is 100% of the anticipated initial public offering price per share. In 2022, the potentially dilutive shares from the $950,000 note was estimated using a conversion price of $5.50, which was 110% of the anticipated initial public offering price of $5.00 as of December 31, 2022.

Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a risk-free discount rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Income Taxes

Prior to the Merger in 2022, the Company was a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flowed through to the members. Therefore, no provision for income tax had been recorded in the statements. Net loss from the Company were reported and taxed to the members on their individual tax returns.

Upon the Merger in 2022, the Company is a corporation.   The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Recently Issued and Adopted Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance effective January 1, 2023 utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s financial statements, but did change how the allowance for credit losses is determined.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,
	2023	2022
Office and computer equipment	-	$44,264
Furniture and fixtures	-	21,064
Leasehold improvements	-	79,369
Total	-	144,697
Less: Accumulated depreciation	-	(141,975)
Property and equipment, net	$-	$2,722

Depreciation expense was $2,722 and $2,261 for the years ended December 31, 2023 and 2022, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following:

	December 31,
	2023	2022
Website development costs	$127,750	$127,750
Less: Accumulated amortization	(91,213)	(54,675)
Intangible assets, net	$36,537	$73,075

Amortization expense was $36,538 and $38,450 for the years ended December 31, 2023 and 2022, respectively.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2023	2022
Accrued personnel and other expenses	$170,308	$104,005
Inventory related purchases	-	80,230
Gift card liability	202,453	202,453
Allowance for sales returns	108,279	102,887
Interest	176,245	50,347
Security deposit payable	3,708	3,708
Advances from third parties	100,000	100,000
Accrued expenses and other current liabilities	$761,022	$643,630

7.	LOANS PAYABLE

Merchant Advances

During 2023 and 2022, the Company entered into several short-term merchant loans with American Express, Amazon and Shopify. The loans mature in six to nine months and bear interest ranging from 8% to 13%.  The loans require monthly principal and interest payments. During the years ended December 31, 2023 and 2022, the Company received merchant advances totaling $1,081,000 and $7,202,000, respectively, and made repayments totaling $2,269,738 and $5,570,794, respectively. As of December 31, 2023 and 2022, the Company had $654,287 and $1,843,025, respectively, in outstanding principal pertaining to these merchant loans. Interest expense for the loans totaled $150,957 and $157,322 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, there was $3,598 and $17,376, respectively, in interest payable pertaining to these loans.

Related Party

During 2023, the Company received loan proceeds of $515,000 from a related party. The loan was unsecured, non-interest bearing and due on demand. As of December 31, 2023, the Company fully repaid this loan.

Paycheck Protection Program

In May 2021, the Company entered into a loan with a lender in an aggregate principal amount of $142,597 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first nine months of interest deferred, had an initial term of five years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The loan proceeds were used for payroll and other covered payments including general operating costs and was fully forgiven in February 2022.  As such, the Company recorded a gain of $142,597 included in other income in the statements of comprehensive loss.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

8.	NOTES PAYABLE, NET OF DEBT DISCOUNT

Promissory Note

As of December 31, 2023 and 2022, the Company had $1,025,000 outstanding pertaining to a promissory note received in 2021. In December 2022, the Company extended the maturity date to March 31, 2024.  Interest expense for the years ended December 31, 2023 and 2022 were $0 and $0, respectively.

From October to December 2023, the Company received proceeds of $1,097,000 in short-term loans, of which all were repaid as of December 31, 2023. Interest expense for the year ended December 31, 2023 pertaining to these notes was $21,269, which was paid.

OID Notes

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $577,500, respectively (the “OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the OID Notes. No interest shall accrue on the OID Note prior to an event of default and after event of default, interest shall accrue at the rate of 24% per annum. The OID Notes provided that the principal and all unpaid interest owed under each OID Note shall be due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. In connection with the OID Notes, the Company recognized a debt discount of $27,500.

In April 2023, the Company entered into Promissory Note Extension Agreements with the noteholders pursuant to which each such holder agreed to extend the maturity date of the OID Notes to September 30, 2023. As of the issuance date of these financial statements, the OID notes are technically in default.

During the year ended December 31, 2023, interest expense on the OID Notes was $32,277, all of which was accrued and unpaid as of December 31, 2023.

In connection with the Promissory Note Extension Agreements, the Company issued a warrant to purchase an aggregate of 200,000 shares of common stock with an exercise price of $0.01 per share to the noteholders (“Debt Extension Warrants”). The Debt Extension Warrants are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. The fair value of the warrants was $748,963 as calculated by assumptions used in the Black-Scholes model (Note 11), which was recorded to additional paid-in capital. The Company evaluated the Promissory Note Extension Agreements under ASC 470-50 and determined they meet the criteria as a debt extinguishment. The fair value of the warrants, and the unamortized debt discount of the old OID notes of $8,684, totaled $757,647, which was recorded as a loss on extinguishment of debt on the statements of comprehensive loss.

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000, respectively (the “August OID Notes”). The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August OID Notes. No interest shall accrue on the OID Note prior to an event of default and after event of default, interest shall accrue at the rate of 24% per annum. The principal and all unpaid interest owed under each August  OID Note shall be due and payable on the earlier of (i) November 1, 2023, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. In connection with the August OID Notes, the Company recognized a debt discount of $16,000, all of which was amortized to interest expense in 2023. As of December 31, 2023, $0 remained unamortized.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

As of the date of these financial statements, the amended maturity dates of the OID and August OID Notes was April 1, 2024.

Investor Bridge Notes

The Company conducted a private offering (the “2023 Bridge Offering”) of up to $1,000,000 of unsecured promissory notes (“Investor Bridge Notes”) and warrants to purchase up to 1,000,000 shares of the Company’s common stock. The Investor Bridge Notes will bear interest at a rate of 6% per annum and will mature (the “Investor Bridge Notes Maturity Date”) on the earlier of two years from the date of the initial closing of such private placement or a liquidity event, as defined in the Investor Bridge Notes, which includes a firm commitment underwritten initial public offering of the Company's common stock. Each of the Investor Bridge Notes will be coupled with an equal number of warrants (the “Investor Bridge Warrants”) to purchase common stock (up to 1,000,000 warrants) at an exercise price of $1.00 per share. On the Investor Bridge Notes Maturity Date, the Investor Bridge Notes will be automatically repaid, and the proceeds payable shall be automatically applied to the exercise of the Investor Bridge Warrants.

At the first closing of the 2023 Bridge Offering, which took place on March 24, 2023, the Company issued $650,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 650,000 shares of common stock with an exercise price of $1.00 per share. In connection with the first closing of the 2023 Bridge Offering, the Company paid Boustead Securities, LLC (“Boustead”), its placement agent in such 2023 Bridge Offering, $52,000 in cash and  issued the placement agent 5-year warrants to purchase 45,500 shares of common stock, at an exercise price of $1.00 per share and are exercisable immediately. The Boustead Bridge Warrants are considered as compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Company’s common stock pursuant to its initial public offering. Following the first closing of the 2023 Bridge Offering, the Company received net proceeds of $589,705 after deducting fees.

At the second closing of the 2023 Bridge Offering, which took place on April 14, 2023, the Company issued $100,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 100,000 shares of common stock with an exercise price of $1.00  per share. In connection with the second closing of the 2023 Bridge Offering, the Company paid Boustead $8,000 in cash and issued the placement agent 5-year warrants to purchase 7,000 shares of common stock at an exercise price of $1.00 per share and are exercisable immediately. Following the second closing of the 2023 Bridge Offering, the Company received net proceeds of $91,455 after deducting fees.

During the year ended December 31, 2023, interest expense on the 2023 Bridge Offering was $34,422, all of which was accrued and unpaid as of December 31, 2023.

In connection with the Investor Bridge Notes, the Company recognized a debt discount of $657,206, consisting of the relative fair value of the warrants issued of $588,366 (Note 10) and issuance costs of $68,840. The fair value of the warrants was as calculated by assumptions used in the Black-Scholes model (Note 11). The debt discount will be amortized to interest expense over the life of the loan. During the year ended December 31, 2023, $241,716 was amortized to interest expense. As of December 31, 2023, $415,489 remained unamortized.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Notes payable, net of debt discount, consisted of the following:

	December 31,
	2023	2022
Principal
Promissory note	$1,025,000	$1,025,000
OID Notes	913,500	-
Investor Bridge Notes	750,000	-
Total notes payable	2,688,500	1,025,000
Less: Unamortized debt discount	(415,489)	-
Notes payable, net of debt discount	$2,273,011	$1,025,000

9.	CONVERTIBLE NOTES

In November 2021, the Company entered into several convertible promissory notes (the “2021 Notes”) for an aggregate principal amount of $1,061,687.  The notes bear interest at 8% per annum and matured on February 28, 2022.  The notes were convertible into shares of common and/or Series A preferred stock and warrants of the Company.  In March 2022, the 2021 Notes automatically converted on a one-for-one basis into shares of common stock, preferred stock and warrants upon a subsequent closing (“Subsequent Closing”) (see Note 9).

During the year ended December 31, 2021, the Company incurred $16,562 in interest pertaining to these notes, all of which was accrued and unpaid as of December 31, 2021.  Upon the Subsequent Closing and conversion of the Notes at their principal amount, the interest was deemed forgiven and the Company recorded a gain in other income in the statements of comprehensive loss.

In connection with the Subsequent Closing, the Company issued a convertible note to an entity that acted as placement agent for the financings. The principal of the note is $240,135, which bears interest at 8% per annum and matured on March 1, 2023. The note is convertible into shares of common stock and/or Series A preferred and warrants on a one-for-one basis. The value of the note was recognized as offering costs and charged to additional paid-in capital. The entity also received a warrant to purchase 240,135 shares of common stock, with an exercise price of $1.00 per share and an estimated fair value of approximately $84,000, and the issuance was recognized as offering costs (Note 10).  Interest expense for the years ended December 31, 2023 and 2022 pertaining to this note was $19,211 and $16,053, respectively. As of December 31, 2023, interest payable on this note was $35,624. On March 1, 2023, the maturity date was extended to September 1, 2023. On March 15, 2024, the maturity date was further extended to June 30, 2024.

On August 23, 2022, the Company issued a convertible promissory note to a related party pursuant to services performed in the principal amount of $950,000. The note bears interest at 5% per annum, with principal and interest payments payable monthly, and matured on May 15, 2023.  At any time, the investor may convert the outstanding principal amount and accrued but unpaid interest into shares of common stock at a price equal to 100% of the price at which the Company consummates its initial public offering. Pursuant to the terms of the note, the investor may exceed its beneficial ownership limitation upon conversion into shares.

In April 2023, the Company entered into a Promissory Note Extension Agreement with the noteholder pursuant to which the holder agreed to extend the maturity date of the note to December 31, 2023. In connection with the Promissory Note Extension Agreement, the Company issued a warrant to purchase an aggregate of 250,000 shares of common stock with an exercise price of $0.01 per share to the noteholder. The Debt Extension Warrants are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. The fair value of the warrants was $936,203 as calculated by assumptions used in the Black-Scholes model (Note 11). The Company evaluated the Promissory Note Extension Agreement under ASC 470-50 and determined it meets the criteria as a debt extinguishment. The fair value of the warrants was recorded as a loss on extinguishment of debt on the statements of comprehensive loss.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

In June 2023, the Company received $150,000 in proceeds from the same related party with interest accruing thereon at a rate of 10% per annum and a maturity date of February 29, 2024. The note is expected to be converted into shares upon the anticipated initial public offering, and is included in convertible note, related party on the balance sheet. As of the date of these financial statements, the note was technically in default.

Interest expense for the related party notes for the years ended December 31, 2023 was $52,555 and $16,918, respectively. As of December 31, 2023, interest payable on these notes totaled $69,473.

10.	STOCKHOLDERS’ EQUITY

Merger / Recapitalization to PishPosh, Inc.

Prior to the Merger, Pish Posh’s membership interests were represented by Units. As of December 31, 2021, Pish Posh had 1,000,000 units issued and outstanding, comprising $431,034 in contributed capital.

In February 2022, the Company cancelled 580,000 membership units in order to effectuate the Merger. Upon the Merger Agreement, the remaining 420,000 units outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in the Company. At the option of any shareholder, shares of Series A preferred stock of the Company may be issued in lieu of shares of common stock.  As a result of the Merger, the units were ultimately converted into 580,371 shares of common stock and 80 shares of Series A preferred stock.  Furthermore, the Company reissued 899,305 shares of common stock pursuant to the initial cancellation agreement of the 580,000 membership units.  As of a result of the Merger, the $431,034 in members’ capital was converted into preferred and common stock and additional paid-in capital.

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the Board to establish and to issue from time to time one or more series of preferred stock, par value $0.000001 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, pre-emptive rights and redemption rights. As of December 31, 2023, 20,000 shares of preferred stock are designated as Series A preferred stock.

Voting Rights

The Series A preferred stock shall have no voting rights.

Dividend Rights

Holders of Series A preferred stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are specifically declared by the Board to be payable to the holders of the common stock. No other dividends shall be paid on shares of Series A preferred stock; and the Company shall pay no dividends on shares of the common stock unless it simultaneously complies with the above. For so long as any Series A preferred stock is outstanding, dividends may not be paid in the form of common stock without the written consent of the holders of Series A preferred stock holding a majority of the then issued and outstanding Series A preferred stock.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of Series A preferred stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series A preferred stock if such shares had been converted to common stock immediately prior to such liquidation, dissolution, distribution of assets or other winding up, subject to the preferential rights of holders of any senior securities of the Company.

Conversion Rights

At any time, each holder of Series A preferred stock is entitled to convert any portion of such holder’s outstanding Series A preferred stock into shares of common stock at a rate of 1,000 shares of common stock for every one (1) share of Series A preferred stock.

Other Matters

Each share of Series A preferred stock has a stated value of $1,000. In the event that the Company does not have sufficient available shares of common stock available to issue to the holder of shares of Series A preferred stock upon conversion of such holder’s shares, the Company is then required to pay cash to redeem the shares of Series A preferred stock that could not be converted at a price based in part on the then recent closing sale prices of the Company’s common stock.

Common Stock

The Company’s Amended Certificate of Incorporation authorizes 100,000,000 shares of common stock, par value $0.000001 per share.

Voting Rights

Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights

Holders of shares of common stock are entitled to ratably receive dividends when and if declared by the Board out of funds legally available for that purpose, subject to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of outstanding shares of preferred stock.

2022 Stock Transactions

In February 2022, the Company issued 150 shares of Series A preferred stock and 1,291,922 shares of common stock to management and advisors pursuant to services performed.  The fair value of $1,441,922, or $1.00 per share (including the as-converted shares of preferred stock), was included in general and administrative expenses in the statements of comprehensive loss.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

In March 2022, the Company received proceeds of $1,689,980 pursuant to the Subsequent Closing.  Simultaneously with the proceeds from the Subsequent Closing, the 2021 Notes and $250,000 in related party accounts payable (Note 12) converted into shares of common stock and preferred stock on a one-for-one basis (based on the as-converted calculation of preferred stock).  Altogether, the Company issued 2,270 shares of preferred stock and 731,690 shares of common stock pursuant to an aggregate value of $3,001,667, consisting of the March 2022 Subsequent Closing and the note and payable conversions as stated above.

On September 13, 2022, the Company conducted the first closing of a private placement offering of its common stock to accredited investors (the “Pre-IPO Offering”).  Pursuant to the Pre-IPO Offering, the Company sold an aggregate of 538,338 shares of common stock at a price of $1.08 per share for net proceeds of $429,711, after deducting costs paid to the placement agent. In connection with the Pre-IPO Offering, the Company issued warrants to purchase 37,683 shares of common stock to the placement agreement as additional offering costs (Note 11).

In October 2022, the Company issued 150,000 shares of common stock pursuant to professional fees incurred for the Company’s anticipated public offering.  The value of the professional fees, $175,000, was capitalized as deferred offering costs as of December 31, 2022.

On October 19, 2022, the majority of all of the holders of (i) the issued and outstanding shares of common stock (the “Common Holders”) and (ii) the issued and outstanding shares of Series A Preferred Stock (the “Preferred Holders”), and all of the Purchasers under the Securities Purchase Agreement (together with the Common Holders and the Preferred Holders, the “Holders”) entered into an Omnibus Waiver, Consent and Exchange Agreement, pursuant to which the Holders agreed to, (1) amend and restate the Company’s Certificate of Incorporation and the Certificate of Designation of its Series A Preferred Stock to, among other things, increase the number of authorized shares of Preferred Stock designated as Series A Preferred Stock and to increase the Beneficial Ownership Limitation from 4.99% to 9.99%, (2) terminate all prior lock-up agreements to which the Preferred Holders were a party pertaining to the Company’s equity securities and replace and supersede all prior lock-up agreements to which the Common Holders were a party pertaining to the Company’s equity securities with a new lock-up agreement to be entered into in connection with the IPO underwriting agreement, (3) permit the Preferred Holders to exchange an aggregate of 543,456 shares of Common Stock held by the Preferred Holders for shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Preferred Stock”), and (4) forever waive all registration rights granted to the Holders under the Securities Purchase Agreement.

Following the exchange of the Preferred Holders’ shares of Common Stock into Exchanged Series A Preferred Stock, the Preferred Holders converted 1,291.085 shares of Series A Preferred Stock back into 1,291,085 shares of Common Stock.

As of December 31, 2023 and 2022, there were 1,752.37 shares of preferred stock and 4,939,345 shares of common stock issued and outstanding.

2022 Equity Incentive Plan

The board and stockholders adopted the 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) on September 1, 2022 and October 19, 2022, respectively. The 2022 Equity Incentive Plan governs equity awards to employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of common stock reserved for issuance. The types of awards permitted under the 2022 Equity Incentive Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.  As of December 31, 2023, the Company has not granted any awards under the 2022 Equity Incentive Plan.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

11.	WARRANTS

2022 Warrants

In addition to the issuance of shares of common stock and Series A preferred stock upon the Subsequent Closing, investors also received common stock purchase warrants representing the right to purchase 2,751,690 shares of common stock of the Company, which is equal to 100% on a fully diluted basis of the amount of shares of common stock that would be issued to such investor at the Subsequent Closing.

The warrants have an exercise price of $1.00 per share and are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, including the Nasdaq Capital Market, and at any time up to the date that is five years after their original issuance.

In connection with the Pre-IPO Offering, the Company issued warrants to purchase 37,683 shares of common stock to the placement agreement.  The warrants have an exercise price of $1.08 per share, are exercisable at any time, and expire in five years.

2023 Warrants

In connection with the first and second closing of the 2023 Bridge Offering, the Company granted 750,000 Investor Bridge Warrants and 52,500 Boustead Bridge Warrants. Both the Investor Bridge Warrants and the Boustead Bridge Warrants have an exercise price of $1.00 per share and are exercisable immediately. In the event that a holder of an Investor Bridge Warrant has not elected to exercise such Investor Bridge Warrant prior to the earlier of  the Investor Bridge Notes Maturity Date or the consummation of an initial public offering of the Company’s common stock and listing or trading of its common stock on a trading market or national securities exchange ("IPO"), such Investor Bridge Warrant shall automatically be deemed to have been exercised upon the consummation of the IPO and, at such time, as payment of the aggregate exercise price under such Investor Bridge Warrant, the principal of such holder’s corresponding Investor Bridge Note will be deemed repaid in full, and such deemed repayment will be considered payment in full of the aggregate exercise price of the Investor Bridge Warrant, pursuant to the terms of such Investor Bridge Warrant. The relative fair value of the warrants was $588,366, which was included as a debt discount and will be amortized to interest expense over the life of the Investor Bridge Notes (Note 7).

In April 2023, the Company entered into two side letter agreements with stockholders pursuant to which, in consideration for advisory services and/or time, effort and non-accountable expenses expended by such stockholders in connection with the Company, the Company issued such stockholders warrants to purchase an aggregate of 1,500,000 of shares of common stock at an exercise price equal to $0.01 per share. The Advisory Warrants are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance.  During the year ended December, 2023, the Company recognized a fair value of $5,617,331 as stock compensation expense pertaining to fair value of these warrants.

In April 2023, the Company issued an aggregate of 450,000 Debt Extension Warrants (Note 7 and 8). The Debt Extension Warrants are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. The aggregate fair value of the Debt Extension Warrants was $1,693,850, which was recorded as a loss on extinguishment of debt on the statements of comprehensive loss.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of warrants granted during the year ended December 31, 2023:

Risk-free interest rate	3.68%
Expected term (in years)	4.18
Expected volatility	161.0%
Expected dividend yield	0%
Estimate fair value of common stock	3.75

The estimated fair value of common stock was based on the anticipated price of the Company’s common stock in its planned equity offering at the time of the grant which was $3.75.

The following is a summary of warrant activity for the years ended December 31, 2023 and 2022:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2021	-	$-
Conversion of 2021 Notes and issuance of common and preferred stock in Subsequent Closing	2,751,690	1.00
Conversion of related party accounts payable into equity	250,000	1.00
Placement agent consideration for Subsequent Closing	240,135	1.00
Granted in connection with common stock issuance	37,683	1.08
Outstanding as of December 31, 2022	3,279,508	$1.00	$13,115,017
Granted in connection with New Notes	750,000	1.00
Placement agent consideration for New Notes	52,500	1.00
Granted in connection with Notes Extension	450,000	0.01
Issued for services	1,500,000	0.01
Outstanding as of December 31, 2023	6,032,008	$0.68	$18,518,522

Exercisable as of December 31, 2023	840,183	$1.00	$2,307,489

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the anticipated price of the Company’s common stock in its planned equity raise of $3.75 and $5.00 as of December 31, 2023 and 2022.

12.	RELATED PARTY TRANSACTIONS

The Company received advances for purchases which were charged on credit cards owned by the previous Managing Member of Pish Posh. As of December 31, 2023 and 2022, there were net advances of $353,719 and $830,783 outstanding, respectively, which are reflected as accounts payable – related party on the balance sheets.

In connection with the Subsequent Closing, in March 2022 the previous Managing Member converted $250,000 in advances owed into 250,000 shares of common stock and 250,000 warrants to purchase common stock.

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

Refer to Note 7 and 8 for detail on related party loans.

On September 8, 2023, the Board authorized the increase from five to six directors and elected Hank Cohn as a director.

13.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company’s leases consist solely of retail showroom and office space in Lakewood, New Jersey which matures in October 2024.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

The Company has three sublease arrangements for total sublease income of approximately $2,600 per month.  All subleases are month to month.

The Company’s lease noted above is currently classified as an operating lease.

The components of the Company’s lease costs, which are included in general and administrative expenses on the accompanying statement of comprehensive loss for the year ended December 31, 2023, are as follows:

	Year Ended
	December 31,
	2023	2022
Operating lease cost	$89,276	$88,279
Sublease income	(28,561)	(30,464)
Total lease cost	$60,715	$57,815

Additional information related to the Company’s lease for the years ended December 31, 2023 and 202 is as follows:

	Year Ended
	December 31,
	2023	2022
Operating cash flows from operating lease	$60,574	$59,569
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$168,112
Remaining lease term - operating lease	0.8 years	1.8 years
Discount rate - operating lease	8.0%	8.0%

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2023, the future minimum lease payments under operating lease liabilities are as follows:

Year Ended December 31,
2024	61,116
Total	$61,116

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

14.	INCOME TAXES

As of December 31, 2023 and 2022, the Company had estimated federal and state net operating loss carryforwards (“NOLs”) of $6,677,000 and $3,833,000. The federal net operating loss carryforwards do not expire but are limited to 80% of each subsequent year’s net income. The state net operating loss carryforwards expire in 20 years, starting in 2042. There was no provision for federal and state income taxes for the years ended December 31, 2023 and 2022 due to the net taxable loss.  The utilization of these NOL’s to reduce future income taxes will depend on the generation of sufficient taxable income prior to their expiration.  The Company has established a 100% valuation allowance of $3,861,360 and $1,482,829 at December 31, 2023 and December 31, 2022 for the deferred tax assets due to the uncertainty of their realization.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible.  Management considered projected future taxable income and tax planning strategies in making this assessment.

The income tax (benefit) provision consists of the following:

	December 31,
	2023	2022
Income tax benefit:
Federal tax benefit	$(597,278)	(804,966)
State tax benefit	(202,221	(272,539)
Deferred tax benefit	(1,579,032)	(405,324)
	$(2,378,532)	$(1,482,829)
Change in valuation allowance	2,378,532	1,482,829
	$-	$-

The reconciliation of the statutory federal rate to the Company’s effective income tax rate is as follows:

	Years Ended December 31,
	2023		2022
	Amount	%	Amount	%
Income tax at U.S. federal income tax rate	$(2,190,988)	(21.0)	$(1,078,177)	(21.0)
State income taxes, net of federal benefit	(741,806)	(6.8)	(404,652)	(7.9)
Change in valuation allowance	2,932,794	27.8	1,482,829	28.9
Effective income tax	$-	-	$-	-

PISHPOSH, INC.

NOTES TO FINANCIAL STATEMENTS

The primary components of the Company’s deferred tax assets and related valuation allowance as of December 31, 2023 and 2022 are as follows:

	December 31,
	2023	2022
Deferred tax assets:
Net operating losses	$1,877,004	$1,077,505
Stock compensation and shares issued for services	1,984,356	405,324
	3,861,360	1,482,829
Valuation allowance	(3,861,360)	(1,482,829)
Net deferred tax assets	$-	$-

The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

The Company follows FASB ASC 740-10, which provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements. Recognition involves a determination of whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of comprehensive income. As of January 1, 2023, the Company had no unrecognized tax benefits and no charge during 2023, and accordingly, the Company did not recognize any interest or penalties during 2023 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2023.

The Company files U.S income tax returns and a state income tax return. With some exceptions, the U.S. and state income tax returns filed for the tax years ending on December 31, 2020 and thereafter are subject to examination by the relevant taxing authorities.

15.	SUBSEQUENT EVENTS

From January 1, 2024 through March 28 2024, the Company has received merchant advance proceeds of approximately $907,000 and made repayments totaling $712,000.

From January 1, 2024 through March 28, 2024, the Company has received proceeds from short-term loans of $625,000.

PISHPOSH, INC.

PISHPOSH, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$29,735	$368,242
Accounts receivable	104,930	81,277
Inventory, net	2,459,837	2,803,263
Prepaid expenses and other current assets	83,830	101,802
Deferred offering costs	1,783,671	1,708,147
Total current assets	4,462,003	5,062,731
Intangible assets, net	27,403	36,537
Deposits	10,155	10,155
Right of use asset	36,849	57,128
Total assets	$4,536,410	$5,166,551

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,586,744	$3,863,514
Accounts payable, related party	96,348	103,719
Accrued expenses and other current liabilities	846,832	761,022
Loan payable, current	803,539	654,287
Note payable, net of debt discount	2,982,406	2,273,011
Convertible note payable	240,135	240,135
Convertible note payable, related party	1,100,000	1,100,000
Right of use liability, current portion	37,875	58,741
Total liabilities	9,693,879	9,054,429

Commitments and contingencies (Note 12)

Stockholders' deficit:
Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 1,752 shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized, 4,939,345 shares issued and outstanding as of March 31, 2024 and December 31, 2023	5	5
Additional paid-in capital	13,130,058	13,130,058
Accumulated deficit	(18,287,532)	(17,017,941)
Total stockholders' deficit	(5,157,469)	(3,887,878)
Total liabilities and stockholders' deficit	$4,536,410	$5,166,551

See the accompanying notes to the unaudited condensed financial statements.

PISHPOSH, INC.

CONDENSED STATEMENTS OF COMPREHENVIE LOSS

(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
Net revenues	$2,982,541	$4,575,891
Cost of net revenues	2,087,188	3,029,512
Gross profit	895,353	1,546,379

Operating expenses:
General and administrative	895,744	885,635
Research and development	-	30,000
Sales and marketing	1,054,433	1,310,365
Total operating expenses	1,950,177	2,226,000

Loss from operations	(1,054,824)	(679,621)

Other expense:
Interest expense	(214,767)	(118,472)
Total other expense	(214,767)	(118,472)

Provision for income taxes	-	-
Net loss	$(1,269,591)	$(798,093)

Weighted average common shares outstanding - basic and diluted	4,939,345	4,939,345
Net loss per common share - basic and diluted	$(0.26)	$(0.16)

See the accompanying notes to the unaudited condensed financial statements.

PISHPOSH, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2022	1,752	$-	4,939,345	$5	$5,239,194	$(6,584,666)	$(1,345,467)
Warrants issued in connection with notes	-	-	-	-	509,909	-	509,909
Net loss	-	-	-	-	-	(798,093)	(798,093)
Balances at March 31, 2023	1,752	$-	4,939,345	$5	$5,749,103	$(7,382,759)	$(1,633,651)

Balances at December 31, 2023	1,752	$-	4,939,345	$5	$13,130,058	$(17,017,941)	$(3,887,878)
Net loss	-	-	-	-	-	(1,269,591)	(1,269,591)
Balances at March 31, 2024	1,752	$-	4,939,345	$5	$13,130,058	$(18,287,532)	$(5,157,469)

See the accompanying notes to the unaudited condensed financial statements.

PISHPOSH, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,269,591)	$(798,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,134	11,856
Amortization of debt discount	84,395	23,502
Change in inventory allowance	6,358	(31,582)
Amortization of right of use asset	20,279	13,990
Changes in operating assets and liabilities:
Accounts receivable	(23,653)	(162,446)
Inventory	337,068	455,507
Prepaid expenses and other current assets	17,972	(306,552)
Deferred offering costs	(75,524)	(299,712)
Accounts payable	(276,770)	707,155
Accounts payable, related party	(7,371)	75,740
Accrued expenses and other current liabilities	85,810	(93,194)
Lease liability	(20,866)	(13,945)
Net cash used in operating activities	(1,112,759)	(417,774)
Cash flows from financing activities:
Proceeds from loan payable	950,564	-
Repayments of loan payable	(801,312)	(481,195)
Proceeds from notes payable, net of issuance costs	625,000	1,139,705
Proceeds from loan payable, related party	-	515,000
Repayments of loan payable, related party	-	(515,000)
Net cash provided by financing activities	774,252	658,510
Net change in cash and cash equivalents	(338,507)	240,736
Cash and cash equivalents at beginning of period	368,242	218,605
Cash and cash equivalents at end of period	$29,735	$459,341

Supplemental disclosure of cash flow information:
Cash paid for interest	$79,853	$72,250

Supplemental disclosure of non-cash investing and financing activities:
Warrants issued in connection with notes	$-	$509,909

See the accompanying notes to the unaudited condensed financial statements.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Pish Posh Baby, LLC (“Pish Posh”) was a Delaware limited liability company formed on December 15, 2015.  Pish Posh was established via an asset purchase agreement with a related entity, Pish Posh, Inc. (the “Seller”), a Nevada corporation, in January 2016.  Pursuant to the asset purchase agreement, Pish Posh purchased certain assets and assumed liabilities from Pish Posh, Inc. and all investors in the Seller were transferred into membership interests in Pish Posh.

On February 25, 2022, PishPosh, Inc. (the “Company”), a Delaware corporation formed on December 16, 2021, merged with Pish Posh (the “Merger”). Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in the Company. At the option of any shareholder, shares of Series A Preferred Stock of the Company, may be issued in lieu of shares of common stock. Upon the closing of the Merger, PishPosh, Inc. became the surviving corporation.

The Company has a wide array of baby products, including brand-name strollers, car seats and other baby gear & accessories, which are sold via its retail location, website and other e-commerce channels.  The Company’s headquarters are in Lakewood, New Jersey.

NOTE 2: GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for the next 12 months from the date of this Quarterly Report on Form 10-Q.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $1,269,591 and $798,093 for the three months ended March 31, 2024 and 2023, respectively, and has negative cash flows from operations for the three months then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months from the date of this Quarterly Report on Form 10-Q is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional debt or equity financing.  Through the date of this Quarterly Report on Form 10-Q, the Company has been primarily financed through the issuance of loans and proceeds from the sale of preferred and common stock.  In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, the unaudited condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the interim periods presented. Such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2024 may not be indicative of results for the full year. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2021 and has elected to comply with certain reduced public company reporting requirements.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory reserve for obsolescence and fair value of warrants issued with debt. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At March 31, 2024 and December 31, 2023 all of the Company's cash and cash equivalents were held at one accredited financial institution.

Concentrations

The Company is dependent on third-party vendors for its inventory purchases.  During the three months ended March 31, 2024 and 2023, four vendors accounted for 56% and 60% of total purchases, respectively.  The loss of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments.   The Company believes the carrying amount of its convertible notes payable, notes payable and loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from outstanding payments owed to the Company from e-commerce partners and are stated at their net realizable value. Accounts receivable are presented net of an allowance for credit losses, which is an estimate of amounts that may not be collectible. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected credit losses. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the client base has not changed significantly. As of March 31, 2024 and December 31, 2023, the Company determined that no allowance for credit losses was necessary.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Inventory

Inventories consist of finished goods and products in transit from the Company’s suppliers.  Finished goods inventory includes amounts primarily held at the Company’s warehouse location and at Amazon.  Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made. As of March 31, 2024 and December 31, 2023, there was a reserve for obsolescence of $627,649 and $634,007 respectively.

Deposits for future inventory purchases are included in prepaid expenses and other current assets.  As of March 31, 2024 and December 31, 2023, prepaid expenses and other current assets included $76,650 and $101,802 respectively, in inventory deposits.

As of March 31, 2024 and December 31, 2023, the Company had $15,320 and $36,966, respectively, in inventory in transit.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes office and computer equipment, furniture and fixtures and leasehold improvements, which are all depreciated using the straight-line method over their respective estimated useful lives. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization.  Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50.  The Company amortizes these costs using the straight-line method over an estimated useful life of three years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company's customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company derives its revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company generates a small percentage of sales in its showroom, which revenue is recognized at the time the product is sold in store to the customer.  There was no breakage income recognized for unredeemed gift cards for the three months ended March 31, 2024 or 2023.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues.  All shipping and handling costs are accounted for as fulfilment costs in sales and marketing expense, and are therefore not evaluated as a separate performance obligation.

Total shipping and handling billed to customers as a component of net revenues was $2,656 and $6,015 for three months ended March 31, 2024 and 2023, respectively.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties.  The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfilment center operations, third-party logistics costs, e-commerce selling commissions, marketing and advertising costs as well as public relations.

The Company also includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses.  During the three months ended March 31, 2024 and 2023, shipping and handling costs were $307,790 and $406,697 respectively.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology.  General and administrative expenses also include payment processing fees, website costs and warehousing fees.

Advertising Costs

Advertising costs are included in sales and marketing expenses and are expensed as incurred.  Advertising costs were $412,849 and $400,950 for the three months ended March 31, 2024 and 2023, respectively.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred.

Comprehensive Loss

The Company follows FASB ASC 220 in reporting comprehensive income.  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.  Since the Company has no items of other comprehensive income, comprehensive loss is equal to net loss.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.  As of March 31, 2024 and December 31, 2023, the Company had capitalized $1,783,671 and $1,708,147 in deferred offering costs, respectively.  Deferred offering costs includes professional fees incurred including legal, accounting, underwriting and advisory in connection with the Company’s anticipated equity offering.

As of March 31, 2024, management assessed the recoverability of the capitalized deferred offering costs  Of the $1,783,671 in deferred offering costs, $1,708,147 pertain to costs incurred from 2021 through 2023 when the Company initiated its public offering efforts.  These costs include legal fees and accounting fees related to the Company’s previous audits.  Management believes that these costs should not be impaired as of March 31, 2024 as they still provide economic benefits for the Company’s potential public offering.  All initial offering costs incurred have enabled the Company to achieve and maintain SEC effectiveness, which is a key component of the Company’s ability to undergo a successful initial public offering.  Management will continue to monitor any further delay or abandonment of the contemplated public offering.  If any further delays are expected, the Company may have to impair a substantial portion, or all, of its deferred offering costs.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ deficit.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of March 31, 2024 and 2023, diluted net loss per share is the same as basic net loss per share. Potentially dilutive items outstanding as of March 31, 2024 and 2023 are as follows:

	March 31,
	2024	2023
Convertible note payable	240,135	240,135
Convertible note payable, related party (1)	317,677	172,727
Preferred stock (convertible to common stock)	1,752,371	1,752,371
Common stock warrants	6,032,008	3,975,008
Total potentially dilutive securities	8,342,191	6,140,241

(1)	The potentially dilutive shares from the $1,100,000 convertible note, related party, and accrued interest of $91,288 was estimated using a conversion price of $3.75, which is 100% of the anticipated initial public offering price per share. In 2023, the potentially dilutive shares from the $950,000 note was estimated using a conversion price of $5.50, which was 110% of the anticipated initial public offering price of $5.00 as of March 31, 2023.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a risk-free discount rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Recently Issued and Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company is currently evaluating the impact of this accounting standard on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4: INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following:

	March 31,	December 31,
	2024	2023
Website development costs	$127,750	$127,750
Less: Accumulated amortization	(100,347)	(91,213)
Intangible assets, net	$27,403	$36,537

Amortization expense was $9,134 for the three months ended March 31, 2024 and 2023.

NOTE 5: ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	March 31,	December 31,
	2024	2023
Accrued personnel and other expenses	$274,699	$170,308
Gift card liability	202,453	202,453
Allowance for sales returns	42,855	108,279
Interest	223,117	176,245
Security deposit payable	3,708	3,708
Advances from third parties	100,000	100,000
Accrued expenses and other current liabilities	$846,832	$761,022

NOTE 6: LOANS AND NOTES PAYABLE

Merchant Advances

During 2024 and 2023, the Company entered into several short-term merchant loans with American Express, Amazon and Shopify.   The loans mature in six to nine months and bear interest ranging from 8% to 13%.   The loans require monthly principal and interest payments.   During the three months ended March 31, 2024 and 2023, the Company received merchant advances totaling $908,200 and $0 respectively, and made repayments totaling $758,948 and $481,195 respectively. As of March 31, 2024 and December 31, 2023, the Company had $803,539 and $654,287 respectively in outstanding principal pertaining to these merchant loans.   Interest expense for the loans totaled $55,287 and $52,046 for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and December 31, 2023, there was $2,761 and $3,598 respectively, in interest payable pertaining to these loans.

Related Party

During 2023, the Company received loan proceeds of 515,000 from a related party. The loan was unsecured, non-interest bearing and due on demand. As of March 31, 2023, the Company fully repaid the loan.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Notes Payable, Net of Debt Discount

Promissory Notes

As of March 31, 2024 and December 31, 2023, the Company had $1,025,000 outstanding pertaining to a promissory note received in 2021. In April 2024, the Company extended the maturity date to June 1, 2024.  Interest expense for three months ended March 31, 2024 and 2023 was $0.

In February 2024, the Company received $300,000 in short-term promissory notes.  The notes bear interest at 10% per annum and mature on May 31, 2024. Interest expense for the three months ended March 31, 2024 was $7,480, all of which was accrued and unpaid.

OID Notes

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $577,500, respectively (the “OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the OID Notes. No interest shall accrue on the OID Note prior to an event of default and after event of default, interest shall accrue at the rate of 24% per annum. The OID Notes provided that the principal and all unpaid interest owed under each OID Note shall be due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. In connection with the OID Notes, the Company recognized a debt discount of $27,500. For the three months ended March 31, 2024 and 2023, the Company recognized interest expense associated with the amortization of debt discount of $0 and $18,816, respectively. As of March 31, 2024, unamortized debt discount was $0. In April 2024, the Company entered into Promissory Note Extension Agreements with the noteholders pursuant to which each such holder agreed to extend the maturity date of the OID Notes to June 1, 2024.

For the three months ended March 31, 2024 and 2023, interest expense on the OID Notes was $8,639 and $6,171, respectively, all of which was accrued and unpaid. As of March 31, 2024 and December 31, 2023, there was $40,915 and $32,277, respectively, in interest payable pertaining to these loans.

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000, respectively (the “August OID Notes”). The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August OID Notes. The Company recognized a debt discount of $16,000, all of which was amortized to interest expense in 2023. No interest shall accrue on the OID Note prior to an event of default and after event of default, interest shall accrue at the rate of 24% per annum. The principal and all unpaid interest owed under each August  OID Note shall be due and payable on the earlier of (i) November 1, 2023, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. As of the date of these financial statements, the amended maturity dates of the OID and August OID Notes was June, 2024.

In March 2024, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $343,500, respectively. The Company received proceeds in the aggregate amount of $325,000 in connection with the issuance of these notes. No interest shall accrue on the OID notes prior to an event of default and after event of default, interest shall accrue at the rate of 24% per annum. The March OID Notes mature on October 1, 2024. In connection with the these notes, the Company recognized a debt discount of $18,500, of which $2,469, which was amortized to interest expense as of March 31, 2024. As of March 31,2024, $16,031 remained unamortized.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Investor Bridge Notes

The Company conducted a private offering (the “2023 Bridge Offering”) of up to $1,000,000 of unsecured promissory notes (“Investor Bridge Notes”) and warrants to purchase up to 1,000,000 shares of the Company’s common stock. The Investor Bridge Notes will bear interest at a rate of 6% per annum and will mature (the “Investor Bridge Notes Maturity Date”) on the earlier of two years from the date of the initial closing of such private placement or a liquidity event, as defined in the Investor Bridge Notes, which includes a firm commitment underwritten initial public offering of the Company's common stock. Each of the Investor Bridge Notes will be coupled with an equal number of warrants (the “Investor Bridge Warrants”) to purchase common stock (up to 1,000,000 warrants) at an exercise price of $1.00 per share. On the Investor Bridge Notes Maturity Date, the Investor Bridge Notes will be automatically repaid, and the proceeds payable shall be automatically applied to the exercise of the Investor Bridge Warrants.

At the first closing of the 2023 Bridge Offering, which took place on March 24, 2023, the Company issued $650,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 650,000 shares of common stock with an exercise price of $1.00 per share. In connection with the first closing of the 2023 Bridge Offering, the Company paid Boustead Securities, LLC (“Boustead”), its placement agent in such 2023 Bridge Offering, $52,000 in cash and  issued the placement agent 5-year warrants to purchase 45,500 shares of common stock (the “Boustead Bridge Warrants”), at an exercise price of $1.00 per share and are exercisable immediately. The Boustead Bridge Warrants are considered as compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Company’s common stock pursuant to its initial public offering. Following the first closing of the 2023 Bridge Offering, the Company received net proceeds of $589,705 after deducting fees.

At the second closing of the 2023 Bridge Offering, which took place on April 14, 2023, the Company issued $100,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 100,000 shares of common stock with an exercise price of $1.00  per share. In connection with the second closing of the 2023 Bridge Offering, the Company paid Boustead $8,000 in cash and issued the placement agent 5-year warrants to purchase 7,000 shares of common stock at an exercise price of $1.00 per share and are exercisable immediately. Following the second closing of the 2023 Bridge Offering, the Company received net proceeds of $91,455 after deducting fees.

For the three months ended March 31, 2024 and 2023, interest expense on the 2023 Bridge Offering was $11,219 and $748, respectively. As of March 31, 2024 and December 31, 2023, there was $45,641 and $34,422, respectively, in interest payable pertaining to these loans.

In connection with the Investor Bridge Notes, the Company recognized a debt discount of $657,206, consisting of the relative fair value of the warrants issued of $588,366 (see Note 8) and issuance costs of $68,840. The fair value of the warrants was as calculated by assumptions used in the Black-Scholes model (Note 9) .The debt discount will be amortized to interest expense over the life of the loan. For the three months ended March 31, 2024 and 2023, $81,926 and $4,687 was amortized to interest expense, respectively.  As of March 31, 2024  and  December 31, 2023, $333,563 and $574,201, respectively, remained unamortized.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Notes payable, net of debt discount, consisted of the following:

	March 31,	December 31,
	2024	2023
Principal:
Promissory note	$1,325,000	$1,025,000
OID Notes	1,257,000	913,500
Investor Bridge Notes	750,000	750,000
	3,332,000	2,688,500
Less: Unamortized debt discount	(349,594)	(415,489)
Notes payable, net of debt discount	$2,982,406	$2,273,011

NOTE 7: CONVERTIBLE NOTES

As of both March 31, 2024 and December 31, 2023, the Company had total convertible promissory notes outstanding of $1,340,135.  In April 2024, the maturity date on all notes was extended to June 30, 2024.

Interest expense was $20,372 and $16,448 for the three months ended March 31, 2024 and 2023, respectively.  As of March 31, 2024 and December 31, 2023, interest payable on the convertible notes was $126,320 and $105,948, respectively.

NOTE 8: STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the Board to establish and to issue from time to time one or more series of preferred stock, par value $0.000001 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. As of March 31, 2024 and December 31, 2023, 20,000 shares of preferred stock are designated as Series A preferred stock.

Common Stock

The Company’s Amended Certificate of Incorporation authorizes 100,000,000 shares of common stock, par value $0.000001 per share.

As of both March 31, 2024 and December 31, 2023, there were 1,752.37 shares of preferred stock and 4,939,345 shares of common stock issued and outstanding.

 2022 Equity Incentive Plan

The board and stockholders adopted the 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) on September 1, 2022 and October 19, 2022, respectively. The 2022 Equity Incentive Plan governs equity awards to employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of common stock reserved for issuance. The types of awards permitted under the 2022 Equity Incentive Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.  As of March 31, 2024 and December 31, 2023, the Company has not granted any awards under the 2022 Equity Incentive Plan.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9: WARRANTS

The following is a summary of warrants:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2023	6,032,008	$0.68	$18,518,522
Outstanding as of March 31, 2024	6,032,008	$0.68	$18,518,522

Exercisable as of December 31, 2023	840,183	$1.00	$2,307,489
Exercisable as of March 31, 2024	840,183	$1.00	$2,307,489

NOTE 10: RELATED PARTY TRANSACATIONS

The Company received advances for purchases which were charged on credit cards owned by the previous Managing Member of Pish Posh Baby.  As of March 31, 2024 and December 31, 2023, there were net advances of $346,347 and $353,719, outstanding, respectively, which are reflected as accounts payable – related party on the balance sheets.

Refer to Note 6 for detail on related party loans.

NOTE 11: INCOME TAXES

There is no income tax benefit for the losses for the three months ended March 31, 2024 and 2023 because the Company has determined that the realization of the net deferred tax asset is not assured.

There was no change in unrecognized tax benefits during the period ended March 31, 2024 and there was no accrual for uncertain tax positions as of March 31, 2024.

Tax years from 2020 through 2023 remain subject to examination by U.S. federal and state jurisdictions.

NOTE 12: COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company’s leases consist solely of retail showroom and office space in Lakewood, New Jersey which matures in October 2024.

PISHPOSH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The components of the Company’s lease costs, which are included in general and administrative expenses on the accompanying statement of comprehensive loss for the three months ended March 31, 2024 and 2023, are as follows:

	Three Months Ended
	March 31,
	2024	2023
Operating lease cost	$12,635	$13,190
Sublease income	(8,944)	(8,982)
Total lease cost	$3,691	$4,208

Additional information related to the Company’s lease for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended
	March 31,
	2024	2023
Operating cash flows from operating lease	$23,970	$18,198
Remaining lease term - operating lease	0.6 years	1.6 years
Discount rate - operating lease	8.0%	8.0%

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 13: SUBSEQUENT EVENTS

On April 1, 2024, the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”), which included the $343,500 in notes received in March. The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. No interest shall accrue on the April 2024 OID Notes prior to an event of default and after event of default, interest shall accrue at the rate of 18% per annum. The April 2024 OID Notes provided that the principal and all unpaid interest owed under each April 2024 OID Note shall be due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering.

In connection with the Company’s notes, the Company also issued warrants to investors to purchase up to an aggregate of 5,268,293, 780,488 and 1,951,220 shares of common stock with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance.

From April 1, 2024 through the date of this Quarterly Report on Form 10-Q, the Company has made merchant advance repayments totaling approximately $479,000.

PishPosh, Inc.

2,168,674 Units

Each Consisting of:

One Share of Common Stock

and

One Warrant to Purchase One Share of Common Stock

1,024,000 Shares of Common Stock held by the Selling Stockholders

PROSPECTUS

[_______], 2024

Alexander Capital, L.P

Through and including [________], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement all of which will be paid by us. All of the amounts are estimated except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and the Cboe BZX Exchange, Inc. (the “CBOE”) listing fee.

Item	Amount
SEC registration fee	$	[________]
CBOE Exchange listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Transfer agent and registrar fees	$	*
Blue sky fees and expenses	$	*
FINRA filing fees	$	[________]
Miscellaneous	$	*
Total	$	*

*	To be filed by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant to be in effect upon the completion of this offering provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant to be in effect upon the completion of this offering require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation to be in effect upon the completion of this offering provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The proposed form of underwriting agreement between the registrant and the representative of the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Notes

On November 15, 2021, Pish Posh Baby issued an original issuance discount promissory note in the principal amount of $1,025,000 to Moishe (Michael) Hartstein (the “Hartstein Note”), the director of Investment Banking of Palladium Capital Advisors LLC (now known as Palladium Capital Group, LLC) ( “Palladium”), the Company’s private placement agent in the PPB Private Offering (as defined below) and an investor in the Company. The Hartstein Note had a purchase price of $1,000,000, does not bear interest and had the initial maturity date of the earlier of (a) February 31, 2021, and (b) the date on which all amounts under this Note shall become due and payable pursuant to the terms thereof. The Hartstein Note was (i) subsequently amended pursuant to that certain Amendment to the Promissory Note, dated as of April 11, 2024, pursuant to which the payment date of the Hartstein Note was extended to the earlier of June 1, 2024 or the date on which all amounts under the Hartstein Note shall become due and payable in the event of a default, pursuant to the terms described in the Hartstein Note and (ii) further amended pursuant to that certain Amendment to the Promissory Note, dated as of June 3, 2024, pursuant to which the maturity date was further extended to earlier of (a) September 30, 2024, and (b) the date on which all amounts under the Harstein Note become due and payable pursuant the terms thereof.

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby, LLC, a privately-held Delaware limited liability company (“Pish Posh Baby”), with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,061,687 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes were subject to automatic conversion into shares $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), our Series A Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase Common Stock of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following consummation of the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 24, 2022, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers and issued 900,507 shares of Common Stock to an employee in accordance with the terms of such individual’s employment agreement (the “February 2022 Offering”).

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “4.99% Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the 4.99% Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase shares of Common Stock of the Company. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the 4.99% Beneficial Ownership Limitation, Series A Preferred Stock, at purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Common Stock purchase warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein (the “Mergeco Warrants”).

On August 23, 2022, the Company issued Dov Kurlander, the former Chief Executive Officer of the Company, a Convertible Promissory Note in the principal amount of $950,000 pursuant to services performed in the prior year (“2022 Kurlander Note”). The 2022 Kurlander Note bears interest at the rate of five percent (5%) per annum. The terms of the 2022 Kurlander Note provided that Mr. Kurlander shall be entitled, at his election, to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the 2022 Kurlander Note into validly issued, fully paid and non-assessable shares of Common Stock at a price equal to an amount that is 110% of the price at which the Company consummates its initial public offering of its Common Stock.

On September 13, 2022, the Company conducted the first closing of a private placement offering of its Common Stock to accredited investors (the “Pre-IPO Offering”). At the first closing of the Pre-IPO Offering, we sold 468,891 shares of Common Stock at a purchase price of $1.08 per share, for which we received total gross consideration of $506,402. On September 22, 2022, the Company conducted the second and final closing of the Pre-IPO offering, at which we sold an additional 69,447 shares of Common Stock for total gross proceeds of $75,003. Between the two closings, we sold 538,338 shares of Common Stock for total gross proceeds of $581,405. In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC (“Boustead”), our placement agent in the Pre-IPO Offering, $46,512 in cash and issued Boustead 5-year warrants to purchase an aggregate of 37,683 shares of Common Stock (the “Placement Agent Warrants”) at an exercise price of $5.00 per share. The Placement Agent Warrants are considered compensation to Boustead pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering.

On October 19, 2022, the majority of all of the holders of (i) the issued and outstanding shares of Common Stock (the “Common Holders”) and (ii) the issued and outstanding shares of Series A Preferred Stock (the “Preferred Holders”), and all of the Purchasers under the Securities Purchase Agreement (together with the Common Holders and the Preferred Holders, the “Holders”) entered into an Omnibus Waiver, Consent and Exchange Agreement, pursuant to which the Holders agreed to, (1) amend and restate the Company’s Certificate of Incorporation and the Certificate of Designation of its Series A Preferred Stock to, among other things, increase the number of authorized shares of Preferred Stock designated as Series A Preferred Stock and to increase the 4.99% Beneficial Ownership Limitation to 9.99%, (2) terminate all prior lock-up agreements to which the Preferred Holders were a party pertaining to the Company’s equity securities and replace and supersede all prior lock-up agreements to which the Common Holders were a party pertaining to the Company’s equity securities with a new lock-up agreement to be entered into in connection with the underwriting agreement with Boustead (the “Lock-Up Agreements”), (3) permit the Preferred Holders to exchange shares of Common Stock held by the Preferred Holders for shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Preferred Stock”), and (4) forever waive all registration rights granted to the Holders under the Securities Purchase Agreement. Following the exchange of the Preferred Holders’ shares of Common Stock into Exchanged Series A Preferred Stock, the Preferred Holders converted 1,291.085 shares of Series A Preferred Stock back into 1,291,085 shares of Common Stock.

On January 25, 2023, the Company issued three unsecured original issue discount promissory notes to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, in respective principal amounts of $367,500, $52,500 and $157,500 (the “January 2023 OID Notes”). The Company received proceeds in the aggregate amount of $550,000 in connection with the issuance of the January 2023 OID Notes. The January 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The maturity date of the January 2023 OID Notes (i) was subsequently extended to June 1, 2024, by the agreement between parties, and (ii) was further extended, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each holder party thereto, to September 30, 2024.

In March and April of 2023, the Company conducted a private offering (the “2023 Bridge Offering”) of up to $1,000,000 of its unsecured promissory notes (“Investor Bridge Notes”) and warrants to purchase up to 1,000,000 shares of Common Stock. Subject to default interest provisions contained therein, the Investor Bridge Notes bore interest at a rate of 6% per annum and initially matured (the “Investor Bridge Notes Maturity Date”) on the earlier of (i) two years from the date of the initial closing of the 2023 Bridge Offering or (ii) a liquidity event (as defined in the Investor Bridge Notes, and includes a firm commitment underwritten initial public offering of the Common Stock).  Each of the Investor Bridge Notes was accompanied by warrants to purchase an equal number of shares of Common Stock, (the “Investor Bridge Warrants”) at an exercise price of $1.00 per share.  At the first closing of the 2023 Bridge Offering, which took place on March 24, 2023, we issued $650,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 650,000 shares of Common Stock. On April 14, 2023, the Company conducted the second and final closing of the 2023 Bridge Offering, at which we issued an additional $100,000 of Investor Bridge Notes and issued Investor Bridge Warrants to purchase 100,000 shares of Common Stock. Following both closings of the 2023 Bridge Offering, the Company received net proceeds of $681,160 after deducting fees. In connection with the 2023 Bridge Offering, we paid Boustead, our placement agent in such offering, $60,000 in cash and issued the placement agent 5-year warrants to purchase 52,000 shares of Common Stock (the “Boustead Bridge Warrants”) at an exercise price of $1.00 per share. The Boustead Bridge Warrants are considered as compensation to Boustead, pursuant to the rules of FINRA and will not be exercisable until 180 days following the date of commencement of sales of the Common Stock pursuant to our initial public offering.

On August 30, 2023, the Company issued a promissory note to Dov Kurlander in the principal amount of $150,000, with interest accruing thereon at a rate of 10% per annum, subject to default interest provisions contained therein, and initial maturity date of February 29, 2024, which was subsequently extended by the agreement of the parties to June 30, 2024 (the “2023 Kurlander Note”).

On August 31, 2023, the Company issued two unsecured original issue discount promissory notes in the aggregate principal amount of $336,000 (collectively, the “August 2023 OID Notes”) to L1 Capital Global Opportunities Master Fund and Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $320,000 in connection with the issuance of the August 2023 OID Notes. The August 2023 OID Notes (A) were initially due and payable on the earlier of (i) April 30, 2023, or (ii) three business days after the closing or abandonment of Company’s initial public offering and (B) do not bear an interest, subject to 24.0% per annum interest rate upon the occurrence of an event of default. In April 2024, the Company entered into new Promissory Note Extension Agreements with the holders of the August 2023 OID Notes, extending the maturity date of such August 2023 OID Notes until June 30, 2024. The maturity date of August 2023 OID Notes was further extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, dated as of June 3, 2024, between the Company and each of holders party thereto.

On October 2, 2023, the Company issued a promissory note to Moishe (Michael) Hartstein in the principal amount of $235,000 (the “October 2023 Hartstein Note”). The October 2023 Hartstein Notes (A) did not bear any interest prior, subject to 12% per annum interest rate upon an occurrence of an event of default and (ii) was due and payable on October 5, 2023. The October 2023 Hartstein Note was repaid in full on the maturity date.

In October and November 2023, the Company issued four (4) promissory notes in the aggregate principal amount of $872,000 (the “2023 Inventory Financing Notes”). The proceeds of the 2023 Inventory Financing Notes could be used solely for the purpose of purchasing inventory for sale during the 2023 winter season and the proceeds of any sales of such financed inventory were required to be reserved to pay amounts owed under the 2023 Inventory Financing Notes. Each 2023 Inventory Financing Note bore interest at a rate of 5% per annum, subject to 12% interest rate per annum upon an occurrence of an event of default. The principal and all unpaid interest owed under each 2023 Inventory Financing Note were initially due and payable on the earlier of (i) December 15, 2023, or (ii) three business days after the sale of all the financed inventory. On November 27, 2023, the Company entered into Promissory Note Extension Agreements with each holder of the 2023 Inventory Financing Notes, extending the maturity dates of such 2023 Inventory Financing Note until the earlier of (i) April 1, 2024, (ii) three business days after the sale of all the financed inventory and (iii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The aggregate principal amounts of $722,000, representing three (3) of the (4) 2023 Inventory Financing Notes, plus any accrued and unpaid interest thereon, was repaid on December 14, 2023. The maturity date of the remaining 2023 Inventory Financing Note with Alpha Capital Anstalt was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and the holder.

On November 15, 2023, the Company issued an unsecured original issue discount promissory note in the principal amount of $236,250 (the “November 2023 OID Note”) to Alpha Capital Anstalt. The Company received proceeds in the aggregate amount of $225,000 in connection with the issuance of the November 2023 OID Note. The November 2023 does not bear an interest, subject to 24.0% per annum interest rate upon an occurrence of an event of default. The November 2023 OID Note was initially due and payable on December 15, 2023. On April 11, 2024, the maturity date of the November 2023 OID Note was extended until June 1, 2024, pursuant to a Promissory Note Extension Agreement. On June 3, 2024, the maturity date of the November 2023 OID Note was further extended to September 30, 2024, pursuant to that certain Promissory Note Extension Agreement, between the Company and Alpha Capital Anstalt.

On February 1, 2024, the Company issued the 2024 Inventory Financing Notes to Moishe (Michael) Hartstein and Alpha Capital Anstalt in the principal amounts of $250,000 and $50,000, respectively, the proceeds of which shall be used solely for the purpose of purchasing inventory for sale in 2024 (the “2024 Inventory Financing Notes”). The 2024 Inventory Financing Notes bear interest at an annual rate of 10% per annum and were initially due and payable on May 31, 2024. On June 3, 2023, the maturity date of the 2024 Inventory Financing Notes was extended to September 30, 2024, pursuant to those certain Promissory Note Extension Agreements, between the Company and each of Moishe (Michael) Harstein and Alpha Capital Anstalt.

On April 1, 2024, the Company entered into a Securities Purchase Agreement with Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, pursuant to which the Company issued three unsecured original issue discount promissory notes in the aggregate principal amount of $430,500 (the “April 2024 OID Notes”) and warrants to purchase up to an aggregate of 8,000,001 shares of Common Stock, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The Company received proceeds in the aggregate amount of $410,000 in connection with the issuance of the April 2024 OID Notes. The April 2024 OID Notes bear no interest, subject to 18% interest rate per annum upon an occurrence of an event of default. The April 2024 OID Notes are due and payable on the earlier of (i) October 1, 2024, or (ii) three business days after the closing or abandonment of Company’s anticipated initial public offering. The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

On May 14, 2024, the Company entered into an Amendment and Notice of Exercise of Warrant with Dov Kurlander, pursuant to which Mr. Kurlander’s warrant (Warrant No. 2023-1) was amended to allow for immediate exercise and which, simultaneously, exercised such warrant in full by means of a cashless exercise for the purchase of 249,375 shares of Common Stock.

Warrants

In accordance with the Subsequent Closing of the PPB Private Offering, the Company issued Common Stock purchase warrants to purchase an aggregate of 3,241,825 shares of Common Stock, having a per share exercise price of $1.00, subject to adjustment as provided therein (the “Mergeco Warrants”). In addition, as part of the Placement Agent Consideration in connection with the PPB Private Offering, the Company issued the Palladium Warrant to Palladium Capital Group, LLC, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on March 29, 2022.

Each of the Mergeco Warrants and the Palladium Warrant (collectively, the “Warrants”) are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the Mergeco Warrants and the Palladium Warrant under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Mergeco Warrant or Palladium Warrant, as applicable, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in such Warrant. The Mergeco Warrants and the Palladium Warrant contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to ensure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the Warrants and its affiliates and certain other persons does not exceed the 4.99% Beneficial Ownership Limitation.

In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC, our placement agent, $46,512 in cash and issued the placement agent 5-year warrants to purchase an aggregate of 37,683 shares of Common Stock at an exercise price of $5.00 per share. The Placement Agent Warrants will expire five (5) years from the date of the commencement of the sale of our Common Stock in this Offering in compliance with FINRA Rule 5110(e)(1)(A). The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) commencing on the closing date of this offering and running for 180 days thereafter. The Placement Agent (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering. The Placement Agent Warrants contain the same adjustment provisions as the warrants issued to the investors in Pre-IPO Offering. In addition, we have granted the underwriters the ability to exercise them in a “cashless” manner. The Placement Agent Warrants are non-exercisable for 180 days following the date of commencement of sales of the Common Stock pursuant to this offering.

In connection with the 2023 Bridge Offering, we issued warrants to purchase up to an aggregate of 750,000 shares of the Company’s Common Stock, having an exercise price of $1.00 per share (the “Investor Bridge Warrants”). In addition, as part of the consideration paid to Boustead Securities, LLC, the Company’s placement agent for the 2023 Bridge Offering, the Company issued Boustead Securities, LLC warrants to purchase up to an aggregate of 52,000 shares of the Company’s Common Stock, having an exercise price of $1.00 per share (the “Boustead Bridge Warrants”). The Boustead Bridge Warrants will expire five (5) years from the date of the commencement of the sale of our Common Stock in this Offering in compliance with FINRA Rule 5110(e)(1)(A). The Boustead Bridge Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) commencing on the closing date of this offering and running for 180 days thereafter. The Placement Agent (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Boustead Bridge Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales of the Common Stock pursuant to this Offering. The Boustead Bridge Warrants contain the same adjustment provisions as the warrants issued to the investors in 2023 Bridge Offering. In addition, we have granted the underwriters the ability to exercise them in a “cashless” manner. The Boustead Bridge Warrants are non-exercisable for 180 days following the date of commencement of sales of the Common Stock pursuant to this offering. The shares of Common Stock underlying the Boustead Bridge Warrants are being registered in the Registration Statement of which this prospectus is a part.

The Company also issued warrants to purchase an aggregate of to 1,950,000 shares of the Company’s Common Stock, having an exercise price of $0.01 per share (the “April 2023 Warrants”), to five existing stockholders in consideration for the extension of existing outstanding promissory notes and/or in connection with services rendered, time, effort and non-accountable expenses, including legal fees, expended by certain stockholders in connection with the Company and as a further incentive for certain stockholders to cooperate with and support the Company's business purposes. Each April 2023 Warrant is exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the April 2023 Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the April 2023 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the April 2023 Warrant. The April 2023 Warrants contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to ensure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the April 2023 Warrants and its affiliates and certain other persons does not exceed the 4.99% Beneficial Ownership Limitation, which shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of such April 2023 Warrant.

No fractional shares of Common Stock will be issued in connection with the exercise of the April 2023 Warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

On April 1, 2024, the Company issued warrants to Alpha Capital Anstalt, The Hewlett Fund LP and L1 Capital Global Opportunities Master Fund, to purchase up to an aggregate of 5,268,293, 780,488 and 1,951,220 shares of Common Stock, respectively, with an exercise price of $0.01 per share, subject to adjustment as described therein (the “April 2024 Warrants”). The April 2024 Warrants are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after their original issuance.

Also on April 1, 2024, the Company issued a warrant to Alpha Capital Anstalt to purchase an aggregate of 500,000 shares of common stock with an exercise price of $0.01 per share, subject to adjustment as described therein. The warrant is exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the CBOE, and at any time up to the date that is five years after its original issuance.

On May 14, 2024, the Company entered into an Amendment and Notice of Exercise of Warrant with Dov Kurlander, pursuant to which Mr. Kurlander’s warrant (Warrant No. 2023-1) was amended to allow for immediate exercise. Mr. Kurlander simultaneously exercised such warrant in full by means of a cashless exercise for the purchase of 249,375 shares of Common Stock.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Exhibit No.	Exhibit Description	Form	File Number	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger, dated February 24, 2022, by and between PishPosh, Inc. and Pish Posh Baby LLC.	S-1	333-267982	2.1	10/21/2022
3.1	Second Amended and Restated Certificate of Incorporation of PishPosh, Inc., dated October 20, 2022.	S-1	333-267982	3.1	10/21/2022
3.2	Certificate of Merger of Pish Posh Baby LLC into PishPosh, Inc., dated February 24, 2022 and filed on February 25, 2022.	S-1	333-267982	3.3	10/21/2022
3.3	Bylaws of PishPosh, Inc.	S-1	333-267982	3.4	10/21/2022
4.1	Securities Purchase Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC and certain purchasers identified on the signature pages thereto in connection with the Note Closing of the PPB Private Offering.	S-1	333-267982	4.1	10/21/2022
4.2	Registration Rights Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC and the persons listed on the signature pages thereto in connection with the PPB Private Offering.	S-1	333-267982	4.2	10/21/2022
4.3	Form of Convertible Note in connection with the Note Closing of the PPB Private Offering.	S-1	333-267982	4.3	10/21/2022
4.4	Form of Common Stock Purchase Warrant in connection with the Subsequent Closing of the PPB Private Offering.	S-1	333-267982	4.4	10/21/2022
4.5	Form of Subscription Agreement in connection with the February 2022 Offering.	S-1	333-267982	4.5	10/21/2022
4.6	Convertible Promissory Note to Palladium Holdings LLC in the principal amount of $240,135, dated March 1, 2022.	S-1	333-267982	4.6	10/21/2022
4.7	Warrant to purchase up to 240,135 shares of Common Stock of PishPosh, Inc. to Palladium Holdings LLC, dated March 1, 2022.	S-1	333-267982	4.7	10/21/2022
4.8	Warrant No. PA-1 issued to Boustead Securities LLC to purchase 32,822 shares of Common Stock of PishPosh, Inc., dated as of September 13, 2022.	S-1/A	333-267982	4.8	12/22/2022
4.9	Warrant No. PA-2 issued to Boustead Securities LLC to purchase 4,861 shares of Common Stock of PishPosh, Inc., dated as of September 22, 2022.	S-1/A	333-267982	4.9	12/22/2022
4.10	First Amendment to Warrants No. PA-1 and PA-2 issued to Boustead Securities LLC, dated as of December 7, 2022.	S-1/A	333-267982	4.10	12/22/2022
4.11	Specimen Common Stock Certificate.	S-1	333-267982	4.12	10/21/2022
4.12**	Form of IPO Warrant.
4.13**	Form of Warrant Agency Agreement.
5.1**	Opinion of Haynes and Boone, LLP.

10.1	Lease Agreement, dated September 13, 2019, between Swarthmore 1914 LLC and Pish Posh Baby LLC.	S-1	333-267982	10.1	10/21/2022
10.2+	Employment Agreement, dated April 30, 2021, between Pish Posh Baby LLC and Alon Benishai.	S-1	333-267982	10.3	10/21/2022
10.3+	Employment Agreement, dated November 23, 2021, between Pish Posh Baby LLC and Charlie Birnbaum.	S-1	333-267982	10.4	10/21/2022
10.4+	Amendment No. 1 to Employment Agreement between PishPosh, Inc. and Charlie Birnbaum, dated January 18, 2023.	S-1/A	333-267982	10.4	02/13/2023
10.5+	Employment Agreement, dated January 12, 2022, between Pish Posh Baby LLC and Jesse Sutton.	S-1/A	333-267982	10.5	02/13/2023
10.6+	Amendment No. 1 to Employment Agreement between PishPosh, Inc. and Jesse Sutton, dated December 20, 2022.	S-1/A	333-267982	10.6	02/13/2023
10.7+	Amendment No. 2 to Employment Agreement between PishPosh, Inc. and Jesse Sutton, dated January 18, 2023.	S-1/A	333-267982	10.7	02/13/2023
10.8+	Offer Letter, dated August 25, 2022, between PishPosh, Inc. and Eric Sherb.	S-1/A	333-267982	10.8	02/13/2023
10.9	Promissory Note, dated November 15, 2021, issued by Pish Posh Baby LLC in favor of Moishe (Michael) Hartstein.	S-1/A	333-267982	10.9	02/13/2023
10.10	Amendment, dated December 27, 2022, to Promissory Note, issued by Pish Posh Baby LLC in favor of Moishe (Michael) Hartstein.	S-1/A	333-267982	10.10	02/13/2023
10.11	Intercreditor Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC, Dov Kurlander and the noteholders identified therein.	S-1/A	333-267982	10.11	02/13/2023
10.12	Convertible Promissory Note, dated August 23, 2022, issued by PishPosh, Inc. to Dov Kurlander in the principal amount of $950,000.	S-1/A	333-267982	10.12	02/13/2023
10.13+	2022 Equity Incentive Plan.	S-1/A	333-267982	10.13	02/13/2023
10.14+	Form of Indemnification Agreement.	S-1/A	333-267982	10.15	02/13/2023
10.15	Unsecured OID Promissory Note, dated January 25, 2023, issued by PishPosh, Inc. in favor of Alpha Capital Anstalt in the principal amount of $367,500.	S-1/A	333-267982	10.16	02/13/2023
10.16	Unsecured OID Promissory Note, dated January 25, 2023, issued by PishPosh, Inc. in favor of L1 Capital Global Opportunities Master Fund in the principal amount of $157,500.	S-1/A	333-267982	10.17	02/13/2023
10.17	Unsecured OID Promissory Note, dated January 25, 2023, issued by PishPosh, Inc. in favor of The Hewlett Fund LP in the principal amount of $52,500.	S-1/A	333-267982	10.18	02/13/2023
10.18	Engagement Letter between Boustead Securities, LLC and PishPosh, Inc., dated February 2, 2022.	10-K	001-41623	10.19	03/28/2023
10.19	Amendment, dated March 22, 2023, to Engagement Letter between Boustead Securities, LLC and PishPosh, Inc., dated February 2, 2022.	10-K	001-41623	10.20	03/28/2023
10.20	Form of Subscription Agreement in connection with the March 2023 Private Offering.	10-K	001-41623	10.21	03/28/2023
10.21	Form of Investor Bridge Note in connection with the March 2023 Private Offering (included as Exhibit A to Exhibit 10.21).	10-K	001-41623	10.22	03/28/2023
10.22	Form of Investor Bridge Warrant in connection with the March 2023 Private Offering (included as Exhibit B to Exhibit 10.21).	10-K	001-41623	10.23	03/28/2023
10.23	Form of April 2023 Promissory Note Extension Agreement	10-Q	001-41623	10.9	05/15/2023

10.24	Side Letter Agreement between the Company and Palladium Holdings, LLC, dated April 5, 2023.	10-Q	001-41623	10.10	05/15/2023
10.25	Side Letter Agreement between the Company and Alpha Capital Anstalt, dated April 5, 2023.	10-Q	001-41623	10.11	05/15/2023
10.26	Form of April 2023 Warrant.	10-Q	001-41623	10.12	05/15/2023
10.27	Amended and Restated Convertible Promissory Note, dated June 21, 2023, issued by PishPosh, Inc. to Dov Kurlander in the principal amount of $950,000.	POS AM	333-267982	10.28	07/18/2023
10.28	Unsecured OID Promissory Note, dated August 31, 2023, issued by PishPosh, Inc. in favor of L1 Capital Global Opportunities Master Fund in the principal amount of $115,500.	10-Q	001-41623	10.26	11/14/2023
10.29	Unsecured OID Promissory Note, dated August 31, 2023, issued by PishPosh, Inc. in favor of Alpha Capital Anstalt in the principal amount of $220,500.	10-Q	001-41623	10.27	11/14/2023
10.30	Promissory Note, August 30, 2023, issued by PishPosh, Inc. in favor of Dov Kurlander in the principal amount of $150,000.	10-K	001-41623	10.30	03/28/2024
10.31	Unsecured OID Promissory Note, dated November 15, 2023, issued by PishPosh, Inc. in favor of Alpha Capital Anstalt in the principal amount of $236,250.	10-K	001-41623	10.31	03/28/2024
10.32	Promissory Note, dated October 2, 2023, issued by PishPosh, Inc. in favor of Moishe (Michael) Hartstein in the principal amount of $235,000.	10-K	001-41623	10.32	03/28/2024
10.33	Promissory Note, dated October 16, 2023, issued by PishPosh, Inc. in favor of Moishe (Michael) Hartstein in the principal amount of $150,000	10-K	001-41623	10.33	03/28/2024
10.34	Promissory Note, dated October 16, 2023, issued by PishPosh, Inc. in favor of Alpha Capital Anstalt in the principal amount of $150,000.	10-K	001-41623	10.34	03/28/2024
10.35	Promissory Note, dated November 1, 2023, issued by PishPosh, Inc. in favor of L1 Capital Global Opportunities Master Fund in the principal amount of $275,000.	10-K	001-41623	10.35	03/28/2024
10.36	Promissory Note, dated November 1, 2023, issued by PishPosh, Inc. in favor of Moishe (Michael) Hartstein in the principal amount of $297,000.	10-K	001-41623	10.36	03/28/2024
10.37	Form of November 2023 Promissory Note Extension Agreement.	10-K	001-41623	10.38	03/28/2024
10.38	Engagement Letter between Dominari Securities LLC and PishPosh, Inc., dated January 2, 2024.	10-K	001-41623	10.39	03/28/2024
10.39	Note, dated February 1, 2024, issued by PishPosh, Inc. in favor of Moishe (Michael) Hartstein in the principal amount of $250,000.	10-Q	001-41623	10.1	03/15/2024
10.40	Note, dated February 1, 2024, issued by PishPosh, Inc. in favor of Alpha Capital Anstalt in the principal amount of $50,000.	10-Q	001-41623	10.2	03/15/2024
10.41*	Securities Purchase Agreement, dated April 1, 2024.
10.42*	Form of OID Note issued in connection with Securities Purchase Agreement, dated April 1, 2024.
10.43*	Form of Warrant issued in connection with Securities Purchase Agreement, dated April 1, 2024.
10.44*	Warrant No. 2024-4 issued to Alpha Capital Anstalt to purchase 500,000 shares of Common Stock of PishPosh, Inc., dated as of April 1, 2024.
10.45**	Form of Lock-Up Agreement.

10.46**	Amendment to the Promissory Note, dated as of June 3, 2024, between the Company and Moishe Hartstein to November 15, 2021 Promissory Note
10.47**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and L1 Capital Global Opportunities Master Fund to January 25, 2023 Promissory Note
10.48**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and The Hewlett Fund LP to January 25, 2023 Promissory Note
10.49**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and Alpha Capital Anstalt to January 25, 2023 Promissory Note
10.50**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and L1 Capital Global Opportunities Master Fund to August 31, 2023 Promissory Note
10.51**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and Alpha Capital Anstalt to August 31, 2023 Promissory Note
10.52**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company Alpha Capital Anstalt to October 16, 2023 Promissory Note
10.53**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company Alpha Capital Anstalt to December 15, 2023 Promissory Note
10.54**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and Alpha Capital Anstalt to February 1, 2024 Promissory Note
10.55**	Promissory Note Extension Agreement, dated as of June 3, 2024, between the Company and Michael Harstein to February 1, 2024 Promissory Note
23.1*	Consent of Morison Cogen LLP.
23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page to this Registration Statement on Form S-1).		333-267982		10/21/2022
99.1	Amended and Restated Audit Committee Charter adopted by the Board of Directors of PishPosh, Inc. on November 27, 2023.	10-K	001-41623	99.1	03/28/2024
99.2	Amended and Restated Compensation Committee Charter adopted by the Board of Directors of PishPosh, Inc. on November 27, 2023.	10-K	001-41623	99.2	03/28/2024
99.3	Amended and Restated Nominating and Corporate Governance Committee Charter adopted by the Board of Directors of PishPosh, Inc. on November 27, 2023.	10-K	001-41623	99.3	03/28/2024
99.4	Corporate Governance Guidelines.	S-1	333-267982	99.4	10/21/2022
107*	Filing Fee Table.

* Filed herewith.

** To be filed by amendment.

+ Management contract or compensatory plan or arrangement

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(a)(2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)(6) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(i)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(i)(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakewood, State of New Jersey, on June 7, 2024.

PISHPOSH, INC.

By:	/s/ Chaim (Charlie) Birnbaum
Chaim (Charlie) Birnbaum
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of PishPosh, Inc. hereby severally constitute and appoint Charlie Birnbaum with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chaim (Charlie) Birnbaum	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2024
Chaim (Charlie) Birnbaum

/s/ Eric Sherb	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2024
Eric Sherb

/s/ Jesse Sutton	Chairman and Director	June 7, 2024
Jesse Sutton

/s/ Patrick White	Director	June 7, 2024
Patrick White

/s/ Menachem (Mark) Kahn	Director	June 7, 2024
Menachem (Mark) Kahn

/s/ Victor Setton	Director	June 7, 2024
Victor Setton

/s/ Hank Cohn	Director	June 7, 2024
Hank Cohn